Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211071

Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.875% Subordinated Notes due 2027	$750,000,000	$93,375

(1)	Calculated in accordance with Rule 457 (r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 2, 2016)

US$750,000,000

Bancolombia S.A.

4.875% Subordinated Notes due 2027

We are offering US$750,000,000 of our 4.875% subordinated Notes due 2027 (the “Notes”). The Notes will mature on October 18, 2027. The Notes will bear interest at 4.875% per year from and including the issuance date of the Notes to, but excluding, the Reset Date. From and after the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest on the outstanding principal amount at a rate per annum equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) 292.9 basis points as calculated by the issuer. Interest is payable semi-annually, in arrears, on and of each year, beginning April 18, 2018. The Notes will be subject to redemption prior to the maturity date, as further described herein.

UPON THE OCCURRENCE OF A WRITE-DOWN EVENT, AS DEFINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES, INTEREST AND ADDITIONAL AMOUNTS, IF ANY, MAY BE PERMANENTLY REDUCED TO THE EXTENT REQUIRED TO RESTORE OUR CAPITAL RATIOS. NO INTEREST WILL ACCRUE ON ANY PRINCIPAL AMOUNT OF THE NOTES THAT IS SO REDUCED. IF A WRITE-DOWN EVENT OCCURS, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

The Notes will be our unsecured subordinated obligations and will rank junior to all of our existing and future senior obligations and will rank senior only to our capital stock and any other instrument that may qualify as Tier One Capital for purposes of Colombian banking laws, if any, and which is expressly or effectively subordinated to the Notes. The Notes will not be guaranteed by our subsidiaries and will not be entitled to any sinking fund.

We will apply to list the Notes on the New York Stock Exchange (the “NYSE”). Currently, there is no public market for the Notes.

Investment in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about certain risk factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not intended to be sold and should not be sold to retail clients in the EEA, as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, as amended or replaced from time to time, other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page i of this prospectus supplement for further information.

THE INFORMATION SUBMITTED TO THE SUPERINTENDENCIA FINANCIERA DE COLOMBIA (THE COLOMBIAN SUPERINTENDENCY OF FINANCE) AND THE POTENTIAL QUALIFICATION OF THE NOTES AS TIER TWO CAPITAL WILL NOT CONSTITUTE AN OPINION OF THE COLOMBIAN SUPERINTENDENCY OF FINANCE WITH RESPECT TO APPROVAL OF THE QUALITY OF THE NOTES OR OUR SOLVENCY. THE NOTES MAY NOT BE PUBLICLY OFFERED OR SOLD IN THE REPUBLIC OF COLOMBIA.

	Per note	Total
Public offering price(1)	100.000%	US$750,000,000
Underwriting discount	0.350%	US$2,625,000
Proceeds, before expenses, to us	99.650%	US$747,375,000

(1)	Plus accrued interest, from October 18, 2017, if settlement occurs after that date.

We expect that delivery of the Notes will be made to purchasers in book-entry form through The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about October 18, 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	UBS Investment Bank

Co-Manager

Valores Banistmo

The date of this prospectus supplement is October 11, 2017.

Restrictions on marketing and sales to retail investors

The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors.

In particular, in June 2015, the U.K. Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which took effect from 1 October 2015 (the “PI Instrument”).

Under the rules set out in the PI Instrument (as amended or replaced from time to time, the “PI Rules”):

(i)        certain contingent write-down or convertible securities (including any beneficial interests therein), such as the Notes, must not be sold to retail clients in the EEA; and

(ii)       there must not be any communication or approval of an invitation or inducement to participate in, acquire or underwrite such securities (or the beneficial interest in such securities) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case, within the meaning of the PI Rules), other than in accordance with the limited exemptions set out in the PI Rules.

Certain of the underwriters or their affiliates are required to comply with the PI Rules. By purchasing, or making or accepting an offer to purchase, any Notes (or a beneficial interest in such Securities) from the Issuer and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to the Issuer and each of the underwriters that:

1.       it is not a retail client in the EEA (as defined in the PI Rules);

2.       whether or not it is subject to the PI Rules, it will not

(A)        sell or offer the Notes (or any beneficial interest therein) to retail clients in the EEA or

(B)       communicate (including the distribution of this prospectus supplement or approve an invitation or inducement to participate in, acquire or underwrite the Notes (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case within the meaning of the PI Rules), in any such case other than (i) in relation to any sale or offer to sell Notes (or any beneficial interests therein) to a retail client in or resident in the United Kingdom, in circumstances that do not and will not give rise to a contravention of the PI Rules by any person and/or (ii) in relation to any sale or offer to sell Notes (or any beneficial interests therein) to a retail client in any EEA member state other than the United Kingdom, where (a) it has conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Notes (or such beneficial interests therein) and is able to bear the potential losses involved in an investment in the Notes (or such beneficial interests therein) and (b) it has at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to it or, to the extent MiFID does not apply to it, in a manner which would be in compliance with MiFID if it were to apply to it; and

3.       it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Notes (or any beneficial interests therein), including (without limitation) any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Notes (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes (or any beneficial interests therein) from the Issuer and/or the underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

This document is divided in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, accompanying prospectus and in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus supplement contains the terms of this offering. This prospectus supplement, or the information incorporated by reference in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Bancolombia,” “Bancolombia Group”, the “Bank,” “we,” “us” or “our” mean Bancolombia S.A. and its consolidated subsidiaries taken as a whole. In addition, all references in this prospectus supplement and the accompanying prospectus to “pesos,” “Ps” and “COP” are to the currency of Colombia and references to “U.S. dollars” and “US$” are to the currency of the United States of America. Also, as used herein, the term “billion” means one thousand million, or 1,000,000,000.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the underwriters, Valores Banistmo or any other person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to its date. Our business, financial condition, results of operation and/or prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us, the underwriters and Valores Banistmo to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Available Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We are also subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Information about us on any website and not incorporated by reference in this prospectus supplement is not part of this prospectus supplement. You may read and copy any documents filed or furnished by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the NYSE located at 20 Broad Street, New York, New York 10005.

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Incorporation of Certain Information by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that has also been filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file the document incorporated by reference with the SEC. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is completed or terminated will be incorporated by reference into this prospectus supplement and will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus supplement our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on May 1, 2017 (the “Annual Report”).

The preceding document supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Information by Reference.”

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.
Carrera 48 # 26-85, Avenida Los Industriales
Medellín, Colombia
Attention: General Secretary
Telephone Number: (574) 404-1837

-iv-

Exchange Rates

This prospectus supplement converts certain peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. The Federal Reserve Bank of New York does not report a rate for pesos. Unless otherwise indicated, such peso amounts have been converted at the rate of COP 3,050.43 per US$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) calculated on June 30, 2017. The representative market rate is computed and certified by the Superintendencia Financiera de Colombia, the Colombian Superintendency of Finance (the “SFC”), on a daily basis and represents the weighted average of the buy/sell foreign exchange rates negotiated on the previous day by certain financial institutions authorized to engage in foreign exchange transactions (including us). The SFC also calculates and certifies the average representative market rate for each month for purposes of preparing financial statements and converting amounts in foreign currency to pesos. You should not construe these convenience conversions as a representation that the peso amounts correspond to, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate.On June 30, 2017 and June 30, 2016, the representative market rate was COP 3,050.43 and 2,919.01 per US$1.00, respectively, as published on July 4, 2017 and July 1, 2016, respectively. On September 22, 2017, the representative market rate was COP 2,900.73 per US$1.00, as published on September 25, 2017.

The following table sets forth the low and high peso per U.S. dollar exchange rates and the peso/U.S. dollar representative market rate on the last day of the month, for each of the last six months:

Recent exchange rates of U.S. Dollars per Peso

Month	Low	High	Period End
September 2017	2,893.18	2,941.07	2,936.67

August 2017	2,933.96	3,011.14	2,948.09

July 2017	2,995.23	3,092.65	2,997.59

June 2017	2,893.76	3,053.90	3,050.43

May 2017	2,873.22	2,967.44	2,921.00

April 2017	2,837.90	2,947.85	2,947.85

Source: SFC.

The following table sets forth the peso/U.S. dollar representative market rate on the last day of the year and the average peso/U.S. dollar representative market rate (calculated by using the average of the representative market rates on the last day of each month during the year) for each of the five most recent financial years.

Peso/U.S.$1.00 representative market rate

Period	Period End	Average
2016	3,000.71	3,039.23
2015	3,149.47	2,773.43
2014	2,392.46	2,019.38
2013	1,926.83	1,881.04
2012	1,768.23	1,798.08

Source: SFC.

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Forward-Looking Statements

This prospectus supplement contains statements which may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Words such as “anticipate,” “believe,” “estimate,” “approximate,” “expect,” “may,” “intend,” “plan,” “predict,” “target,” “forecast,” “guideline,” “should,” “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause our actual results to differ, perhaps materially, from those in our forward-looking statements appear in a number of places in this prospectus supplement and the documents incorporated in this prospectus supplement by reference and include, but are not limited to:

•	changes in general economic, business, political, social, fiscal or other conditions in Colombia, El Salvador, Panama, Guatemala or the other countries where we operate;

•	changes in capital markets or in markets in general that may affect policies or attitudes towards lending;

•	changes in tax laws in Colombia, El Salvador, Panama, Guatemala or the other countries where we operate;

•	unanticipated increases in our financing and other costs, or our inability to obtain additional debt or equity financing on attractive terms;

•	inflation, changes in foreign exchange rates, and changes in interest rates;

•	internal security issues and sovereign risks affecting the countries where we operate, especially Colombia;

•	liquidity risks;

•	increases in delinquencies by our borrowers;

•	lack of acceptance of new products or services by our targeted customers;

•	competition in the banking, financial services, credit card services, insurance, asset management, remittances, business and other industries in which we operate;

•	adverse determination of legal or regulatory disputes or proceedings;

•	changes in official regulations or the Colombian government’s banking policy as well as other changes in laws, regulations or policies in the jurisdictions in which we do business;

•	regulatory issues relating to acquisitions;

•	changes in business strategy;

•	decreases in our capital levels; and

•	other factors identified or discussed under “Risk Factors” in this prospectus supplement and elsewhere in the Annual Report, which is incorporated in this prospectus supplement by reference.

Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update publicly or revise any forward-looking statements after the date on which they are made in light of new information, future events and other factors.

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Enforcement Of Civil Liabilities Against Foreign Persons

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus supplement are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard & Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, (Código General del Proceso), which provide that the foreign judgment will be enforced if:

1.	A treaty or convention exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia;

2.	The foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed;

3.	The ruling does not contradict Colombian laws relating to public order other than those governing judicial procedures;

4.	The foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly legalized copy of the judgment has been presented to a competent court in Colombia;

5.	The foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

6.	No proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties; and

7.	In the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action.

In the course of the exequatur proceedings, both the plaintiff and the defendant are granted the opportunity to request the production of evidence in connection with the requirements listed above. In addition, before the judgment is rendered, each party may file final allegations in support of such party’s position. The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

As of the enactment of Law 1563 of 2012, in force as of October 13, 2012, international arbitration awards issued by arbitral tribunals sitting in Colombia are not subject to exequatur or recognition proceedings to be recognized, except when the parties waived their right to request the annulment of the award.

Recognition of international arbitration awards may only be denied pursuant to the grounds described in article 112 of Law 1563 of 2012:

when it is proved by the party against which recognition is sought that:

•	the party to the arbitration agreement was, under the applicable law, under some incapacity, or said agreement is not valid; or

•	the party against whom the award is enforced was not given proper notice of the appointment of an arbitrator or of the initiation of the arbitration proceeding or was otherwise unable to present its rights in the case; or

•	the subject matter of the award is a dispute not included within the terms of the submission to arbitration or it contains decisions on matters beyond the scope of the arbitration agreement (if the decisions on matters submitted to arbitration can be separated from those not submitted, the first may be recognized and enforced); or

•	the integration of the arbitration tribunal or the arbitral procedure was not in accordance with the agreement of the parties, or in accordance with the law of the country where the arbitration took place; or

•	the award is not yet binding become binding for the parties or was annulled or suspended by an authority of the country in which the award was issued; or

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when the competent judicial authority verifies that:

•	in accordance with Colombian law, the matter may not be subject to arbitration; or

•	the recognition or enforcement of the award would be contrary to Colombian international public policy.

If there is an annulment petition or a motion for suspension filed before a judicial authority of the country where the arbitration is located, then the Colombian judicial authorities may suspend of its ruling on the award’s recognition.

The above events are similar to the ones regulated in articles V and VI of the New York Convention.

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SUMMARY

This summary highlights selected information from, or incorporated by reference in, this prospectus supplement or the accompanying prospectus, but does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document, including the “Risk Factors” and the financial statements and the related Notes thereto, before making an investment decision.

Company Overview

We are Colombia’s leading financial institution, providing a wide range of financial products and services to a diversified individual and corporate customer base throughout Colombia as well as in other jurisdictions, such as Panama, El Salvador, Puerto Rico, the Cayman Islands, Peru and the United States.

Over the last three years, our assets have increased through organic growth and acquisitions. Since June 2014, our assets have grown at a compound annual growth rate of 16.30%. As of June 30, 2017, we had, on a consolidated basis:

•	COP 203,181 billion in total assets;

•	COP 150,747 billion in total net loans and financial leases;

•	COP 128,477 billion in total deposits; and

•	COP 21,831 billion in stockholders’ equity.

Our consolidated net income attributable to equity holders of the parent company for the year ended December 31, 2016 and for the six months ended June 30, 2017 was COP 2,865 billion and COP 1,262 billion, respectively, representing an annualized average return on equity attributable to the owners of the parent company of 14.52% and 11.80%, respectively, and an annualized average return on assets of 1.49% and 1.30%, respectively.

We are a stock company (sociedad anónima) domiciled in Medellín, Colombia, and we operate under Colombian laws and regulations, principally the Colombian Code of Commerce, Decree 663 of 1993 and Decree 2555 of 2010, as amended. We were incorporated in Colombia in 1945 under the name Banco Industrial Colombiano S.A. or “BIC”. In 1998, we merged with Banco de Colombia S.A., and changed our legal name to Bancolombia S.A. On July 30, 2005, Conavi and Corfinsura merged with and into Bancolombia, with Bancolombia as the surviving entity. Through this merger, Bancolombia gained important competitive advantages, as Conavi and Corfinsura were two of the top financial institutions in the Colombian market at the time. Conavi, a mortgage bank in Colombia and one of the strongest in retail operations, significantly increased the Bank’s participation and know-how in these specific markets. On the other hand, Corfinsura, then the largest financial corporation in Colombia and highly regarded for its expertise in handling large and mid-sized corporate credit loans and financial services, its investment bank and its modern and diversified treasury department, significantly strengthened our full service franchise.

In May 2007, Bancolombia Panamá acquired Banagrícola S.A., which controls several subsidiaries, including Banco Agrícola S.A. (“Banco Agrícola”) in El Salvador, and is dedicated to banking, commercial and consumer activities, insurance and brokerage. Through this first international acquisition, we gained a leadership position in the Salvadorian financial market.

In October 2013, we acquired a 100% percent interest of the outstanding equity of Banistmo, a Panamanian banking entity and its subsidiaries involved in the securities brokerage, trust, consumer finance, and leasing businesses in Panama.

Also in October 2013, our wholly-owned subsidiary Bancolombia Panama acquired a 40% interest in Grupo Agromercantil, the parent company of Banco Agromercantil de Guatemala, and certain other companies dedicated to securities brokerage, insurance, and other financial businesses in Guatemala. Bancolombia Panama acquired an additional 20% interest and control of Grupo Agromercantil on December 30, 2015.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB”, and on the Colombian Stock Exchange, where our preferred shares are traded under the symbol “PFBCOLOM.” Since 1981, our common shares have been traded on Colombian exchange under the symbol “BCOLOMBIA.”

Strategy

Throughout its history, Bancolombia has executed a strategy that has allowed it to create a platform for growth. This strategy has been evidenced in the creation of a universal banking model, in local and international acquisitions to expand its market, in access to the main capital markets of the world, in the creation of a physical network with ample coverage, and in the consolidation of one of the most valuable and reputable brands in Colombia.

Our strategic aspiration is to be the leading financial group that sets the trend, generating a superior experience for its customers, pride for its employees and value for its shareholders, in a sustainable way.

S-1

The main objectives of Bancolombia’s strategy for the medium term are:

•	Continue to foster a culture of innovation across the Bancolombia Group, to reduce costs, operational risks, increase revenue through digital solutions and promote efficient decision-making processes.

•	Maintain operational excellence by focusing on process optimization, re-balancing our branch network, continuing strict cost control across divisions and countries, and enhancing our offering of digital services to clients.

•	Complete the integration of our Central American operations.

•	Focus on growing our fee income, in particular through the distribution of insurance products by our existing salesforce, and the development of our asset management presence and capabilities.

•	Enhance our funding cost advantage by optimizing our capital raising across platforms and jurisdictions, using digital channels to capture low-cost funds without the need for physical infrastructure, and managing our interest rate risk to protect our net interest margin.

Recent Developments

Tender Offer for Outstanding Subordinated Notes

On September 25, 2017, Citigroup Global Markets Inc., as offeror, commenced a cash tender offer (the “Tender Offer”) for Bancolombia S.A.’s 6.125% Subordinated Notes due 2020 and 5.125% Subordinated Notes due 2022 (together, the “Old Notes”), up to an Aggregate Maximum Tender Consideration of U.S.$750,000,000. As of June 30, 2017, the aggregate principal amount outstanding of the 6.125% Subordinated Notes due 2020 and 5.125% Subordinated Notes due 2022 was U.S.$ 620,000,000 and U.S.$1,424,513,000, respectively.

The Tender Offer will expire at 11:59 P.M., New York City time, on October 24, 2017, unless extended or earlier terminated (the “Expiration Date”). Holders of Old Notes who validly tendered and did not validly withdraw their Old Notes at or prior to 5:00 P.M., New York City time, on October 10, 2017, unless extended or earlier terminated (the “Early Tender Date”), will be eligible to receive the total consideration, which includes an early tender payment, plus accrued and unpaid interest up to, but not including the early settlement date for the Tender Offer. The Tender Offer was fully subscribed as of the Early Tender Date. Accordingly, the offeror will not accept for purchase any additional Old Notes tendered after the Early Tender Date.

The early settlement of the Tender Offer is expected to occur prior to the closing of this offering.  It is intended that Old Notes validly tendered at or prior to the Early Tender Date and purchased by Citigroup Global Markets Inc. in the Tender Offer (the “Early Tendered Old Notes”) will be exchanged by Citigroup Global Markets Inc. for a portion of the Notes offered hereby and a relating decrease in an amount equal to the aggregate purchase price for the Early Tendered Old Notes, in the cash consideration to be paid to Bancolombia by the underwriters in this offering (the “Exchange”).  The consideration that Citigroup Global Markets Inc. will receive from Bancolombia in exchange for the Early Tendered Old Notes is fixed pursuant to an exchange settlement agreement between Bancolombia and Citigroup Global Markets Inc., dated as of September 25, 2017.

The Tender Offer is conditioned on the satisfaction, or waiver by Citigroup Global Markets Inc. and Bancolombia, of certain conditions, including, but not limited to, the pricing of this offering. This prospectus supplement is not an offer to purchase, or the solicitation of an offer to sell, Old Notes.

The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase, dated September 25, 2017.

S-2

The Offering

The following summary is not intended to be complete. For a more detailed description of the Notes, see “Description of the Notes.”

Issuer	Bancolombia S.A.

Securities Offered	US$750,000,000 in aggregate principal amount of 4.875% Subordinated Notes due 2027.

Issue Price	100.000% of the principal amount of the Notes, plus accrued interest, if any from October 18, 2017.

Maturity	The Notes will mature on October 18, 2027.

Interest

4.875% per year on the outstanding principal amount from and including the closing date of the Notes offering to, but excluding, the Reset Date.

From and after the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at a rate per annum on the outstanding principal amount equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) 292.9 basis points as calculated by the issuer.

Interest will be payable semi-annually, in arrears, on April 18 and October 18 of each year, beginning on April 18, 2018.

In the event that we default on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, we will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and will pay interest on overdue installments of interest at the same rate to the extent lawful.

Loss Absorption; Reduction of Principal, Interest and Other Amounts

The Notes provide that, as determined by applicable Colombian laws and regulations then in effect, if: (i) our Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio (as such terms are defined in “Description of the Notes”) is below 4.5%; or (ii) if the SFC, in its discretion, otherwise so determines in writing, the outstanding principal, accrued and unpaid interest, and any other amounts due on the Notes will be permanently reduced, pro rata with reductions in the outstanding principal, accrued and unpaid interest and any other amount due on other Tier Two Capital subordinated Indebtedness as to which a Write-Down Event (as defined in “Description of the Notes”) has occurred, if any, (other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes) by an amount needed to (x) restore the Basic Individual Solvency Ratio to 6%; (y) restore the Basic Consolidated Solvency Ratio to 6%; or (z) comply with the order of the SFC to restore the Basic Individual Solvency Ratio or Basic Consolidated Solvency Ratio to 6%, as applicable; provided, that the principal amount of the Notes may not be written down below zero. Furthermore, any such reduction will not constitute an Event of Default under the Notes.

As of the date of their initial issuance, the Notes will be the only debt securities we have that include the loss absorption feature described above. If a Write-Down Event occurs, holders of the Notes may suffer a permanent loss of some or all of their principal, interest or other amounts due on the Notes. No interest will accrue on any amount of principal reduced as a result of a Write-Down Event, and the occurrence of a Write-Down Event will not constitute an Event of Default.

Form and Denomination	The Notes will be issued in registered form, without coupons, and in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

Payment Currency	All amounts due in respect of principal, interest or the additional amounts, if any, will be paid in U.S. dollars.

Ranking	The Notes will be our unsecured subordinated obligations. In the event of our liquidation under Colombian law, the Notes will rank:

• junior in right of payment to the prior payment in full of all our existing and future Senior External Liabilities (as defined in “Description of the Notes”). As of June 30, 2017, we have COP171,910.31 billion of Senior External Liabilities;

• pari passu with all our other present or future Tier Two Capital subordinated Indebtedness (as defined in “Description of the Notes”) other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes. As of June 30, 2017, we have COP 7,633.88 billion of outstanding Tier Two Capital subordinated Indebtedness; and

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•         senior in right of payment only to subordinated instruments constituting Tier One Capital (of which we currently have none outstanding) and our capital stock.

As a result of the operation of the provisions of the Notes described under “Description of the Notes—Loss Absorption”, Holders may recover less ratably than holders of pari passu subordinated debt of the Bank that does not include a similar loss absorption feature. As of June 30, 2017, after giving pro forma effect to the offering of Notes and the completion of the Tender Offer (assuming that tenders of Old Notes are accepted on the Early Tender Date for an aggregate purchase amount equal to the Aggregate Maximum Tender Consideration), we would have had approximately COP5,583 billion aggregate principal amount of subordinated indebtedness that does not include a similar loss absorption feature.

Optional Redemption	At our option, in whole but not in part, on the Reset Date, at a redemption price equal to 100% of the outstanding aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption, subject to certain conditions, including prior approval of the SFC if so required at the time of redemption (as further described in “Description of the Notes”).

Optional Redemption upon Tax or Regulatory Event

The following optional redemption rights are not permitted under current Colombian regulations. We will not be able to exercise these optional redemption rights unless regulations are implemented permitting us to do so.

Notwithstanding the foregoing, and provided that regulations are implemented that permit us to do so, at any time after the Issue Date (as defined in the “Description of the Notes”) and subject to certain conditions, we may redeem the Notes in whole, but not in part, at a price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the relevant date of redemption, following the occurrence of a Regulatory Event or a Tax Event. See “Description of the Notes—Optional Redemption upon Tax Event or Regulatory Event.”

Merger and Sales of Assets	The indenture governing the Notes will contain a covenant that limits our ability to merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity. See “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.”

Limitation on Acceleration of Notes	If we fail to make payment of principal, interest or Additional Amounts, if any, on the Notes (and, in the case of payment of principal, such failure to pay continues for seven days or, in the case of payment of interest or additional amounts, such failure to pay continues for 30 days), each holder of the Notes has the right to demand and collect under the indenture, and we will pay to the holders of the Notes the applicable amount of such due and payable principal, accrued interest and any Additional Amounts on the Notes; provided, however, that to the extent that the SFC has adopted an Intervention Measure (as defined in “Description of the Notes”), under the Colombian bankruptcy laws, the holders of the Notes would not be able to commence independent collection proceedings to recover amounts owed. There is no right of acceleration in the case of a default in any payment on the Notes or the performance of any of our other obligations under the indenture or the Notes. Notwithstanding the immediately preceding sentence, the holders of the Notes shall have the right to accelerate the payments due under the Notes upon the Bank’s liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee may pursue any available remedy (excluding acceleration, except as provided in “Description of the Notes”) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision under the indenture. See “Colombian Banking Regulations—Bankruptcy Considerations.”

Listing	We will apply to list the Notes on the New York Stock Exchange. Currently, there is no public market for the Notes, and there is no guarantee that a trading market for the Notes will develop.

Use of Proceeds	We do not expect to have any net cash proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses. Pursuant to the Exchange, the Early Tendered Notes purchased by Citigroup Global Markets Inc. in connection with the Tender Offer will be exchanged by Citigroup Global Markets Inc. for a portion of the Notes offered hereby. See “Use of Proceeds” and “Underwriting.”

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Issuance of Additional Securities	Following this offering, we may issue additional Notes having identical terms and conditions as the Notes offered hereby except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with applicable securities laws, which are not adverse in any material respect to any Holder of any outstanding Notes.

Trustee	The Bank of New York Mellon.

Governing Law

State of New York; except for the authorization and execution of the offering documentation by the Bank and the subordination provisions of the Notes, which will be governed by the laws of Colombia.

The qualification of the Notes as Tier Two Capital will be determined pursuant to applicable Colombian banking law and regulations.

Risk Factors

See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of certain factors you should consider carefully before deciding to invest in the Notes.

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Summary Consolidated Financial Data

The following table presents the Bank’s summary consolidated financial information and other data as of and for each of the periods indicated. The financial information and other data as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 have been derived from the Bank’s audited consolidated financial statements as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 and the Notes related thereto included in the Annual Report. The financial information and other data as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 have been derived from the Bank’s unaudited condensed consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 and the Notes related thereto included elsewhere in this prospectus supplement. The unaudited summary consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

	For the Year Ended				For the Six Months Ended
(Amounts in Millions of COP and Thousands of US$)(1)	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2016	June 30, 2016	June 30, 2017	June 30, 2017
CONSOLIDATED STATEMENT OF INCOME:
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	CO P 6,007,552	COP 7,231,703	COP 9,695,705	US$ 3,178,472	COP 4,731,916	COP 5,254,697	US$ 1,722,609
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	5,138,347	5,556,602	6,964,553	2,283,138	3,563,673	3,690,504	1,209,831
Profit before tax	3,104,594	3,235,635	3,968,282	1,300,893	2,086,188	1,965,182	644,231
Net income	2,429,785	2,608,898	2,954,947	968,699	1,187,391	1,317,447	431,889
OTHER DATA
Profitability ratios(2):
Net interest margin(3) from continuing operations	5.30%	5.25%	5.96%	5.96%	5.86%	6.23%	6.23%
Return on average total assets(4) from continuing operations	1.72%	1.53%	1.49%	1.49%	1.17%	1.28%	1.28%
Return on average stockholders’ equity(5)	14.81%	13.62%	14.52%	14.52%	11.56%	11.83%	11.83%
Efficiency ratio(2):
Operating expenses to net operating income	56.30%	54.57%	51.02%	51.02%	51.20%	51.45%	51.45%
Capital ratios (at period end):
Technical capital to risk weighted assets(%)	N/A	12.46%	13.26%	13.26%	13.16%	14.34%	14.34%
Asset quality (at period end):
Past due loans to loans principal	2.62%	2.98%	3.31%	3.31%	3.10%	4.27%	4.27%
“C,” “D” and “E” loans as a percentage of loans principal(6)	3.81%	3.95%	5.07%	5.07%	4.71%	5.29%	5.29%
Allowances for loan and lease losses as a percentage of past due loans	145.55%	115.16%	125.90%	125.90%	121.36%	104.57%	104.57%
Allowance for loan and lease losses as a percentage of “C,” “D” and “E” loans(6)	100.09%	87.00%	82.08%	82.08%	79.93%	84.26%	84.26%
Allowance for loan and lease losses as a percentage of total loans and financial leases(7)	3.81%	3.43%	4.17%	4.17%	3.76%	4.46%	4.46%
Operating Data:
Number of branches (at period end)(8)	1,067	1,274	1,247	1,247	1,173	1,087	1,087

	As of				As of
	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2016	June 30, 2016	June 30, 2017	June 30, 2017
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
Assets:
Loans and advances to customers and financial institutions (9)	COP 115,173,653	COP 145,620,639	COP 151,747,486	US$ 49,746,261	COP 145,835,980	COP 158,232,208	US$ 51,872,099
Financial assets Investments	12,784,223	14,277,824	13,060,653	4,281,578	12,701,160	15,273,122	5,006,875
Other assets	21,672,005	33,074,404	31,452,905	10,310,974	29,862,177	29,675,407	9,728,270
Total Assets	149,629,881	192,972,867	196,261,044	64,338,813	188,399,317	203,180,737	66,607,244
Liabilities And Stockholders’ Equity:
Deposits by customers	COP 94,769,319	COP 121,802,028	COP 124,624,011	40,854,572	COP 114,586,083	COP 128,476,933	US$ 42,117,647
Borrowings from other financial institutions	13,852,284	19,721,184	18,905,843	6,197,763	19,954,723	17,525,689	5,745,318
Debt securities in issue	14,527,403	19,435,865	18,704,809	6,131,860	18,102,041	18,298,359	5,998,616
Other liabilities	9,114,395	11,605,871	11,549,401	3,786,155	15,310,787	15,796,644	5,178,496
Total liabilities	132,263,401	172,564,948	173,784,064	56,970,350	167,953,634	180,097,625	59,040,077
Equity	17,366,480	20,407,919	22,476,980	7,368,463	20,445,683	23,083,112	7,567,167
Total liabilities and stockholders’ equity	149,629,881	192,972,867	196,261,044	64,338,813	188,399,317	203,180,737	66,607,244

(1)	Amounts stated in U.S. dollars have been converted at the rate of COP 3,050.43 per US$1.00, which is the representative market rate calculated on June 30, 2017, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, United States dollars at the representative market rate or any other rate.

(2)	Ratios were calculated on the basis of monthly averages.

(3)	Net interest income divided by monthly average interest-earning assets.

(4)	Net income divided by monthly average total assets.

(5)	Net income divided by average stockholders’ equity.

(6)	See Item 4. “Information on the Company—E. Selected Statistical Information—E.3. Loan Portfolio-Risk Categories” in the Annual Report for a description of “C”, “D” and “E” Loans.

(7)	Allowances are reserves for the principal of loans.

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(8)	Number of branches does not include branches of the Bank’s subsidiaries.

(9)	Includes financial leases.

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Risk Factors

Investing in the Notes involves risks. Before you invest in the Notes, you should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance or business operations.

RISKS RELATING TO COLOMBIA AND OTHER COUNTRIES WHERE THE BANK OPERATES

Changes in economic and political conditions in Colombia, El Salvador, Panama, and Guatemala or in the other countries where the Bank operates may adversely affect the Bank’s financial condition and results of operations.

The Bank’s financial condition, results of operations and asset quality are significantly dependent on the macroeconomic and political conditions prevailing in Colombia, El Salvador, Panama, Guatemala and the other jurisdictions in which the Bank operates. Accordingly, decreases in the growth rate, periods of negative growth, increases in inflation, changes in policy, or future judicial interpretations of policies involving exchange controls and other matters including currency depreciation, inflation, interest rates, taxation, banking laws and regulations and other political or economic developments in such jurisdictions may affect the overall business environment and may in turn negatively affect the Bank’s financial condition and results of operations.

In particular, the governments of Colombia, Panama, Guatemala and El Salvador have historically exercised substantial influence on their economies, and they are likely to continue to implement policies that will have an important impact on the business and results of operations of the entities in such countries (including the Bank), market conditions and prices and rates of return on securities of local issuers (including the Bank’s securities). Potential changes in laws, public policies and regulations may cause instability and volatility in Colombia, Panama, Guatemala and El Salvador, and their respective markets. Future developments in government policies could negatively affect the Bank’s business and financial condition and the market value of its securities.

Although Colombia and Panama currently have investment grade credit ratings from international rating agencies, El Salvador and Guatemala do not. As of the date of this prospectus supplement, El Salvador has a long-term debt rating of Caa1 (stable) from Moody’s, and CC (negative watch) by S&P. Guatemala has ratings of Ba1 (stable) and BB+ (negative) from Moody’s and S&P, respectively. Further downgrades in the ratings of either country, or the failure of Colombia or Panama to maintain investment grade credit ratings, could increase the Bank’s financing costs and adversely affect our results of operation and financial condition.

The economies of the countries in which the Bank operates are vulnerable to external effects that could be caused by significant economic difficulties experienced by their major regional trading partners or by more general contagion effects, which could have a material adverse effect on economic growth in these countries and their ability to service their public debt.

A significant decline in economic growth or a sustained economic downturn of any of Colombia’s, El Salvador’s, Panama’s or Guatemala’s major trading partners (i.e., the European Union, the United States, China and other Latin American countries for Colombia, El Salvador and Panama) could have a material adverse impact on Colombia’s, El Salvador’s, Guatemala’s and Panama’s balance of trade and remittances inflows, resulting in lower economic growth.

Deterioration in the economic and political situation in neighboring countries could adversely affect the economy and cause instability in Colombia, Panama, El Salvador and Guatemala by disrupting their diplomatic or commercial relationships with neighboring countries. Any future tensions may cause political and economic uncertainty, instability, market volatility, low confidence levels and higher risk aversion by investors and market participants that may negatively affect economic activity in any of those jurisdictions.

Events occurring in a market where we do not operate may cause international investors to have an increased risk perception of an entire region or class of investment, which could in turn negatively affect market prices and liquidity of securities issued or owned by the Bank.

Any additional taxes resulting from changes to tax regulations or the interpretation thereof in Colombia, El Salvador, Panama, Guatemala or other countries in which the Bank operates, could adversely affect the Bank’s consolidated results.

Uncertainty relating to tax legislation poses a constant risk to the Bank. Changes in legislation, regulation and jurisprudence can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting deductions and exemptions, and eliminating incentives and non-taxed income. Notably, the Salvadorian government has significant fiscal deficits that may result in future tax increases. Higher taxes could negatively affect the Bank’s results of operations and cash flow. In addition, national or local taxing authorities may not interpret tax regulations in the same way that the Bank does. Differing interpretations could result in future tax litigation and associated costs.

Exchange rate fluctuations may adversely affect the Colombian economy and the Bank’s results.

Colombia has adopted a floating exchange rate system. The Banco de la República (the “Central Bank”) maintains the power to intervene in the exchange market in order to consolidate or dispose of international reserves, and to control any volatility in the exchange rate. From time to time, including during 2017, there have been significant fluctuations in the exchange rate between the Colombian peso and the U.S. dollar. Unforeseen events in the international markets, fluctuations in interest rates, volatility of the oil price in the international markets, or changes in capital flows, may cause exchange rate instability that could generate sharp movements in the value of the peso. Because a portion of the Bank’s assets and liabilities are denominated in, or indexed to, foreign currencies, especially the U.S. dollar, sharp movements in exchange rates may negatively impact the Bank’s results.

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Colombia has experienced several periods of violence and instability that could affect the economy and the Bank.

Colombia has experienced periods of criminal violence over the past four decades, primarily due to the activities of guerilla groups and drug cartels. In response, the Colombian government has signed a peace treaty with the Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia or “FARC”). Additionally, the Colombian government is currently in the process of negotiating a peace treaty with the National Liberation Army (Ejercito de Liberación Nacional or “ELN”). Despite these efforts, the peace treaty with the FARC or the peace negotiations with the ELN may not lead to a lasting decrease in violence or drug-related crime in Colombia or the successful integration of former guerilla members into Colombian society. An escalation of violence or drug-related crime may have a negative impact on the Colombian economy and on the Bank.

Allegations of corruption against the Colombian government, politicians and private industry could create economic and political uncertainty and could expose us to additional credit risk.

 Allegations of corruption against the Colombian government, politicians and private industry could create economic and political uncertainty should the investigations triggered by these cases reach conclusions or result in further allegations or findings of illicit conduct committed by the accused parties.  Furthermore, proven or alleged wrongdoings could have adverse effects on the political stability in Colombia and the Colombian economy.  These adverse political and economic effects could result in a material adverse effect on our business, including by depressing business volumes, reducing our ability to recover amounts we have loaned to persons or projects involved in illicit or allegedly illicit conduct and/or harming our reputation.

RISK FACTORS RELATING TO THE BANK’S BUSINESS AND THE BANKING INDUSTRY

Our financial results may be negatively affected by changes to accounting standards.

We report our results and financial position in accordance with IFRS as issued by the IASB. Changes to IFRS or interpretations thereof may cause our future reported results and financial position to differ from current expectations, or historical results to differ from those previously reported due to the adoption of accounting standards on a retrospective basis. Such changes may also affect our regulatory capital and ratios. We monitor potential accounting changes and when possible, we determine their potential impact and disclose significant future changes in our financial statements that we expect as a result of those changes. Currently, there are a number of issued but not yet effective IFRS changes, as well as potential IFRS changes, some of which could be expected to impact our reported results, financial position and regulatory capital in the future. In particular, IFRS 9, when fully adopted, will require us to record credit losses on a loans at inception net of expected loss basis instead of recording credit losses on an incurred loss basis. For further information about developments in financial accounting and reporting standards, see Note 2 to the Bank’s consolidated financial statements as of December 31, 2016, “Significant Accounting Policies” in the Annual Report.

Our financial results and our capital ratios may be negatively affected by changes to assumptions supporting the value of our goodwill.

We test the goodwill that we have recognized on the respective balance sheets of our operating segments for impairment at least annually. Our impairment test in respect of the assets recognized for the six months ended June 30, 2017 indicated that our respective goodwill balances are not impaired. The impairment test requires that we make assumptions regarding estimated earnings, discount rates and long-term growth rates impacting the recoverable amount of the goodwill associated with each operating segment and on estimates of the carrying amounts of the operating segments to which the goodwill relates. If the actual results in future periods deviate from the earnings and other assumptions on which our impairment testing is based, the value of the goodwill in any one or more of our businesses may become impaired in the future, resulting in charges to income and possible reductions in our capital ratios. As of June 30, 2017, we had COP6,232 billion of total goodwill.

Changes in banking laws and regulations in Colombia and in other jurisdictions in which the Bank operates could adversely affect the Bank’s consolidated results.

Banking laws and regulations, or their official interpretation, in Colombia and in other jurisdictions in which the Bank operates, have a material effect on the Bank’s business and operations. Banking laws and regulations may change frequently, and changes may be adopted, enforced or interpreted in a manner that may have an adverse effect on the Bank’s business.

Moreover, regulators in certain of the jurisdictions in which Bancolombia operates have been actively considering new banking laws and regulations, and reviewing and revising existing laws and regulations, particularly in relation to capital adequacy and accounting standards. In Colombia, various international developments, such as the adoption of risk-based capital, leverage and liquidity standards by the Basel Committee on Banking Supervision in December 2010, known as “Basel III,” will continue to impact us in the coming years. To prepare for the implementation of the Basel III accords in Colombia, the Ministry of Finance, in consultation with the SFC, effected an internal review of regulations applicable to financial institutions. Decree 2555 of 2010 was amended in 2012 and 2015, modifying certain capital adequacy requirements for Colombian credit institutions. Although Decree 2555 of 2010 maintained the requirement for a credit institution’s Technical Capital (as defined below) to be at least 9.0% of that institution’s total risk-weighted assets (such ratio, the “Capital Adequacy Ratio”), it also introduced a new measure of “core solvency” for Common Equity Tier One Capital (patrimonio básico ordinario), which requires higher quality capital and is set at a minimum of 4.5% of risk-weighted assets. These changes affect the current regulatory capital requirements to which Bancolombia is subject and thereby require equity increases or asset sales.

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Furthermore, banking laws and regulations may create new types of financial entities whose services could compete with the segments or services offered by the Bank. Increased competition could lead to lower margins for affected products and services, and could adversely affect the Bank’s results of operations. For example, Congress enacted Law No. 1735 of 2014, which creates a new type of financial institution with the sole purpose of offering electronic deposits and payments (Sociedades Especializadas en Depósitos y Pagos Electrónicos or “SEDPEs”) in order to promote financial inclusion. Regulation of SEDPEs’ operations, as well as “know-your-customer requirements”, were included by the Colombian Government in Decree 1491 of 2015. SEDPEs’ activities may create a new competitive environment that could adversely affect our consolidated results of operations.

The Bank is subject to regulatory inspections, examinations, inquiries or audits in Colombia and in other countries in which it operates, and any sanctions, fines and other penalties resulting from such inspections, examinations, inquiries or audits could materially and adversely affect the Bank’s business, financial condition, results of operations and reputation.

The Bank is subject to comprehensive regulation and supervision by the banking authorities of Colombia, El Salvador, Guatemala, Panama and the other jurisdictions in which the Bank operates. These Banking authorities have broad powers to adopt regulations and impose other requirements affecting or restricting virtually all aspects of the Bank’s capitalization, organization and operations, including the imposition of anti-money laundering measures and the authority to regulate the terms and conditions on which the banks can extend credit. In the event of non-compliance with applicable regulations, the Bank could be subject to fines, sanctions or the revocation of licenses or permits to operate its business. In Colombia, for instance, if the Bank encounters significant financial problems or becomes insolvent or in danger of becoming insolvent, banking authorities would have the power to order an Intervention Measure on the Bank’s management and operations . Any sanctions, fines and other penalties resulting from non-compliance with regulations in Colombia, El Salvador, Guatemala, Panama and other jurisdictions in which the Bank operates could materially and adversely affect the Bank’s business, financial condition, results of operations and reputation.

An increase in constitutional public interest actions (acciones populares), class actions (acciones de grupo) and other legal actions involving claims for significant monetary awards against financial institutions may affect the Bank’s business and results of operations.

Under the Colombian Constitution, individuals may initiate constitutional public interest or class actions to protect their collective or class rights, respectively. Colombian financial institutions, including the Bank, have experienced a high number of these actions. The great majority of such actions have been related to fees, financial services and interest rates, and their outcome is uncertain. Pursuant to Law 1425 of 2010, monetary awards for plaintiffs in constitutional actions or class actions were eliminated as of January 1, 2011. Nevertheless, individuals continue to have the right to initiate these actions against the Bank.

Future restrictions on interest rates or banking fees could negatively affect the Bank’s profitability.

The Colombian Commercial Code limits the amount of interest we and our Colombian subsidiaries can charge for commercial transactions. These laws impose ceilings on interest charges and possible penalties for violation of those ceilings, including restitution of excess interest, forfeiture of any interest accrued and criminal charges.

The maximum rate of interest that we may charge on commercial loans under Colombian law is limited to 1.5 times the current banking rate (Interés Bancario Corriente), or “IBC”, which is certified by the SFC and calculated as the average of the interest ordinarily charged by banks within a set period of time. The IBC is calculated and certified separately for consumer loans, commercial loans and microcredit (as defined under Colombian law), using data received from regulated banking institutions in Colombia, who must report on a weekly basis all loans disbursed and their respective prices for each of these three categories of credit.

The SFC announces a new rate for consumer loans every three months and a new rate annually for microcredit. We do not intend to make loans at or in excess of the maximum rates determined by the SFC. However, uncertainties in determining the legality of interest rates under Colombian usury laws could result in inadvertent violations, in which case we could be required to forfeit accrued interest and could incur the penalties mentioned above.

On December 20, 2011, the Colombian government used the authority granted by Law No. 1430 of 2010 and Decree 4809 of 2011 to establish caps on the fees banks can charge customers for withdrawals from ATMs outside of their own networks and respective online services. In addition, Law 1793 of 2016 was enacted, which restricts financial institutions from requiring clients to maintain minimum account balances and from charging fees to deactivate their accounts. Further limits or regulations regarding banking fees, and uncertainty with respect thereto, could negatively affect the Bank’s profits generated by the financial inclusion products, such as “Ahorro a la Mano”, “Plan Crecer, Crédito de Bajo Monto” and “Nequi”, among others.

The Bank may also be subject to further regulations and limitations, including on interest and fees, with respect to existing or proposed products and services in Colombia, or in any of the jurisdictions where it operates. Any such limitations could materially and adversely affect the Bank’s business and results of operations.

Financial Conglomerates

On September 21, 2017 the Colombian Congress enacted Law 1870 of 2017, which sets out the principles for supervising and regulating financial conglomerates (Ley de Conglomerados Financieros). The law establishes supervisory and regulatory standards applicable to financial conglomerates, including the identification of such conglomerates and the holding company. As a result of this law, Bancolombia became part of a financial conglomerate with Grupo de Inversiones Suramericana S.A. as its holding company. The law also subjects financial conglomerates to a regime of enhanced supervision and regulation in areas such as corporate governance principles, risk management, and capital adequacy requirements, among others, leading to an increased supervision by the SFC of the Bank’s activities and potential increases in compliance costs and possible limitations on future activities.

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Colombian tax haven regulation could adversely affect the Bank’s business and financial results.

Decree 1966 of 2014, as modified by Decree 2095 of 2014, designates 37 jurisdictions as tax havens for Colombian tax purposes although neither Panama nor other countries in which the Bank operates were included on this list. As a result of the tax haven regulation the Bank’s clients who are residents in such jurisdictions would be subject to (i) higher withholding tax rates including a higher withholding rate on interest and dividends derived from investments in the Colombian securities market, (ii) the transfer pricing regime and its reporting duties, (iii) enhanced ability on the part of Colombian authorities to qualify conduct as abusive under tax regulations, (iv) non-deductibility of payments made to such residents or entities located in tax havens, unless the required tax amount has been withheld and (v) additional information disclosure requirements, any of which could have a negative impact on Bancolombia’s business and financial results.

In order to avoid Panama’s designation as a tax haven, Colombia and Panama signed a memorandum of understanding which establishes that both countries will negotiate a treaty for the avoidance of double taxation. This treaty is expected to include provisions regarding the exchange of information between Colombian and Panamanian tax authorities. Failure to execute a treaty, or the designation of Panama as a tax haven, could result in a negative impact on the Bank’s customer base and, therefore, a potential adverse impact on the Bank’s results of operations and financial condition. On April 28, 2016, the Colombian Ministry of Finance and Public Credit announced the successful conclusion of the negotiations between Colombia and Panama. The two countries stated their intention to enter into a treaty for the avoidance of double taxation by June 2016, with the treaty expected to take effect in 2018. However, as of the date of this prospectus supplement, the treaty had not been entered into.

Tax Reform

During 2016, the Colombian Congress enacted Law 1819 containing a structural tax reform. Changes included (i) an increase in the VAT from 16% up to 19%, (ii) a reduction in the Corporate Income Tax rate and an obligation to make advance payment of a portion of the Corporate Income Tax on account of the tax payable in the immediately succeeding period, (iii) a Dividend Tax for residents (at a rate that varies from 0 to 10%) and for non-residents (at a rate of 5%), if the profits were taxed at the corporate level, and of 35% rate for both residents and non-residents when dividends are paid out of untaxed profits, except where treaty relief is available. In addition, the Financial Transactions Tax was also made permanent, among other changes. The tax reform further contemplates a new criminal offense for tax evasion or providing inaccurate information to tax authorities with respect to assets in an amount equal to or above COP 7,250 SMMLV (Salario Minimo Mensual Legal Vigente). In addition, pursuant to the new regulation, the IFRS accounting standards are to be used in order to interpret tax matters. Pending regulations by relevant authorities pursuant to this recently enacted Tax Reform could have a negative impact on Bancolombia’s business and financial results. For further details related to this tax reform, please see Note 11 to the Bank’s consolidated financial statements as of December 31, 2016, “Income Tax”.

Bancolombia and its Subsidiaries may be subject to adverse consequences under the U.S. Foreign Account Tax Compliance Act

Bancolombia and most of its subsidiaries are considered foreign financial institutions (“FFIs”) under the Foreign Account Tax Compliance Act of 2010 (“FATCA”) and must therefore comply with U.S. information reporting requirements or certification requirements in respect of their United States accountholders and, in certain cases, their direct or indirect shareholders to avoid becoming subject to U.S. withholding tax on certain payments made to Bancolombia and its subsidiaries. The United States has entered into intergovernmental agreements (“Model 1 IGAs”) with a number of countries pursuant to which FFIs in such a country will report information to that country’s government for transmittal to the IRS. FFIs in these countries are generally not subject to U.S. withholding under FATCA. Among the countries where Bancolombia operates, Colombia, the Cayman Islands, and Panama has each signed a Model 1 IGA. Peru has reached an agreement in substance with the IRS, and consented to be treated as having a Model 1 IGA in effect. In addition, certain subsidiaries of Bancolombia located in other countries have transmitted directly to the IRS the information required pursuant to FATCA, since these other countries have not entered into a Model 1 IGA. Given the size and the scope of Bancolombia’s international operations, we have taken and intend to continue to take necessary steps to comply with FATCA, including transmitting to the applicable authorities the reports required under FATCA.

However, if certain affiliates of Bancolombia cannot enter into agreements with the IRS or satisfy the requirements thereunder, certain payments to Bancolombia or its Subsidiaries may be subject to withholding under FATCA. The possibility of such withholding and the need for accountholders and investors to provide certain information may discourage some customers or potential customers from banking with us, thereby adversely affecting our results of operations and financial condition. In addition, compliance with the terms of agreements entered into with the IRS and with FATCA and any other regulations may increase our compliance costs.

The Bank is subject to credit risk, and estimating exposure to credit risk involves subjective and complex judgments.

A number of our products expose the Bank to credit risk. These products include loans, financial leases, guarantees and lending commitments.

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The Bank estimates and establishes reserves for credit risk and potential credit losses. This process involves subjective and complex judgments, including projections of economic conditions and assumptions about the ability of our borrowers to repay their loans. This process is also subject to human error as the Bank’s employees may not always be able to assign an accurate credit rating to a client, which may result in the Bank’s exposure to higher credit risk than indicated by the Bank’s risk rating system. The Bank may not be able to timely detect these risks before they occur, or due to limited resources or available infrastructure, the Bank’s employees may not be able to effectively implement its credit risk management system, which may increase its exposure to credit risk. Moreover, the Bank’s failure to continuously refine its credit risk management system may result in a higher risk exposure for the Bank, which could materially and adversely affect its results of operations and financial position.

Overall, if the Bank is unable to effectively control the level of non-performing or poor credit quality loans in the future, or if its loan loss reserves are insufficient to cover future loan losses, the Bank’s financial condition and results of operations may be materially and adversely affected.

In addition, the amount of the Bank’s non-performing loans may increase in the future as a result of factors beyond the Bank’s control, such as changes in the income levels of the Bank’s borrowers, increases in the inflation rate or an increase in interest rates, the impact of macroeconomic trends and political events affecting Colombia and other jurisdictions in which the Bank operates or has exposure (especially Panama, El Salvador and Guatemala) or events affecting specific industries. Any of these developments could have a negative effect on the quality of the Bank’s loan portfolio, requiring the Bank to increase provisions for loan losses and resulting in reduced profits or in losses.

The Bank is subject to credit risk with respect to its non-traditional banking businesses including investing in securities and entering into derivatives transactions.

Non-traditional sources of credit risk can arise from, among other things: investing in securities, entering into derivative contracts under which counterparties have obligations to make payments to the Bank, and executing securities, futures, currency or commodity trades from the Bank’s proprietary trading desk that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries. Any significant increases in exposure to any of these non-traditional risks, or a significant decline in the credit quality or the insolvency of any of the counterparties, could materially and adversely affect the Bank’s results of operations and financial position.

The Bank is exposed to risks associated with the mortgage loan market.

The Bank is a leader in the mortgage loan markets in which it operates. Colombia’s mortgage loan market is highly regulated and has historically been affected by various macroeconomic factors, as have the mortgage loan markets of Panama, Guatemala and El Salvador. Although interest rates have decreased during recent years, periods of sustained high interest rates have historically discouraged customers from borrowing and have resulted in increased defaults in outstanding loans and deterioration in the quality of assets.

The Bank is subject to concentration of default risks in its loan portfolio. Problems with one or more of its largest borrowers may adversely affect its financial condition and results of operations.

As of and for the six months ended June 30, 2017 , the aggregate outstanding principal amount of the Bank’s 25 largest credit exposures, on a consolidated basis, represented 10.66% of the Bank’s loan portfolio. No single exposure represented more than 2% of the loan book and all of those loans were corporate loans. Problems with one or more of the Bank’s largest borrowers could materially and adversely affect its results of operations and financial position, see “Item 4. Information on the Company – E. Selected Statistical Information – E.3. Loan Portfolio – Borrowing Relationships” of the Annual Report.

The value of the collateral or guarantees securing the outstanding principal and interest balance of the Bank’s loans may not be sufficient to cover such outstanding principal and interest. In addition, the Bank may be unable to realize the full value of the collateral or guarantees securing the outstanding principal and interest balance of its loans.

The Bank’s loan collateral primarily includes real estate, assets pledged in financial leasing transactions and other assets that are located primarily in Colombia, El Salvador, Panama and Guatemala, the value of which may significantly fluctuate or decline due to factors beyond the Bank’s control. Such factors include market factors, environmental risks, natural disasters, macroeconomic factors and political events affecting the local economy. In addition, the Bank may face difficulties in enforcing its rights as a secured creditor. In particular, timing delays, procedural problems in enforcing against collateral and laws and related judicial interpretations that are protective of debtors may make foreclosures on collateral and enforcement of judgments difficult, Any decline in the value of the collateral securing the Bank’s loans may result in a reduction in the recovery from collateral realization and may have an adverse impact on the Bank’s results of operations and financial condition.

The Bank is subject to market risk.

The Bank is directly and indirectly affected by changes in market conditions. Market risk, or the risk of losses in positions arising from movements in market prices, is inherent in the products and instruments associated with our operations, including loans, deposits, securities, bonds, long-term debt, short-term borrowings, proprietary trading in assets and liabilities and derivatives. Changes in market conditions that may affect our financial condition and results of operations include fluctuations in interest and currency exchange rates, securities prices, changes in the implied volatility of interest rates and foreign exchange rates, among others.

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The Bank’s results of operations are sensitive to fluctuations in interest rates.

The Bank holds a substantial portfolio of loans and debt securities that have both fixed and floating interest rates. Therefore, changes in interest rates could adversely affect our net interest margins as well as the value of the debt securities. Increases in interest rates may reduce the market value of the Bank’s debt securities, leading to smaller gains or larger losses on these investments. Sustained high interest rates have historically discouraged customers from borrowing and have resulted in increased delinquencies in outstanding loans and deterioration in the quality of assets. On the other hand, decreases in interest rates may cause margin compression and lower net interest income as the Bank usually maintains more assets than liabilities at variable rates. Decreasing interest rates also may trigger loan prepayments, which could negatively affect the Bank’s net interest income. Generally, in a declining interest rate environment, prepayment activity increases, reducing the weighted average maturity of the Bank’s interest earning assets and adversely affecting its operating results. Prepayment risk also has a significant adverse impact on our earnings from our credit card and collateralized mortgage obligations, since prepayments could shorten the weighted average life of these portfolios, which may result in a mismatch in funding or in reinvestment of the prepayment proceeds at lower yields.

The Bank’s income from its proprietary trading activities is highly volatile.

The Bank derives a portion of its profits from its proprietary trading activities. Income from this activity is highly volatile and depends on numerous factors beyond the Bank’s control, such as the general market environment, overall market trading activity, interest rate levels, fluctuations in exchange rates and general market volatility. A significant decline in the Bank’s trading income, or the incurrence of a trading loss, could adversely affect the Bank’s results of operations and financial position.

The Bank has significant exposure to sovereign risk, and especially Colombian risk, and the Bank’s results could be adversely affected by decreases in the value of its sovereign debt securities.

The Bank’s debt securities portfolio is primarily composed of sovereign debt securities, including securities issued or guaranteed by the Colombian Government. Therefore, the Bank’s results are exposed to credit, market, and liquidity risk associated with sovereign debt. As of June 30, 2017, the Bank’s total debt securities represented 6.86% of its total assets, and 46.78% of these securities were issued or guaranteed by the Colombian Government. A significant decline in the value of the securities issued or guaranteed by the Colombian Government could adversely affect the Bank’s debt securities portfolio and consequently the Bank’s results of operations and financial position.

The Bank is subject to market, operational and structural risks associated with its derivative transactions.

The Bank enters into derivative transactions for hedging purposes and on behalf of its customers. The Bank is subject to market and operational risks associated with these transactions, including basis risk (the risk of loss associated with variations in the spread between the asset yield and the funding and/or hedge cost) and credit or default risk (the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder). In addition, the market practice and documentation for derivative transactions is less developed in some of the the jurisdictions in which the Bank operates as compared to other more economically developed countries, and the court systems in such jurisdictions have limited experience in dealing with issues related to derivative transactions. As a result, there are increased operating and structural risks associated with derivatives transactions in these jurisdictions.

In addition, the execution and performance of derivatives transactions depend on the Bank’s ability to develop adequate control and administrative systems, and to hire and retain qualified personnel. Moreover, the Bank’s ability to adequately monitor, analyze and report these derivative transactions depends, to a great extent, on its information technology systems. These factors may further increase the risks associated with these transactions and could materially and adversely affect the Bank’s results of operations and financial position.

The Bank is subject to operational risks and losses.

The Bank’s businesses are dependent on the ability to process a large number of transactions efficiently and accurately. Operational risks and losses can result from fraud, employee errors, technological failures and failure to properly document transactions or to obtain proper internal authorization, failure to comply with regulatory requirements, breaches of conduct of business rules, equipment failures, natural disasters or the failure of external systems. The Bank has adopted procedures to prevent and manage each of the operational risks, but there can be no assurance that our procedures will be sufficient to prevent losses resulting from these risks.

In addition, the Bank’s businesses are exposed to risk from potential non-compliance with policies, employee misconduct or negligence and fraud. In recent years, a number of financial institutions have suffered material losses due to the actions of employees and third parties. The precautions the Bank takes to prevent and detect employee and third-party misconduct may not always be effective. Any such misconduct could result in financial losses, regulatory sanctions and serious reputational.

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The Bank’s businesses rely heavily on data collection, processing and storage systems, the failure of which could materially and adversely affect the effectiveness of its risk management, reputation and internal control system as well as its financial condition and results of operations.

All of the Bank’s principal businesses are highly dependent on the ability to timely collect and process a large amount of financial and other information at its various branches across numerous markets, at a time when transaction processes have become increasingly complex with increasing volume. The proper functioning of financial control, accounting or other data collection and processing systems is critical to the Bank’s businesses and to its ability to compete effectively. A partial or complete failure of any of these primary systems could materially and adversely affect the Bank’s decision-making process, its risk management and internal control systems, the quality of its service, and the Bank’s ability to respond on a timely basis to changing market conditions. If the Bank cannot maintain an effective data collection and management system, its business operations, financial condition, reputation and results of operations could be materially and adversely affected. The Bank is also dependent on information systems to operate its website, process transactions, respond to customer inquiries on a timely basis and maintain cost-efficient operations. The Bank may experience operational problems with its information systems as a result of system failures, viruses, computer hackers or other causes. Any material disruption or slowdown of its systems could cause information, including data related to customer requests and other client information, being lost, compromised, or delivered to the Bank’s clients with delays or errors, which could reduce demand for the Bank’s services and products, resulting in additional costs for the Bank and potentially fines and penalties by regulators, which could materially and adversely affect the Bank’s results of operations and financial position.

The Bank is subject to cyber-security risk.

The Bank is subject to cyber-security risk, which includes the unauthorized access to privileged information, technological assaults on the infrastructure of the Bank with the aim of stealing information, committing fraud or interfering with regular service, and the interruption of the Bank’s services to some of its clients or users due to the exploitation and materialization of these vulnerabilities. Cyber-security risks for financial institutions have significantly increased because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties.

The Bank’s business is highly dependent on the security and efficacy of our infrastructure, computer and data management systems, as well as those of service providers, and others with whom we interact.

The Bank has implemented several measures to anticipate, identify, and offset these threats, including perimeter defenses, security backups, special 24/7 teams and continuous security tests (including ethical hacking, among others). However, we can give no assurance that these measures will be effective to prevent or mitigate potential future attacks or threats to our technology infrastructure. Any failure by the Bank to detect or present cyber-security risk in a timely manner could result in a negative impact on the Bank’s results of operations and financial position, or in problems with information, including data related to customers being lost, compromised, or delivered to the Bank’s clients with delays or errors.

Any failure to effectively improve or upgrade the Bank’s information technology infrastructure and management information systems in a timely manner could adversely affect the Bank’s competitiveness, financial condition and results of operations.

The Bank’s ability to remain competitive will depend in part on its ability to upgrade the Bank’s information technology infrastructure on a timely and cost-effective basis. The information available to and received by the Bank’s management through its existing information systems may not be timely and sufficient to manage risks or to plan for and respond to changes in market conditions and other developments in its operations. The Bank is currently undertaking a project to update its information technology platform (“IT platform”) that will result in significant changes in the Bank’s branch and ATM networks. Any failure to effectively improve or upgrade the Bank’s information technology infrastructure and information management systems in a timely and cost-effective manner could materially and adversely affect the Bank’s competitiveness, financial condition and results of operations.

The occurrence of natural disasters in the regions in which the Bank operates could impair its ability to conduct business effectively and could impact its results of operations.

The Bank is exposed to the risk of natural disasters such as earthquakes, volcanic eruptions, tornadoes, tropical storms, floods, wind and hurricanes in the regions where it operates. Although the Bank has implemented disaster recovery systems, in the event of a natural disaster, unanticipated problems with said systems could have a material adverse effect on the Bank’s ability to conduct business in the affected region, particularly if those problems affect its computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, if a significant number of the Bank’s local employees and managers became unavailable due to a natural disaster, the Bank’s ability to effectively conduct business could be severely compromised. In addition, the Bank may face added credit risk if its clients located in the affected region are not able to make timely payment on outstanding loans or other obligations to the Bank. A natural disaster or multiple catastrophic events could have a material adverse effect on the Bank’s business and results of operations in the affected region.

Acquisitions and strategic partnerships may not perform in accordance with expectations or may disrupt the Bank’s operations and adversely affect its profitability.

An element of the Bank’s business strategy is to identify and pursue growth-enhancing strategic opportunities. The Bank may base assessments of potential acquisitions and partnerships on assumptions with respect to operations, profitability and other matters that may subsequently prove to be incorrect, and any future acquisitions, investments and alliances may not produce the anticipated synergies or perform in accordance with the Bank’s expectations which could adversely affect its operations and profitability.

The Bank’s concentration in and reliance on short-term deposits may increase its funding costs.

The Bank’s principal source of funds is short-term deposits, which on a consolidated basis represented 71.3% of total liabilities as of June 30, 2017 compared to 71.7% as of December 31, 2016. Because the Bank relies primarily on short-term deposits for its funding, in the event of a sudden or unexpected shortage of funds in the banking systems and money markets in which the Bank operates, the Bank may not be able to maintain its current level of funding without incurring higher costs or selling assets at prices below their prevailing market value.

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The Bank’s policies and procedures may not be able to detect money laundering and other illegal or improper activities fully or on a timely basis, which could damage the Bank’s reputation and expose the Bank to fines and other liabilities.

The Bank is required to comply with applicable anti-money laundering, anti-terrorism laws and other regulations. These laws and regulations require the Bank, among other things, to adopt and enforce “know your customer” policies and procedures and to report suspicious and large transactions to the applicable regulatory authorities. While the Bank has adopted policies and procedures aimed at detecting and preventing the use of its banking network for money laundering activities and by terrorists and terrorist-related organizations and individuals generally, such policies and procedures have in some cases been adopted only recently and may not completely eliminate the risk that the Bank may be used by other parties to engage in money laundering and other illegal or improper activities. If the Bank fails to fully comply with applicable laws and regulations, it may face fines and other penalties, including restrictions on its ability to conduct business. In addition, the Bank’s business and reputation could suffer if customers use the Bank for money laundering or illegal or improper purposes.

The Bank is subject to increasing competition which may adversely affect its results of operations.

The Bank operates in a highly competitive environment and management expects competition to increase in the jurisdictions where the Bank operates. Intensified merger activity in the financial services industry produces larger, better capitalized and more geographically diverse firms that are capable of offering a wider array of financial products and services at more competitive prices. The Bank’s ability to maintain its competitive position depends mainly on its ability to fulfill new customers’ needs through the development of new products and services and the Bank’s ability to offer adequate services and strengthen its customer base through cross-selling. The Bank’s business will be adversely affected if the Bank is not able to maintain efficient service strategies. In addition, the Bank’s efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected or if the profitability of opportunities is undermined by competitive pressures.

Downgrades in our credit ratings would increase our cost of borrowing funds and make our ability to raise new funds, attract deposits or renew maturing debt more difficult.

Our credit ratings are an important component of our liquidity profile, and our ability to successfully compete depends on various factors, including our financial stability as reflected by our credit ratings. A downgrade in our credit ratings would increase our cost of raising funds from other banks or in the capital markets. Purchases of our securities by institutional investors could decrease if we suffer a decline in our credit ratings. Our ability to renew maturing debt could become restricted and the terms for such renewal more expensive if our credit rating were to decline. Our lenders and counterparties in derivative transactions are sensitive to the risk of a credit rating downgrade. A downgrade in our credit rating may adversely affect perception of our financial stability and our ability to raise deposits, which could make us less successful when competing for deposits and loans in the market place.

The Central Bank may impose requirements on our (and other Colombian residents) ability to obtain loans in foreign currency.

The Central Bank may impose certain mandatory deposit requirements in connection with foreign currency denominated loans obtained by Colombian residents, including the Bank, although no such mandatory deposit requirement is currently in effect. We cannot predict or control future actions by the Central Bank in respect of deposit requirements, which may involve the establishment of a mandatory deposit percentage, and the use of such measures by the Central Bank may raise our cost of raising funds and reduce our financial flexibility.

RISKS RELATING TO THE NOTES

Qualification of the Notes as Tier Two Capital will depend on the prior approval of the SFC. The requirements established by Colombian regulation for instruments to be considered as Tier Two Capital may change from time to time. Additionally, the Optional Redemptions upon Tax Event and Regulatory Event are not permitted under current Colombian regulations.

Under Decree 2555 of 2010, the Notes will qualify as Tier Two Capital only upon authorization by the SFC, which will be requested after the issuance of the Notes. We cannot assure you that the SFC will approve the qualification of the Notes as Tier Two Capital. Even if the Notes qualify as Tier Two Capital upon issuance, the Colombian regulations that define the criteria for instruments to qualify as Tier Two Capital may change from time to time and, thus, the Notes may in the future be considered by the SFC as no longer eligible as Tier Two Capital.

In addition, the Optional Redemptions upon Tax Event and Regulatory Event are not permitted under current Colombian regulations. We will not be able to exercise such optional redemption rights unless regulations permitting us to do so are put in place.

The Notes are subject to redemption in the event of specific changes affecting the treatment of Notes under the Colombian regulation or changes affecting the taxation of the Notes, and if the Notes are redeemed, you may lose the benefit of your investment

Upon the occurrence and continuation of certain specific changes affecting taxation of the Notes or treatment of the Notes as Tier Two capital, as described under “Description of Notes—Redemption— Optional Redemption upon Tax Event or Regulatory Event” we will have the option, subject to the implementation of regulation permitting us to do so, to redeem the Notes at any time prior to the Maturity Date, in whole but not in part, at 100% of their par value, together with all accrued and unpaid interest. If we are permitted to exercise our redemption right and choose to do so, you may lose the benefit of your investment and be forced to reinvest the redemption proceeds in lower-yielding investments.

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If a Write-Down Event occurs, you may not recover the original principal amount, interests and other amounts due on your Notes.

The Notes provide that if the Bancolombia S.A. Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio (as such terms are defined in the “Description of the Notes”) falls below 4.5%, or if the SFC otherwise determines, the outstanding principal amount, interest and any amount due on the Notes may be permanently reduced, pro rata with the principal amount, interest and any amount due of any other Tier Two Capital subordinated indebtedness we may have outstanding that also includes similar loss absorption features, to the extent necessary to restore our capital ratios to 6%. Any such reduction may result in the principal amount, interest and any other amounts due on the Notes being permanently reduced to zero, without any possibility of reinstatement. Furthermore, any such a reduction would not constitute an Event of Default under the Notes.

Our other indebtedness, even our subordinated indebtedness that ranks pari passu with the Notes but does not have a loss absorption feature, may remain outstanding after a reduction in principal amount of the Notes as a result of a Write-Down Event.

Holders of Notes will not have any rights against us or the Trustee with respect to repayment of the Permanent Reduction Amount, irrespective of whether such amounts have become due and payable prior to the date on which the Write-Down Event shall have occurred.

The circumstances surrounding or triggering a Write-Down Event are unpredictable and may be caused by factors not fully within our control.

The occurrence of a Write-Down Event is inherently unpredictable and may depend on a number of factors, any of which may be outside of our control. The determination as to whether a Write-Down Event has occurred will partially depend on the calculation of our capital ratios. Fluctuations in our capital ratios may be caused by changes to applicable regulatory requirements and applicable accounting rules, among other external factors. Additionally, under Colombian regulations, the SFC has the discretionary right to instruct a Write-Down on the Notes, if deemed necessary. No debt securities with the loss absorption feature included in the Notes have been issued previously in Colombia, so the manner in which the SFC will exercise its discretion is unknown.

In addition, even if a Write-Down Event has not occurred, any disclosure that our capital ratios are moving towards the level which would cause the occurrence of a Write-Down Event may have an adverse effect on the market price and liquidity of the Notes.

Our interests and those of the SFC may not be aligned with those of investors in the Notes.

The Notes have terms that are affected by the extent to which we are in compliance with Colombian capitalization requirements. Bancolombia S.A.’s Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio could be affected by a number of factors, including on our decisions relating to our businesses and operations, as well as the management of our capital position. We have no obligation to consider the interests of holders of the Notes (or any other series of our indebtedness that may be outstanding) in connection with our strategic decisions, including in respect of capital management, regardless of whether they result in the occurrence of a Write-Down Event. We may decide not to raise capital at a time when it is feasible to do so, even if raising such capital would avoid the occurrence of a Write-Down Event. Moreover, in order to avoid the use of public resources, the SFC may decide that we should allow a Write-Down to occur at a time when it is feasible to avoid this. Holders of the Notes will not have any claim against us relating to decisions that affect our capital position, regardless of whether such decisions result in the occurrence of a Write-Down. Such decisions could cause holders of the Notes to lose some or all of their investment in the Notes.

The Notes are complex financial instruments and may not be a suitable investment for all investors.

The Notes are complex financial instruments that involve risks not present in other types of indebtedness, such as senior indebtedness or subordinated indebtedness that does not include loss absorption features.  You should carefully consider whether the Notes are suitable investment in light of your own circumstances.

In particular, you should (i) have sufficient knowledge and experience to make a meaningful evaluation of the Notes and the merits and risks of investing in them; (ii) have access to, and knowledge of, appropriate analytical tools to evaluate the effect of an investment in the Notes in the context of your particular financial situation and investment portfolio; (iii) have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes; (iv) understand the terms of the Notes, including the subordination and loss absorption features, (including the uncertainty as to the circumstances under which the SFC may determine to order a Write-Down Event); and (v) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment in the Notes and ability to bear the applicable risks.

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DTC may decide to suspend all clearance and settlement of transfers of the Notes by holders of the Notes after its receipt of notice that Write-Down Event has occurred that causes the principal amount of the Notes to be reduced to zero, and any transfer of the Notes that is scheduled to settle after such suspension is expected to be rejected by DTC and will not be settled within DTC.

DTC may decide to suspend all clearance and settlement of transfers of the Notes by holders after its receipt of a Write-Down Notice that causes the principal amount of the Notes to be reduced to zero. We have agreed to provide a Write-Down Notice (as defined in the “Description of the Notes”) to holders and to the Trustee via the applicable clearing system on the business day after the occurrence of the Write-Down Event. However, the records of DTC will not be immediately updated to reflect the Write-Down Event, and a period of time, which may exceed several days, may be required before the clearance and settlement of transfers of the Notes through DTC are suspended. Due to such delay, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date after DTC commences such suspension fail to settle through DTC even though such transfers were initiated prior to the Write-Down Event that caused the principal amount of the Notes to be reduced to zero. In such circumstances, transferors of such Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer after commencement of such suspension. Similarly, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date before DTC commences such suspension will be settled through DTC even though such transfers were initiated after the Write-Down Event that caused the principal amount of the Notes to be reduced to zero. In such circumstances, transferees of the Notes may be required to pay consideration through DTC even though, upon the occurrence of such Trigger Event, no amounts under the Notes will thereafter become due, and such transferees will have no rights whatsoever under the Indenture or the Notes to take any action or enforce any rights or instruct the Trustee to take any action or enforce any rights whatsoever against us, regardless of whether they have received actual or constructive notice of such fact. The settlement of the Notes following a Write-Down Event will be subject to procedures of DTC that are in place at such time.

The interest rate on the Securities will reset on each Reset Date.

The interest rate on the Securities will initially be % per annum. However, the interest rate will be reset on the Reset Date such that from (and including) the Reset Date to the final maturity of the Notes, the applicable per annum interest rate will be equal to the sum of the Benchmark Interest, plus basis points. The interest rate following the Reset Date may be less than the initial interest rate, which would adversely affect the amount of any interest payments under the Notes and could adversely affect the market value of the Notes.

It may be difficult to enforce your rights if we enter into a bankruptcy, liquidation or similar proceeding in Colombia.

The insolvency laws of Colombia, particularly as they relate to the priority of creditors (secured or unsecured), the ability to obtain post-petition interest and the duration of insolvency proceedings, may be less favorable to your interests than the bankruptcy laws of the United States. Your ability to recover payments due on the Notes may be more limited than would be the case under U.S. bankruptcy law. The following is a brief description of certain aspects of insolvency laws in Colombia.

Your ability to enforce your rights under the Notes may be limited if we become subject to the proceedings set forth in Decree 663 of 1993 and Decree 2555 of 2010, as amended from time to time, which establish the events under which the SFC may initiate a Taking of Possession (toma de posesión) proceeding either to administer the Bank or to liquidate it.

Under Colombian banking laws, the SFC can take control of financial institutions under certain circumstances. The following grounds for takeover are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC is obligated to step in and take over the respective financial institution: (i) if the financial institution’s Technical Capital falls below 40% of the legal minimum or (ii) the expiration of the term of any then current recovery plans or the non-fulfillment of the goals set forth in such plans. Additionally, the SFC also conducts periodic visits to financial institutions and, as a consequence of these visits, the SFC can impose capital or solvency obligations on financial institutions without taking control of the financial institution.

Additionally, and subject to the approval of the Ministry of Finance, the SFC may, at its discretion, initiate intervention procedures under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) repeated failure to comply with orders and instructions from the SFC; (v) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vi) unauthorized or fraudulent management of the bank’s business; (vii) reduction of the bank’s net worth below 50% of its subscribed capital; (viii) failure to comply with minimum capital requirements set forth in the Colombian Financial Statute; (ix) failure to comply with the recovery plans that were adopted by the bank; (x) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xi) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

A takeover by the SFC may have one of two different purposes: (i) to manage the financial institution, in which case the financial institution will be allowed to continue its activities subject to the administration of the authorities; or (ii) to liquidate the financial institution. The SFC must decide if it will either manage or liquidate the financial institution within two months following the takeover in the event of a bankruptcy, liquidation or similar proceeding.

In view of the broad discretionary powers of the SFC it is impossible to predict how long payments under the Notes could be delayed and whether or to what extent you would be compensated for any delay if any of the actions described above were to be taken with respect to us.

By virtue of such subordination, payments to a holder of Notes will, in the events described above, only be made after all our obligations resulting from higher ranking claims have been satisfied. A holder of Notes may, therefore, recover significantly less than the holders of our unsubordinated indebtedness. An investor in subordinated securities such as the Notes may lose all or some of its investment if we become subject to insolvency or liquidation proceedings.

The obligations under the Notes will be subordinated to statutory preferences and to our Senior External Indebtedness.

Under Colombian law, the obligations under the Notes are subordinated, among others, to specified statutory priorities, including, for example, salaries, wages, social security, taxes, court fees and expenses and suppliers of raw materials necessary for the production or transformation of goods or for the rendering of services. In addition, the Notes are subordinated to our Senior External Indebtedness. In the event of our liquidation, these obligations will have priority over any other claims, including claims by any holder in respect of the Notes and, as a result, holders of Notes may be unable to recover amounts due under the Notes, in whole or in part.

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Holders of Notes will not have the right to accelerate the Notes, except in case of the Bank’s liquidation.

There is no right of acceleration in the case of a default in any payment on the Notes (whether when due or otherwise) or the performance of any of the Bank’s other obligations under the Indenture or the Notes. Notwithstanding the immediately preceding sentence, the Holders shall have the right to accelerate the payments due under the Notes upon the Bank’s liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee may pursue any available remedy (excluding acceleration, except as provided herein) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

Because the Bank is located in an emerging market country, any market for the Notes may be adversely affected by economic and market conditions in other emerging market economies.

Colombia is generally considered by investors to be an “emerging market country,” and securities of Colombian issuers have been, to varying degrees, influenced by economic and market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reactions to developments in one country may materially affect the prices of securities of issuers in other countries, including Colombia. Events elsewhere that are unrelated to our financial performance, especially in other emerging market countries, could adversely affect any market for the Notes that may develop.

An active trading market may not develop for the Notes.

Prior to this offering, there was no market for the Notes. Although we will apply to list the Notes on the NYSE, there is no guarantee that we will be able to list the Notes. Even if the Notes are listed, there may be a limited secondary market or none at all for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity, and we expect transaction costs would be high.

The underwriters have informed us that they intend to make a market in the Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. The price at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions, which may have an adverse effect on the holders of the Notes.

There are no restrictive covenants in the indenture for the Notes limiting our ability to incur future indebtedness or complete other transactions.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, change of control, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional indebtedness, including senior indebtedness, and engage in other transactions that may not be in the interests of the noteholders.

The ratings of the Notes may be lowered or withdrawn depending on various factors, including the rating agency’s assessments of our financial strength and Colombian sovereign risk.

One or more independent credit rating agencies may assign credit ratings to the Notes. The ratings address the timely payment of principal and interest on each payment date. The ratings of the Notes are not a recommendation to purchase, hold or sell the Notes, and the ratings do not comment on market price or suitability for a particular investor. The ratings of the Notes are subject to change and may be lowered or withdrawn. A downgrade in or withdrawal of the ratings of the Notes will not be an event of default under the indenture. The assigned ratings may be raised or lowered depending, among other things, on the rating agency’s assessment of our financial strength, as well as its assessment of Colombian sovereign risk generally.

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Use of Proceeds

We do not expect to have any net cash proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses. Pursuant to the Exchange, the Early Tendered Notes purchased by Citigroup Global Markets Inc. in connection with the Tender Offer will be exchanged by Citigroup Global Markets Inc. for the Notes offered hereby and a resulting decrease in the cash to be paid to us by the underwriters in this offering. See "Underwriting."

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Selected Consolidated Financial Data

The following table presents the Bank’s unaudited selected consolidated financial information and other data as of and for the six months ended June 30, 2017 and 2016. This section should be read in conjunction with the Bank’s audited consolidated financial statements as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 and the Notes related thereto included in the Annual Report and the Bank’s unaudited condensed consolidated financial statements as of June 30, 2017 and for the six months ended June 30, 2017, and 2016 and the Notes related thereto included elsewhere in this prospectus supplement. The unaudited selected consolidated financial information as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

Selected Consolidated Financial Results

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

	As of
(Amounts in Millions of COP and Thousands of US$)(1)	June 30, 2016	December 31, 2016	% Change June 2016 - December 2016	June 30, 2017	% Change December 2016 - June 2017
	(in millions of COP)
ASSETS
Loans and advances to customers and financial institutions	145,835,980	151,747,486	4.05%	158,232,208	4.27%
Financial assets Investments	12,701,160	13,060,653	2.83%	15,273,122	16.94%
Other assets	29,862,177	31,452,905	5.33%	29,675,407	-5.65%
Total Assets	188,399,317	196,261,044	4.17%	203,180,737	3.53%
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits by customers	114,586,083	124,624,011	8.76%	128,476,933	3.09%
Borrowings from other financial institutions	19,954,723	18,905,843	-5.26%	17,525,689	-7.30%
Debt securities in issue	18,102,041	18,704,809	3.33%	18,298,359	-2.17%
Other liabilities	15,310,787	11,549,401	-24.57%	15,796,644	36.77%
Total liabilities	167,953,634	173,784,064	3.47%	180,097,625	3.63%
Equity	20,445,683	22,476,980	9.94%	23,083,112	2.70%
Total liabilities and stockholders’ equity	188,399,317	196,261,044	4.17%	203,180,737	3.53%

CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the six months ended June 30,
	2016	2017	% Change
	(in millions of COP)
Total interest and valuation	7,560,610	8,430,183	11.50%
Interest expenses	(2,828,694)	(3,175,486)	12.26%
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	4,731,916	5,254,697	11.05%
Total credit impairment charges, net	(1,168,243)	(1,564,193)	33.89%
Total fees and commissions, net	1,137,102	1,240,053	9.05%
Other operating income	702,828	720,592	2.53%
Dividends received, and share of profits of equity method investees	97,673	53,523	-45.20%
Total operating expenses	(3,415,088)	(3,739,490)	9.50%
Income tax	(913,748)	(647,735)	-29.11%
Net income	1,187,391	1,317,447	10.95%

PRINCIPAL RATIOS

	As of and for the six months ended June 30,
	2016	2017	Basis Point Change
PROFITABILITY (2)
Net interest and valuation income after provisions for loans, financial leases and off-balance sheet credit instruments margin from continuing operations (3)	5.86%	6.23%	37
Return on average total assets from continuing operations (4)	1.2%	1.3%	10
Return on average stockholders’ equity attributable to the owners of the parent company (5)	11.6%	11.8%	20
EFFICIENCY (2)
Operating expenses to net operating income from continuing operations	51.2%	51.4%	20
Operating expenses to average total assets from continuing operations	3.6%	3.8%	20
Operating expenses to interest-earning assets from continuing operations	4.2%	4.4%	20
CAPITAL ADEQUACY
Technical capital to risk weighted assets (6)	13.16%	14.34%	118

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(1)	Amounts stated in U.S. dollars have been converted at the rate of COP 3,050.43 per US$1.00, which is the representative market rate calculated on June 30, 2017, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, United States dollars at the representative market rate or any other rate.

(2)	Ratios were calculated on the basis of monthly averages.

(3)	Net interest income divided by monthly average interest-earning assets.

(4)	Net income divided by monthly average assets.

(5)	Net income divided by monthly average stockholders’ equity.

(6) For an explanation of risk-weighted assets and technical capital, see “Colombian Banking Regulations – Capital Adequacy Requirements”.

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Management’s Discussion AND Analysis of Financial Condition and Results of Operations as of and for the SIX Months Ended June 30, 2017 and 2016

Summary

For the six months ended June 30, 2017, net income attributable to equity holders of the parent company totaled COP 1,262 billion, which represents an increase of 11.67% from net income of COP 1,130 billion for the comparable period in 2016.

Net interest margin increased to 6.23% for the six months ended June 30, 2017 from 5.86% in the comparable period in 2016.

Provision charges, net of recoveries, totaled COP 1,564 billion for the six months ended June 30, 2017, up 33.89% from COP 1,168 billion for the comparable period in 2016. This increase is mainly due to a decrease in the quality of our loan portfolio, particularly with respect to our corporate clients and certain SMEs.

Gross loans and financial leases totaled COP 158,232 billion as of June 30, 2017, up 4.27% from COP 151,747 billion as of December 31, 2016. This performance was driven primarily by an increase in consumer loans, in particular to high income individuals, which grew 6.92%, while corporate loans grew 3.41%. The increase in gross loans also reflects implementation of the Bank’s strategy to increase participation in the consumer segment. Mortgage loans increased by 5.85%.

Reserves for loan losses represented 4.46% of total loans as of June 30, 2017, and 104.57% of past-due loans as of June 30, 2017, while capital adequacy was 14.34% as of June 30, 2017 (Basic Consolidated Solvency Ratio of 10.40%), higher than the 13.26% (Basic Consolidated Solvency Ratio of 9.02%) reported as of December 31, 2016. Capital adequacy and Basic Consolidated Solvency Ratio improved due to the appropriation of earnings in the General Meeting of Stockholders that took place in March 2017.

Deposits for the six months ended June 30, 2017 increased 3.09% from December 31, 2016, while the ratio of net loans to deposits was 117% as of June 30, 2017, up from 116% as of December 31, 2016.

Revenue Performance

Net interest income

For the six months ended June 30, 2017, net interest income totaled COP 5,255 billion, up 11.05% as compared to COP 4,732 billion for the comparable period in 2016. This performance is explained by the combined effect of significant growth in the loan book, particularly in the consumer segment, and an increase in the net interest margin.

The increase in the net interest margin, from 5.86% for the six months ended June 30, 2016 to 6.23% for the six months ended June 30, 2017 resulted mainly from 175 basis points increase in Colombian Central Bank interest rates during 2016, which caused asset yields to increase more than liability yields.

Net interest revenues in the 2017 period increased despite reductions in the reference rate during the first half of 2017 (around 125 basis points in total) and the moderate pace of loan growth.

In the first six months of 2017, funding costs rose to 3.66% from 3.37% for the comparable period in 2016 as interest paid on deposits reflected the interest rate increases during the second half of 2016. Net interest income represented 67.79% of revenues (the sum of net interest income, fees and other service income and total other operating income) for the six months ended June 30, 2017, compared to 66.44% for the comparable period in 2016.

Interest income, which is the sum of interest on loans, financial leases, overnight funds and interest and valuation income from investment securities, totaled COP 8,430 billion for the six months ended June 30, 2017, up 11.50% from COP 7,561 billion for the comparable period in 2016. This increase was primarily driven by the combined effect of growth in the loan portfolio and expanded loan interest margin.

Interest on investment securities, which includes, among other items, the interest paid or accrued on debt securities and mark-to-market valuation adjustments, totaled COP 373 billion for the six months ended June 30, 2017, up 1.64% from COP 367 billion in the comparable period in 2016.

Interest expense totaled COP 3,175 billion for the six months ended June 30, 2017, up 12.26% as compared to COP 2,829 billion for the comparable period in 2016. The increase was driven primarily by increased interest expense on overnight funds. Overall, the average interest rate paid on interest-bearing liabilities increased to 3.66% for the six months ended June 30, 2017 from 3.37% for the comparable period in 2016.

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The following table summarizes Bancolombia’s annualized net interest margin for the periods indicated:

	For the Six Months Ended June 30,
Annualized Interest Margin	2016	2017
Loans' interest margin	6.11%	6.53%
Debt investments' margin	2.97%	2.74%
Net interest margin	5.86%	6.23%

The annualized weighted average cost of deposits reached 3.46% during the 2017 period, up from 2.96% during the 2016 period.

	For the Six Months Ended June 30,
Weighted Average Funding Cost	2016	2017
Checking accounts	0.00%	0.00%
Saving accounts	1.90%	2.42%
Time deposits	5.37%	5.73%
Total deposits	2.96%	3.46%
Long term debt	7.18%	6.52%
Loans with banks	2.51%	2.64%
Total funding cost	3.37%	3.66%

Net fees and income from financial services

For the six months ended June 30, 2017, net fees and income from services totaled COP 1,240 billion, up 9.05% from COP 1,137 billion for the comparable period in 2016. This increase was driven primarily by the performance of credit and debit card business, commissions from banking services, trust products and bancassurance.

Fees from credit and debit cards for the six months ended June 30, 2017 increased 6.97% from the comparable period in 2016 due to a higher transactional volume in distribution channels. Commissions from banking services for the six months ended June 30, 2017 increased 10.50% versus the comparable period in 2016, trust products for the six months ended June 30, 2017 increased 20.30% versus the comparable period in 2016, due to higher volumes of assets under management and bancassurance for the six months ended June 30, 2017 increased 5.26% from the comparable period in 2016, reflecting a moderation in economic activity in Colombia.

The following table lists the main revenue-producing fees for the six months ended June 30, 2017 and 2016, together with the percentage change between these periods:

Fees and commissions income	For the Six Months Ended June 30,
In millions of COP	2016	2017	% Change
Credit and debit card fees	541,166	578,882	6.97%
Banking services	390,895	431,949	10.50%
Trust	143,004	172,040	20.30%
Bancassurance	163,067	171,638	5.26%
Payments and Collections	108,715	104,274	-4.08%
Acceptances, Guarantees and Standby letters of credits	25,178	26,829	6.56%
Checks	26,558	24,589	-7.41%
Brokerage	12,635	11,430	-9.54%
Others	178,785	201,004	12.43%
Fees and commissions income	1,590,003	1,722,635	8.34%

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Other Operating Income

For the six months ended June 30, 2017, total other operating income was COP 721 billion, 2.53% higher than the COP 703 billion reported for the comparable period in 2016. This increase was primarily due to net foreign exchange gains and operating leases.

Operating Expenses

For the six months ended June 30, 2017, operating expenses totaled COP 3,739 billion, up 9.50% as compared to COP 3,415 billion for the comparable period in 2016.

Personnel expenses (the sum of salaries and employee benefits, bonus plan payments and indemnities) totaled COP 1,557 billion during the six months ended June 30, 2017, up 12.83% from COP 1,380 billion for the comparable period in 2016. This increase was due to higher provisions in bonus plan payments as well as severance packages.

Administrative and other expenses totaled COP 1,333 billion for the six months ended June 30, 2017, up 9.10% from COP 1,222 billion for the comparable period in 2016, explained by seasonal factors and accelerated payments of contracts in progress during 2017.

Impairment, depreciation and amortization expenses totaled COP 236 billion for the six months ended June 30, 2017, decreasing 12.59% as compared to COP 270 billion for the comparable period in 2016. This decrease was driven by an additional provision for foreclose assets in Banco Agrícola in El Salvador in 2016.

The following table summarizes the principal components of Bancolombia’s operating expenses for the six months ended June 30, 2017 and 2016:

Operating expenses	For the six months ended June 30,
	2016	2017	% Change
	(in millions of COP)
Salaries and employee benefits	1,192,344	1,254,962	5.25%
Bonuses	187,735	302,138	60.94%
Other administrative and general expenses	1,222,107	1,333,291	9.10%
Tax contributions and other tax burden	280,238	440,243	57.10%
Impairment, depreciation and amortization	270,271	236,251	-12.59%
Others expenses	117,683	121,385	3.15%
Equity Tax	144,710	51,220	-64.61%
Total operating expenses	3,415,088	3,739,490	9.50%

Provision charges and credit quality

For the six months ended June 30, 2017, provision charges (net of recoveries) totaled COP 1,564 billion (or 2.00% of average loans), which represents an increase of 33.89% as compared to COP 1,168 billion for the comparable period in 2016 (or 1.70% of average loans). This variation was due to an increase in deteriorated loans during the 2017 period, mainly in the corporate clients and SME loans segments.

Net loan charge-offs totaled COP 805 billion for the six months ended June 30, 2017, up 21.05% from COP 665 billion from the comparable period in 2016. Past-due loans amounted to COP 6,520 billion as of June 30, 2017, up 34.85% as compared to COP 4,835 billion as of December 31, 2016. The delinquencies ratio (loans overdue more than 30 days divided by total loans) reached 4.27% as of June 30, 2017, up from 3.31% as of December 31, 2016.

The following tables present key metrics related to asset quality:

ASSET QUALITY	As of December 31,	As of June 30,
	2016	2017	% Change
	(in millions of COP, except percentages)
Total past due loans and financial leases	4,835,329	6,520,508	34.85%
Allowance for loan losses (1)	6,087,510	6,818,600	12.01%
Past due loans to total loans(2)	3.31%	4.27%
“C”, “D” and “E” loans as a percentage of total loans and financial leases	5.07%	5.29%
Allowance for loans as a percentage of past due loans more than 30 days	125.90%	104.57%
Allowance for loans as a percentage of past due loans more than 90 days	205.73%	171.46%
Allowance for loan losses as a percentage of “C”, “D” and “E” loans	82.08%	84.26%
Allowance for loan losses as a percentage of total loans and financial leases	4.17%	4.46%

(1)	Allowances are reserves for the principal of loans.
(2)	Past due loans to total loans ratio is based on loans past due more than 30 days.

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Past Due Loans (PDL) Per Category (30 days)		As of December 31,	As of June 30,
	% of Total Loan Portfolio	2016	2017
Commercial loans	70.2%	2.16%	3.19%
Consumer loans	16.3%	5.23%	5.72%
Microcredit	0.7%	10.46%	13.47%
Mortgage loans	12.8%	6.73%	7.69%
PDL TOTAL		3.31%	4.27%

PDL Per Category (90 days)		As of December 31,	As of June 30,
	% of Total Loan Portfolio	2016	2017
Commercial loans	70.2%	1.69%	2.40%
Consumer loans	16.3%	2.69%	2.81%
Microcredit	0.7%	6.47%	8.65%
Mortgage loans*	12.8%	2.75%	3.10%
PDL TOTAL		2.02%	2.60%

* Overdue mortgage loans include those past due for 120 days, instead of 90 days.

LOANS AND FINANCIAL LEASES CLASSIFICATION	As of December 31,		As of June 30,
(in millions of COP, except percentages)	2016	%	2017	%
"A" Normal Risk	136,471,216	89.90%	140,092,501	88.50%
"B" Acceptable Risk	7,319,360	4.80%	9,333,771	5.90%
"C" Appreciable Risk	3,582,671	2.40%	3,790,171	2.40%
"D" Significant Risk	2,499,271	1.70%	2,851,946	1.80%
"E" Unrecoverable	1,874,968	1.20%	2,163,819	1.40%
Total loans and financial leases	151,747,486	100.0%	158,232,208	100%
Loans and financial leases classified as C, D and E as a percentage of total loans and financial leases	5.24%		5.57%

Allowance for Loan Losses

Allowances for loan losses totaled COP 7,485 billion, up 13.04% from COP 6,622 billion as of December 31, 2016. Allowances for loan losses represented 4.46% of gross loans as of June 30, 2017, up from 4.17% as of December 31, 2016. The coverage for loan losses, measured by the ratio of allowances for loan losses to past due loans (overdue 30 days), was 104.57% as of June 30, 2017, down from 125.90% as of December 31, 2016.

The coverage measured by the ratio of allowances for loan losses to loans classified as C, D and E, was 84.26% as of June 30, 2017, reflecting an increase compared to 82.08% as of December 31, 2016. Bancolombia’s management considers that allowances for loan and financial leases losses adequately reflect the credit risk associated with its loan portfolio given the current economic environment and the available information upon which the credit assessments are made. Nonetheless, the methodology used in the allowance and provision charges determination is based on the existence and magnitude of determined factors that are not necessarily an indication of future losses, and accordingly current allowances and provision charges may not exactly reflect actual losses.

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Goodwill

As of June 30, 2017, outstanding goodwill and intangible assets totaled COP 6,778 billion, mainly related to the acquisition of Banistmo in 2013. This figure represents a 1.26% increase from COP 6,694 billion as of December 31, 2016. This increase is explained by the 4.5% depreciation of the Colombian peso versus the U.S. dollar, and the amortization of intangible assets during the period. As of June 30, 2017, outstanding goodwill and intangible assets represented 3.34% of Bancolombia’s total assets.

Other operating income

Total other operating income was COP 721 billion as of June 30, 2017, increasing by 2.53% compared to COP 703 billion as of June 30, 2016.

Revenues from the operating leases totaled COP 274 billion as of June 30, 2017, increasing by 16.76% compared to COP 235 billion as of June 30, 2016.

Income Tax Expenses

Income tax expense for the six months ended June 30, 2017 totaled COP 647 billion, down 29.11% from COP 913 billion for the comparable period in 2016. Bancolombia’s effective tax rate for the six month period in 2017 was 33.0%, down from 43.8% for the comparable period in 2016. During 2016, the conversion of certain U.S. dollar denominated liabilities to COP made the income tax base greater due to the appreciation of COP against U.S. dollar. This conversion caused the effective tax rate to be around 56% for the full year 2016. The tax regulations that have been in place since December 29, 2016, do not require U.S. dollar denominated liabilities to be converted for tax purposes. Therefore, past fluctuations in the effective tax rate resulting from exchange rate movements will not recur.

Loan Portfolio

The following table shows the composition of Bancolombia’s loans by type as of June 30, 2017 and December 31, 2016, and the percentage change compared to amounts as of December 31, 2016:

LOAN PORTFOLIO	As of December 31,	As of June 30,
(COP million)	2016	2017	% Change	% of total loans
Commercial	107,350,204	111,015,493	3.41%	70.2%
Consumer	24,179,711	25,853,481	6.92%	16.3%
Mortgage	19,153,710	20,274,141	5.85%	12.8%
Microcredit	1,063,947	1,089,093	2.36%	0.7%
Interests received in advance	(86)	-	-100.00%	0.0%
Total loan portfolio	151,747,486	158,232,208	4.27%	100.0%
Allowance for loan losses	(6,621,911)	(7,485,194)	13.04%
Total loans, net	145,125,575	150,747,014	3.87%

Investment Portfolio

As of June 30, 2017, Bancolombia’s investment portfolio totaled COP 15,273 billion, increasing 16.94% compared to December 31, 2016. The investment portfolio is mainly composed of debt investment securities, which represented 91.3% of total investments and 6.9% of assets June 30, 2017. The debt securities portfolio had a duration of 18.1 months and a weighted average yield to maturity of 5.13%.

Funding

As of June 30, 2017, liabilities totaled COP 180.098 billion, increasing 3.93% compared to December 31, 2016. The ratio of net loans to deposits was 117% as of June 30, 2017, increasing from 116% as of December 31, 2016. Deposits totaled COP 128,476 billion (or 71.13% of liabilities) as of June 30, 2017, increasing 3.09% over the last 6 months. Certificates of deposits represented 33.60% of total deposits as of June 30, 2017, up from 8.17% as of December 31, 2016. Bancolombia’s funding strategy is to promote deposits with a lower interest rate while maintaining stability in all funding sources.

The following table summarizes Bancolombia’s funding sources:

Funding mix
(in millions of COP, except percentages)	As of December 31, 2016		As of June 30, 2017
Checking accounts	21,443,002	13.00%	20,212,416	11.9%
Saving accounts	48,693,702	29.60%	50,142,758	29.5%
Time deposits	52,673,385	32.00%	56,974,773	33.60%
Other deposits	3,737,932	2.30%	5,664,360	3.30%
Long term debt	18,704,809	11.40%	18,298,359	10.80%
Loans with banks	19,247,699	11.70%	18,523,104	10.90%
Total Funds	164,500,529	100%	169,815,770	100%

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Regulatory Capital

Bancolombia’s consolidated Capital Adequacy Ratio was 14.34%, 108 bps above the 13.26% as of December 31, 2016. This increase resulted from the appropriation of earnings generated during 2016, which took place in the General Shareholders Meeting in March 2017.

The consolidated Capital Adequacy Ratio was 534 basis points above the 9% minimum required by the SFC, while the Basic Consolidated Solvency Ratio was 10.40%, 590 basis points above the 4.5% minimum required by the SFC.

TECHNICAL CAPITAL AND CAPITAL ADEQUACY RATIOS
Consolidated (in millions of COP, except percentages)	As of December 31, 2016	Percentage of risk-weighted assets	As of June 30, 2017	Percentage of risk-weighted assets
Basic capital (Tier I)	15,042,397	9.02%	18,110,213	10.40%
Additional capital (Tier II)	7,069,448	4.24%	6,864,575	3.94%
Technical capital(1)	22,111,845		24,974,788
Risk weighted assets including market risk	166,781,426		174,199,865
CAPITAL ADEQUACY RATIO (2)		13.26%		14.34%

(1) Technical capital is the sum of basic and additional capital. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements”.

(2) Capital adequacy is technical capital divided by risk weighted assets. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements”.

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Ratio of Earnings to Fixed Charges

Our ratios of earnings to fixed charges for the three years ended December 31, 2016 and the six months ended June 30, 2017, using financial information calculated in accordance with IFRS, were:

	For the Six Months Ended	For the Year Ended December 31
	June 30, 2017	2016	2015	2014
Excluding interest on deposits	2.55	2.48	2.55	2.83
Including interest on deposits	1.55	1.58	1.69	1.83

(1)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before non-controlling interest and income taxes. Fixed charges consist of total interest expense.

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Capitalization

The following table sets forth our consolidated Technical Capital (defined in “Colombian Banking Regulations —Capital Adequacy Requirements”) and long-term senior indebtedness as of June 30, 2017, and as adjusted to give effect to issuance of the US$750,000,000 of Notes offered hereby and the use of proceeds as if it had occurred on June 30, 2017.

	As of June 30, 2017
	Actual		As Adjusted for offering and use of proceeds (2)
(In Millions of COP and Thousands of US$) (1)
Long-term senior indebtedness	COP 11,573,786	US$ 3,794,149	COP 11,573,786	US$ 3,794,149
Subscribed capital	480,914	157,654	480,914	157,654
Legal reserve	17,202,025	5,639,213	17,202,025	5,639,213
Non-controlling interest	1,099,694	360,505	1,099,694	360,505
Financial statements translation adjustment	3,532,308	1,157,971	3,532,308	1,157,971
Less:
Long - term investments	(185,579)	(60,837)	(185,579)	(60,837)
Intangibles assets acquired after August 23, 2012	(4,019,148)	(1,317,568)	(4,019,148)	(1,317,568)
Primary capital (Tier I)	18,110,214	5,936,938	18,110,214	5,936,938
Subordinated bonds (3)	6,724,573	2,204,467	5,084,359	1,666,768
Notes offered hereby	—	—	2,287,823	750,000
Other comprehensive income related to investments at fair value	(12,434)	(4,076)	(12,434)	(4,076)
Non-controlling interest	152,436	49,972	152,436	49,972
Computed secondary capital (Tier II)	6,864,575	2,250,363	7,512,183	2,462,664
Technical capital	COP 24,974,789	US$ 8,187,301	26,622,397	8,399,602

Capital Ratios
Primary capital to risk-weighted assets (Tier I)	10.40%	10.40%	10.40%	10.40%
Secondary capital to risk-weighted assets (Tier II)	3.94%	3.94%	4.31%	4.31%
Risk weighted assets including market risk	174,199,865	57,106,659	174,199,865	57,106,659
Technical capital to risk - weighted assets (4)(5)	14.34%	14.34%	14.71%	14.71%

(1)	Amounts stated in U.S. dollars have been converted, solely for the convenience of the reader, at the rate of COP 3,050.43 per US$1.00, which is the representative market rate calculated on June 30, 2017, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)	This column gives effect to the receipt of proceeds from this offering of Notes (before offering-related expenses) made by this prospectus supplement.

(3)	Includes subordinated debt with maturity dates as follows:

	Actual		As Adjusted
Maturity	Amount (Millions of COP)	Amount (Thousands of USD)	Amount (Millions of COP)	Amount (Thousands of USD)
2019	38,200	12,523	38,200	12,523
2020	1,134,760	372,000	474,198	155,453
2022	4,354,361	1,427,458	3,374,709	1,106,306
2024	582,752	191,039	582,752	191,039
2027	—	—	2,287,823	750,000
2029	360,000	118,016	360,000	118,016
2034	254,500	83,431	254,500	83,431
Total	6,724,573	2,204,467	7,372,182	2,416,768

Under Colombian capital adequacy regulations, commencing on the fifth anniversary prior to the final maturity date or the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will decrease by 20% of the aggregate outstanding amount of such subordinated debt on an annual basis. See “Colombian Banking Regulations - Regulatory Framework for Colombian Banking Institutions - Capital Adequacy Requirements.”

(4)	Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on the standards of the Basel Committee and differ from banking regulations in the United States. See “Risk Factors” and “Colombian Banking Regulations– Capital adequacy requirements” for further information.

(5)	Referred to elsewhere in this prospectus supplement as “Capital Adequacy Ratio”. Colombian regulations require that a credit institution’s technical capital be at least 9% of that institution’s total risk-weighted assets. See “Colombian Banking Regulations – Capital adequacy requirements” for further information.

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Colombian Banking Regulations

COLOMBIAN BANKING REGULATORS

Pursuant to Colombia’s Constitution, Congress has the power to prescribe the general legal framework within which the Government may regulate the financial system. The agencies vested with the authority to regulate the financial system are the board of directors of the Central Bank, the Ministry of Finance and Public Credit (the “Ministry of Finance”), the SFC, the Superintendency of Industry and Commerce (the “SIC”) and the Self-Regulatory Organization (Autoregulador del Mercado de Valores or “AMV”).

Central Bank

The Central Bank exercises the customary functions of a central bank, including price stabilization, monetary policy, regulation of currency circulation, regulation of credit, exchange rate monitoring and management of international reserves. Its board of directors is the regulatory authority for monetary, currency exchange and credit policies, and is responsible for the direction of the Central Bank’s duties. The Central Bank also acts as lender of last resort to financial institutions.

Ministry of Finance

One of the functions of the Ministry of Finance is to regulate all aspects of finance and insurance activities. As part of its duties, the Ministry of Finance issues decrees relating to financial matters that may affect banking operations in Colombia. In particular, the Ministry of Finance is responsible for regulations relating to capital adequacy, risk limitations, authorized operations, disclosure of information and accounting of financial institutions on a high level, which matters are then regulated in detail by the SFC.

Decree 4172 of 2011, established the Unit of Financial Regulation, an affiliated unit of the Ministry of Finance. The Unit of Financial Regulation is responsible for preparing and drafting any new financial, credit, securities, foreign exchange and insurance regulation to be issued by the Colombian Government.

Superintendency of Finance

The SFC is the authority responsible for supervising and regulating financial institutions, including commercial banks such as the Bank, finance corporations, financing companies, financial services companies and insurance companies, all of which require prior authorization of the SFC before commencing operations. Regulations issued by the SFC must comply with decrees issued by the Ministry of Finance. The SFC has broad discretionary powers to supervise financial institutions, including the authority to impose fines on financial institutions and their directors and officers for violations of applicable regulations. The SFC can also conduct on-site inspections of Colombian financial institutions.

The SFC is also responsible for monitoring and regulating the market for publicly traded securities in Colombia and for monitoring and supervising securities market participants, including the Colombian Stock Exchange, brokers, dealers, mutual funds and issuers.

Violations of the financial system rules and regulations are subject to administrative and, in some cases, criminal sanctions.

Other Colombian regulators

Self- Regulatory Organization

The AMV is a private entity responsible for the regulation of entities participating in the Colombian capital markets. The AMV may issue mandatory instructions to its members and supervise its members’ compliance and impose sanctions for violations.

All capital market intermediaries, including the Bank, must become members of the AMV and are subject to its regulations.

Superintendency of Industry and Commerce

The SIC is the authority responsible for supervising and regulating competition in several industrial sectors, including financial institutions. The SIC is authorized to initiate administrative proceedings and impose sanctions on banks, including the Bank, whenever the financial entity behaves in a manner considered to be anti-competitive.

Regulatory Framework for Colombian Banking Institutions

The basic regulatory framework of the Colombian financial sector is set forth in Decree 663 of 1993, as modified by among others, Law 510 of 1999, Law 546 of 1999, Law 795 of 2003 and Law 1328 of 2009, Decree 2555 of 2010, Resolution 8 of 2000, (exchange control regulation statute), and Resolution 4 of 2006 issued by the board of directors of the Central Bank, as well as by External Circulars 29 of 2014 (Circular Básica Jurídica) and 100 of 1995 (Circular Básica Contable y Financiera) issued by the SFC, in each case as amended and supplemented.

Decree 663 of 1993 defined the structure of the Colombian financial system, establishes a set of permitted activities wilthin the system and defines several forms of business entities, including: (i) credit institutions (establecimientos de crédito) (which are further categorized into banking institutions, such as the Bank, finance corporations (corporaciones financieras), financing companies (compañias de financiamiento) and finance cooperatives (cooperativas financieras)); (ii) financial services entities (sociedades de servicios financieros); (iii) capitalization corporations (sociedades de capitalización); (iv) insurance companies (entidades aseguradoras); and (v) insurance intermediaries (intermediarios de seguros). Furthermore, Decree 663 of 1993 sets forth (i) the procedure applicable for mergers and acquisitions, spin-offs, and other corporate reorganizations of the aforementioned entities, (ii) specific regulations that apply to the issuance and sale of shares and other securities by such entities, and (iii) certain rules regarding the activies of officers and directors of such institutions, among others. Finally, Decree 663 of 1993 provides that no financial, banking or credit institution may operate in Colombia without the prior approval of the SFC.

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Law 510 of 1999 improved the solvency standards and stability of Colombia’s financial institutions by providing rules for their incorporation and regulating permitted investments of credit institutions, insurance companies and investment companies.

Law 546 of 1999 was enacted to regulate the system of long-term home loans.

Law 795 of 2003 broadened the scope of permitted activities for financial institutions, to update regulations with some of the then-latest principles of the Basel Committee and to increase the minimum capital requirements in order to incorporate a financial institution (for more information, see “Minimum Capital Requirements” below). Law 795 of 2003 also provided authority to the SFC to take preventive measures, consisting mainly of preventive interventions with respect to financial institutions whose capital falls below certain thresholds.

Law 1328 of 2009 provided a set of rights and responsibilities for customers of the financial system and a set of obligations for financial institutions in order to minimize disputes. This law also gives foreign banks more flexibility to operate in Colombia through “branches”. Following its adoption, credit institutions were allowed to operate leasing businesses and banks were allowed to extend loans to third parties so that borrowers could acquire control of other companies.

The SFC has authority to implement applicable regulations and, accordingly, from time to time issues administrative resolutions and circulars. By means of External Circular 029 of 2014, the SFC compiled the rules and regulations applicable to financial institutions and other entities under its supervision. Likewise, by means of External Circular 100 of 1995 (the “Basic Accounting Circular”), it compiled all accounting rules applicable to financial institutions and its other supervised entities.

Financial institutions are subject to further rules if they engage in additional activities. Law 964 of 2005 (securities market law) regulates securities intermediation activities, which may be performed by banks, and securities offerings. External Resolution 8 of 2000 (foreign exchange regulations), and Resolution 4 (as hereinafter defined) issued by the board of directors of the Central Bank, defined the different activities that banks, including the Bank, may perform as currency exchange intermediaries, including lending in foreign currencies and investing in foreign securities.

Additionally, Decree 2555 of 2010 compiled regulations that were dispersed in separate decrees, including regulations regarding securities market activities, capital adequacy requirements, principles in the determination, diffusion and publicity of rates and prices of products and financial services, and lending activities.

Violations of any of the above statutes and their relevant regulations are subject to administrative sanctions and, in some cases, criminal sanctions.

Key interest rates

Colombian commercial banks, finance corporations and consumer financing companies are required to provide the Central Bank, on a weekly basis, with data regarding the total volume (in pesos) of certificates of deposit issued during the prior week and the average interest rates paid for certificates of deposit with maturities of 90 days. Based on such reports, the Central Bank computes Depósitos a Término Fijo (“DTF”) rate, which is published at the beginning of the following week, for use in calculating interest rates payable by financial institutions. The DTF is the weighted average interest rate paid by finance corporations, commercial banks and consumer financing companies for certificates of deposit with maturities of 90 days. For the week of September 25, 2017, the DTF was 5.52%.

Article 884 of the Colombian Commercial Code provides for a limit on the amount of interest that may be charged in commercial transactions. The limit is 1.5 times the current banking interest rate, or Interés Bancario Corriente, certified and calculated by the SFC as the average rate of interest ordinarily charged by banks for loans made during a specified period. The current banking interest rate for small business loans and for all other loans is certified by the SFC. As of September 30, 2017, the banking interest rate for small business loans was 36.73% and for all other loans was 21.48%..

Capital adequacy requirements

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on applicable Basel Committee standards. Some of the highlights of this regulation are as follows:

•	The technical capital (“Technical Capital”) is calculated as the sum of Common Equity Tier One Capital (the “patrimonio básico ordinario”), the Additional Tier One Capital (“patrimonio básico adicional”) and the Tier Two Capital (“patrimonio adicional”). Throughout this prospectus supplement, we also refer to the sum of Common Equity Tier One Capital and Additional Tier One Capital as “Tier One Capital” or “Tier I” and to Tier Two Capital as “Tier II”.

•	Criteria for debt and equity instruments to be considered ordinary basic capital, additional basic capital, and additional capital were established. Additionally, the SFC must review whether a given instrument adequately complies with these criteria in order for an instrument to be considered Tier One Capital or Tier Two Capital, upon request of the issuer. Debt and equity instruments that have not been classified by the SFC as basic or additional capital are not be considered Tier One Capital or Tier Two Capital for purposes of capital adequacy requirements.

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•	The Capital Adequacy Ratio is set at a minimum of 9% of the financial institution’s total risk-weighted assets; however, each entity must comply with a Basic Consolidated Solvency Ratio or Basic Individual Solvency Ratio of 4.5%.

In 2014, the Ministry of Finance issued Decree 1648 of 2014 and Decree 2392 of 2015 establishing criteria for hybrid instruments to be considered additional basic capital (Additional Tier One Capital).

As of the date of this prospectus supplement, banks are permitted to issue subordinated debt, including the Notes, and to include the outstanding aggregate principal amount of such subordinated debt as a component of Tier Two Capital, provided that: (i) the instrument creating or evidencing such subordinated debt or pursuant to which the same is outstanding expressly provides that, in the event of the Bank’s liquidation, such subordinated debt will rank junior in right of payment to the prior payment in full of all the Bank’s existing and future Senior External Liabilities; (ii) the instrument is not secured or insured does not have any contractual provision providing for a different degree of subordination or any other change in the nature of the instrument; (iii) such subordinated debt has an original term to maturity equal to or greater than five (5) years; (iv) there are no optional prepayments, or option redemption rights, or any other rights conferred upon the holders of such subordinated debt that reduce such term to less than five (5) years; and (v) after the five (5) years following the Issue Date, the instrument may only be redeemed, repurchased or prepaid if: (a) the issuer obtains prior approval of the SFC, (b) the debt instrument is replaced with a debt instrument that qualifies as Tier One Capital or Tier Two Capital in a manner that allows the issuer to have sustainable revenue generation capacity, and (c) the issuer does not create expectations regarding the prepayment, redemption or early repurchase of the instrument; and (vi) the subordinated debt has the ability to absorb losses. See “Description of the Notes―Loss Absorption”.

 Technical Capital is comprised of Tier One Capital, which consists of different types of capital and instruments, such as capital stock and capital reserves, Additional Tier One Capital, such as equity and debt instruments that comply with certain requirements set forth in Decree 2555, and Tier Two Capital, which includes subordinated debt, such as the Notes.  Commencing on the fifth anniversary prior to the final maturity date or at the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will decrease by 20% of the aggregate outstanding amount of such subordinated debt on an annual basis.

As of June 30, 2017, the Bank’s Capital Adequacy Ratio was 14.34%, exceeding the requirements of the Colombian government and the SFC by 534 basis points. As of December, 2016, the Bank’s Capital Adequacy Ratio was 13.26%.

For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Six Months Ended June 30, 2017 and 2016 – Regulatory Capital”.

The minimum capital requirement for banks on an unconsolidated basis is established in Article 80 of Decree 633 of 1993. The minimum capital requirement for banks, including Bancolombia S.A., for 2017 is COP 90,142 million. Failure to meet such requirement can result in the taking of possession (toma de posesión) of the Bank by the SFC (see “Bankruptcy Considerations”).

The Unit of Financial Regulation of the Ministry of Finance has informally announced its intention to issue new provisions regarding Basel III capital adequacy requirements during 2018 that will make Colombia more compliant with Basel III accords. At the end of each calendar year, the Unit of Financial Regulation publishes the regulatory agenda for comments. It is expected that the regulatory agenda for 2018 will be made public at the end of 2017.

Furthermore, the Ministry of Finance, through the Unit of Financial Regulation, in consultation with the SFC, continues to perform an internal review of regulations applicable to financial institutions.

Capital Investment Limit

For entities incorporated in Colombia, all investments in subsidiaries and other authorized capital investments, excluding those made in order to abide by legal requirements, may not exceed 100% of the total aggregate capital, equity reserves and the equity re-adjustment account of the respective bank, financial corporation or commercial finance company excluding unadjusted fixed assets and including deductions for accumulated losses.

Mandatory Investments

Central Bank regulations require financial institutions, including the Bank, to hold minimum mandatory investments in debt securities issued by Fondo para el Financiamiento del Sector Agropecuario (“Finagro”), a Colombian public financial institution that finances production and rural activities to support the agricultural sector. The amount of these mandatory investments is calculated by applying a fixed percentage (ranging from 4.3% to 5.8%, depending on the type of liability) to the quarterly average of the end of day balances of certain liabilities, primarily deposits and short-term debt. The investment balance is computed at the end of each quarter. Any required adjustment (due to a change in the quarterly average between periods) results in the purchase of additional securities or may result in redemption by Finagro at of securities in excess of the requirement. The purchase of additional securities takes place during the month following the date as of which the computation was performed.

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Foreign Currency Position Requirements

According to External Resolution 9 of 2013 issued by the board of directors of the Central Bank as amended or supplemented (“Resolution 9”), a financial institution’s foreign currency position (posición propia en moneda extranjera) is the difference between such institution’s foreign currency-denominated assets and liabilities (including any off-balance sheet items), actual or contingent, including those that may be converted into Colombian legal currency.

Resolution 9 provides that the average of a bank’s foreign currency position for three business days cannot exceed the equivalent in pesos of 20% of the bank’s technical capital. Currency exchange intermediaries such as the Bank are permitted to hold a three business days’ average negative foreign currency position not exceeding the equivalent in foreign currency of 5% of its technical capital (with penalties being payable after the first business day).

Resolution 9 also defines the foreign currency position in cash (posición propia de contado en moneda extranjera) as the difference between all foreign currency-denominated assets and liabilities. A bank’s three business days average foreign currency position in cash cannot exceed 50% of the bank’s technical capital. In accordance with Resolution 9, the three business days’ average must be calculated on a daily basis and the foreign currency position in cash for any single business day can be negative as long as it does not exceed 20% of the bank’s technical capital.

Finally, Resolution 9 requires banks to comply with a gross position of leverage (posición bruta de apalancamiento) as it relates to its foreign currency position. Gross position of leverage is defined as (i) the value of term contracts denominated in foreign currency, plus (ii) the value of transactions denominated in foreign currency to be settled within two days in cash, plus (iii) the value of the exchange rate risk exposure associated with exchange rate options and derivatives. According to Resolution 9 the three business days’ average of the gross position of leverage cannot exceed 550% of the technical capital. In calculating the gross position of leverage, Resolution 9 of 2013 of the Central Bank excludes (i) any foreign exchange transaction that intermediaries of the exchange market perform as local suppliers of liquidity of foreign currency using the systems of compensation and liquidation of currencies when there is a breach of payment by a participant and (ii) financing operations obtained by intermediaries of the exchange market to perform liquidity supply operations in foreign currency.

Reserve Requirements

Credit institutions are required to satisfy reserve requirements with respect to deposits and other cash demands which are held by the Central Bank in the form of cash deposits. According to Resolution 11 of 2008 issued by the board of directors of the Central Bank, as amended, the reserve requirements for Colombian banks are measured bi-weekly and the amount depends on the class of deposits.

Credit institutions must maintain reserves of 11% over private demand deposits, government demand deposits, other deposits and liabilities and savings deposits; of 4.5% over term deposits with maturities fewer than 540 days and 0% over term deposits with maturities equal to or more than 540 days.

Foreign Currency Loans

According to External Resolution 8 of 2000, residents of Colombia may obtain foreign currency loans from foreign residents, and from Colombian currency exchange intermediaries (such as the Bank) or by placing debt securities abroad. Foreign currency loans must be either disbursed through a foreign exchange intermediary or deposited in special purpose offshore accounts.

Colombian residents who borrow funds in foreign currency may be required to post with the Central Bank non-interest bearing deposits for a specified term, but currently although the size of the required deposit is currently zero. Such deposits would not be required in certain cases, including foreign currency loans aimed at financing Colombian investments abroad, or for short-term exportation loans, provided that these loans are disbursed against the funds of Banco de Comercio Exterior – Bancoldex.

External Resolution 8 of 2000 sets forth a number of restrictions and limitations as to the use of proceeds in the case of foreign currency loans obtained by Colombian currency exchange intermediaries for the purpose of avoiding the deposit requirement described above. Such foreign currency loans may be used, among others, for lending activities in a foreign currency with a tenor equal to, or shorter than, the tenor of the foreign financing.

Finally, pursuant to Law 9 of 1991, the board of directors of the Central Bank is entitled to impose conditions and limitations on the incurrence of foreign currency indebtedness, as an exchange control policy, in order to avoid pressure in the currency exchange market.

Non-Performing Loan Allowance

The SFC maintains rules on non-performing loan allowances for financial institutions. These rules apply to Bancolombia S.A.’s financial statements on a stand-alone basis for Colombian regulatory purposes. Non-performing loan allowances in the Bank’s consolidated financial statements as of December 31, 2016 are calculated according to IFRS.

Lending Activities

Decree 2555 of 2010, as amended, sets forth the maximum amounts that a financial institution may lend to a single borrower (including for this purpose all related fees, expenses and charges). These maximum amounts may not exceed 10% of a bank’s technical capital. However, there are several circumstances under which the limit may be raised. In general, the limit is raised to 25% when amounts lent above 5% of technical capital are secured by guarantees that comply with the financial guidelines provided in Decree 2555 of 2010, as amended. Also, a bank may not make loans to any shareholder that holds directly more than 10% of its capital stock for one year after such shareholder reaches the 10% threshold. In no event may a loan to a shareholder holding directly or indirectly 20% or more of the Bank’s capital stock exceed 20% of the Bank’s technical capital. In addition, no loan to a single financial institution may exceed 30% of the Bank’s technical capital, with the exception of loans funded by Colombian development banks which are not subject to such limit.

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Decree 2555 of 2010 also sets a maximum limit of 30% of the Bank’s technical capital for single-party risk, the calculation of which includes loans, leasing operations and equity and debt investments.

The Central Bank also has the authority to establish maximum limits on the interest rates that commercial banks and other financial institutions may charge on loans. However, interest rates must also be consistent with market terms with a maximum limit certified by the SFC.

Ownership and Management Restrictions

The Bank is organized as a stock company (sociedad anónima). Its corporate existence is subject to the rules applicable to commercial companies, principally the Colombian Commercial Code which requires stock companies (such as the Bank) to have a minimum of five shareholders at all times and provides that no single shareholder may own 95% or more of the Bank’s subscribed capital stock. Article 262 of the Colombian Commerce Code prohibits the Bank’s subsidiaries from acquiring stock of the Bank.

Pursuant to Decree 663 of 1993, as amended, any transaction resulting in an individual or entity holding 10% or more of the outstanding shares of any Colombian financial institution, including, in the case of the Bank, transactions resulting in holding ADRs representing 10% or more of the subscribed capital stock of the Bank, is subject to the prior authorization of the SFC. For that purpose, the SFC must evaluate the proposed transaction based on the criteria and guidelines specified in Decree 663 of 1993. Transactions entered into without the prior approval of the SFC are null and void and cannot be recorded in the institution’s stock ledger. These restrictions apply equally to Colombian and foreign investors.

Bankruptcy Considerations

Colombian banks and other financial institutions are not subject to the laws and regulations that generally govern the insolvency, restructuring and liquidation of industrial and commercial companies, but rather are subject to special rules, the most important details of which are summarized below.

Pursuant to Colombian banking law, the SFC has the power to intervene in the operations of a bank in order to prevent it from, or to control and reduce the effects of, a bank failure. The SFC also conducts periodic visits to financial institutions and may impose capital or solvency obligations on financial institutions without taking control.

The SFC may intervene in a bank’s business: (i) as a preventive measure prior to the liquidation of the bank, in order to prevent the bank from entering into a state where the SFC would need to take possession by taking one of the following recovery measures (institutos de salvamento): (a) submitting the bank to a special supervision regime; (b) issuing a mandatory order to recapitalize the bank; (c) placing the bank under the management of another authorized financial institution, acting as trustee; (d) ordering the transfer of all or part of the assets, liabilities and contracts of the bank to another financial institution; (e) ordering the bank to merge with one or more financial institutions that consent to the merger; (f) ordering the adoption of a recovery plan by the bank pursuant to guidelines approved by the government; (g) ordering the exclusion of certain assets and liabilities by requiring the transfer of such assets and liabilities to another institution designated by the SFC; or (h) ordering the progressive unwinding (desmonte progresivo) of the operations of the bank; or (ii) at any time, as an intervention measure by taking possession of the bank to either administer the bank or order its liquidation, depending on how critical the situation is found to be by the SFC.

The following grounds for an intervention measure are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC must step in and take over the financial institution: (i) if the financial institution’s technical capital falls below 40% of the legal minimum; or (ii) upon the expiration of the term of any then-current recovery plans or the non-fulfillment of the goals set forth in such plans.

Additionally, and subject to the approval of the Ministry of Finance and the opinion of its advisory council (Consejo Asesor del Superintendente), the SFC may, at its discretion, initiate an intervention measure against a bank under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) refusal to be interrogated under oath regarding its business; (v) repeated failure to comply with orders and instructions from the SFC; (vi) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vii) unauthorized or fraudulent management of the bank’s business; (viii) reduction of the bank’s net worth below 50% of its subscribed capital; (ix) existence of serious inconsistencies in the information provided to the SFC that, at its discretion, impedes the SFC to accurately understand the situation of the bank; (x) failure to comply with the minimum capital requirements set forth in Decree 663 of 1993; (xi) failure to comply with the recovery plans that were adopted by the bank; (xii) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xiii) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

Within two months (extendible for two additional months) from the date in which the SFC takes possession of a bank, the SFC must decide which measures to adopt. The decision is to be made with the purpose of permitting depositors, creditors and investors to obtain full or partial payment of their credits and must be submitted to Fondo de Garantías de Instituciones Financieras’ (Fogafin) for their opinion before the measures are adopted.

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Upon the taking of possession of a bank, depending on the bank’s financial situation and the reasons that gave rise to such measure, the SFC may (but is not required to) order the bank to suspend payments to its creditors. The SFC has the power to determine that such suspension will affect all of the obligations of the bank, or only certain types of obligations or even obligations up to or in excess of a specified amount.

As a result of an intervention measure, the SFC must appoint as special agent the person or entity designated by Fogafin to administer the affairs of the bank while such process lasts and until it is decided whether to liquidate the bank.

As part of its duties following the intervention measure by the SFC, Fogafin must provide the SFC with the plan to be followed by the special agent in order to meet the goals set for the fulfillment of the measures that may have been adopted. If the underlying problems that gave rise to the taking of possession of the bank are not resolved within a term not to exceed two years, the SFC must order the liquidation of the bank.

During the intervention measure (which period ends when the liquidation process begins), Colombian banking laws prevent any creditor of the bank from: (i) initiating any procedure for the collection of any amount owed by the bank; (ii) enforcing any judicial decision rendered against the bank to secure payment of any of its obligations; (iii) constituting a lien or attachment over any of the assets of the bank to secure payment of any of its obligations; or (iv) making any payment, advance or compensation or assuming any obligation on behalf of the bank, with the funds or assets that may belong to it and are held by third parties, except for payments that are made by way of set-off between regulated entities of the Colombian financial and insurance systems.

In the event that the bank is liquidated, the SFC must, among other measures, provide that all term obligations owed by the bank are due and payable as of the date when the order to liquidate becomes effective.

During the liquidation process bank deposits and certain other types of saving instruments will be excluded from the liquidation process and paid prior to any other liabilities. The remainder of resources will be distributed among creditors whose claims are recognized in accordance with the following rank: (i) the first class of claims includes the court expenses incurred in the interest of all creditors, wages and other obligations related with employment contracts and tax authorities’ credits regarding national and local taxes; (ii) the second class of claims comprises the claims secured by a security interest on movable assets; (iii) the third class of claims includes the claims secured by real estate collateral, such as mortgages; (iv) the fourth class of claims contains some other claims of the tax authorities against the debtor that are not included in the first class of claims and claims of suppliers of raw materials and input to the debtor and (v) finally, the fifth class of claims includes all other credits without any priority or privilege, provided, however, that among credits of the fifth class, subordinated debt will be ranked junior to the external liabilities (pasivos externos) and senior only to capital stock. Each category of creditors will collect in the order indicated above, whereby distributions in one category will be subject to the full satisfaction of claims in the prior category.

Deposit insurance—Troubled Financial Institutions

Subject to specific limitations, Fogafin is authorized to provide equity (whether or not reducing the par value of the recipient’s shares) and/or secured credits to troubled financial institutions, and to insure deposits of commercial banks and certain other financial institutions.

To protect the customers of commercial banks and certain financial institutions, Resolution 1 of 2012 of the board of directors of Fogafin, as amended, requires mandatory deposit insurance. Banks must pay an annual premium of 0.3% of total funds received on saving accounts, checking accounts, certificates of deposit and other deposits, which is paid in four quarterly installments. If a bank is liquidated, the deposit insurance will cover the funds deposited by an individual or corporation with such bank up to a maximum of COP 50 million regardless of the number of accounts held.

Risk Management Systems

Commercial banks must have risk administration systems to meet the SFC minimum standards for compliance and to avoid and mitigate the following risks: (i) credit; (ii) liquidity; (iii) market; (iv) operational; and (v) money laundering and terrorism.

Commercial banks generally have several risk measurement methods, including the risk weighted assets measurement which is calculated according to weight percentages assigned to different types of assets, which may be 0%, 20%, 50% and 100%. There are some exceptions in which the weight percentage is higher and is calculated based on the associated risk perception of the evaluated asset. Provisions, which are calculated on a monthly basis, are another risk measurement method. For commercial and consumer loans, the SFC issues a provision reference model, according to which the probability of default depends on an assigned rating (AA, A, BB, B, CC and default). For mortgage loans and small business loans, provisions are calculated based on ratings (A, B, C, D and E) assigned depending on the time elapsed since the client’s default.

With respect to market risks, commercial banks must follow the provisions of the Basic Accounting Circular, which defines criteria and procedures for measuring a bank’s exposure to interest rate, foreign exchange, and market risks. Under such regulations, banks must submit to the SFC information on the net present value, duration, and interest rate of its assets, liabilities, and derivative positions. Colombian banks are required to calculate, for each position on the statement of financial position, a volatility rate and a parametric value at risk (“VaR”), which is calculated based on net present value, modified duration and a risk factor computed in terms of a basis points change. Each risk factor is calculated and provided by the SFC.

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With respect to liquidity risk, financial entities must meet a liquidity coverage test that ensures their ability to hold liquid assets sufficient to cover potential net cash outflows for a period of 30 days. Net cash outflows for this purpose are contractual maturities of assets (interbank borrowings, financial assets investments, loans and advances to customers, derivative financial instruments) minus contractual maturities of liabilities (demand deposits, time deposits, interbank deposits borrowings from other financial institutions, debt securities, derivative financial instruments) occurring within a period of 30 days. For purposes of this calculation, liabilities does not include projections of future transactions. The maturity of the loan portfolio is affected by the historical default indicator and the maturity of deposits is modeled according to the regulation.

With respect to operational risk, commercial banks must assess, according to principles provided by the Basic Accounting Circular, each of their business lines (such as corporate finance, purchases and sales of securities, commercial banking, asset management, etc.) in order to record the risk events that may occur and result in fraud, technology problems, legal and reputational problems and problems associated with labor relations at the bank.

Anti-Money Laundering Provisions

The regulatory framework to prevent and control money laundering is contained in, among others, Decree 663 of 1993 and External Circular 029 of 2014 issued by the SFC, as well as Law 599 of 2000, and the Colombian Criminal Code, as amended.

Colombian laws adopt the latest guidelines related to anti-money laundering and other terrorist activities established by the Financial Action Task Force on Money Laundering (“FATF”). Colombia, as a member of the GAFI-SUD (a FATF-style regional body), follows all of FATF’s 40 recommendations and eight special recommendations. External Circular 029 of 2014 requires the implementation by financial institutions of a system of controls for money laundering and terrorism financing. These rules emphasize “know your customer” policies and knowledge of customers and markets, and other customer identification and monitoring processes.

Financial institutions must cooperate with the appropriate authorities to prevent and control money laundering and terrorism financing. Finally, the Colombian Criminal Code introduced criminal rules and regulations to prevent, control, detect, eliminate and adjudicate all matters related to financing terrorism and money laundering, including the omission of reports on cash transactions, mobilization or storage of cash, and the lack of controls.

Regulatory Framework for Subsidiaries that are Non-Participants in the Financial Sector

All of Bancolombia’s Colombian subsidiaries that are not part of the financial services are governed by the laws and regulations embodied in the Colombian Civil Code and the Colombian Commercial Code as well as any regulations issued by the Colombian Superintendency of Industry and Commerce and the Superintendency of Corporations or any other type of special regulations that may be applicable to the commercial and industrial activities carried out by said subsidiaries.

International regulations applicable to Bancolombia and its subsidiaries

FATCA

Bancolombia and most of its subsidiaries are considered foreign financial institutions (“FFIs”) under the Foreign Account Tax Compliance Act of 2010 (“FATCA”) and must therefore comply with U.S. information reporting requirements or certification requirements in respect of their United States accountholders and, in certain cases, their direct or indirect shareholders to avoid becoming subject to U.S. withholding tax on certain payments made to Bancolombia and its subsidiaries. The United States has entered into intergovernmental agreements (“Model 1 IGAs”) with a number of countries pursuant to which FFIs in such a country will report information to that country’s government for transmittal to the IRS. FFIs in these countries are generally not subject to U.S. withholding under FATCA. Among the countries where Bancolombia operates, Colombia, the Cayman Islands, and Panama has each signed a Model 1 IGA. Peru has reached an agreement in substance with the IRS, and consented to be treated as having a Model 1 IGA in effect. In addition, certain subsidiaries of Bancolombia located in other countries have transmitted directly to the IRS the information required pursuant to FATCA, since these other countries have not entered into a Model 1 IGA. Given the size and the scope of Bancolombia’s international operations, we have taken and intend to continue to take necessary steps to comply with FATCA, including transmitting to the applicable authorities the reports required under FATCA.

However, if certain affiliates of Bancolombia cannot enter into agreements with the IRS or satisfy the requirements thereunder, certain payments to Bancolombia or its Subsidiaries may be subject to withholding under FATCA. The possibility of such withholding and the need for accountholders and investors to provide certain information may discourage some customers or potential customers from banking with us, thereby adversely affecting our results of operations and financial condition. In addition, compliance with the terms of agreements entered into with the IRS and with FATCA and any other regulations may increase our compliance costs.

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Description of the Notes

As used below in this “Description of the Notes” section, the “Bank” means Bancolombia S.A., a sociedad anónima organized and existing under the laws of Colombia, and its successors, but not any of its subsidiaries. The Bank will issue the Notes described in this prospectus supplement under an indenture (the “Indenture”) to be executed between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Bank at its address set forth elsewhere in this prospectus supplement.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

We expect the Notes to qualify as Tier Two Capital upon the approval by the Colombian Finance Superintendence (“SFC”).

References to the Decree 2555 of 2010 in this “Description of the Notes” section are made taking into account that as of the date of this prospectus supplement, Chapter 1 of Title 1 of Book 1 of Part 2 of Decree 2555 of 2010 is currently applicable to financial institutions such as the Bank. The Notes are not treated under the banking laws and regulations of Colombia as bank deposits, and the noteholders are not required to open accounts with the Bank. Noteholders will not have recourse to deposit insurance or any other protections afforded to depositors in financial institutions under the laws of any jurisdiction. The Notes are treated under Colombian and New York law as debt instruments.

For a description of the current requirements for debt instruments to qualify as Tier Two Capital under Colombian banking laws, see “Colombian Banking Regulations.”

General

Indenture

The Notes will be issued under an Indenture to be executed between the Bank and the Trustee. The Indenture is an agreement among us and The Bank of New York Mellon, as trustee.

The Trustee has the following two main roles:

•	First, the Trustee can enforce your rights against us if we default in respect of the Notes. There are some limitations on the extent to which the Trustee acts on your behalf, which are described under “—Events of Default”; and

•	Second, the Trustee performs administrative duties for us, such as making interest payments and sending notices to holders of Notes.

Principal, Maturity and Interest

The Notes will mature on October 18, 2027. The Notes will bear interest at 4.875% per year on the outstanding principal amount thereof from and including the closing date of the Notes offering to, but excluding, the Reset Date. From and after the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at a rate per annum on the outstanding principal amount thereof equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) 292.9 basis points as calculated by the issuer.

Interest on the Notes will be payable semi-annually, in arrears, on April 18 and October 18 of each year (each, an “Interest Payment Date”), commencing on April 18, 2018, to Holders of record at the close of business on the Business Day immediately prior to each such Interest Payment Date, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or final maturity date is a day that is not a Business Day, the related payment of the principal and interest will be made on the next succeeding Business Day as if it were made on the date the payment was due.

In the event that the Bank defaults on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, the Bank will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

The Notes will be issued in registered form, without coupons, and in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. Each book-entry note will be represented by one or more Notes registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary,” or its nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the DTC and its participants. See “Form of Notes, Clearing and Settlement.”

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The Bank will pay the principal of and interest on the Notes and any Additional Amounts (as defined below) in U.S. Dollars.

Additional Notes; Notes Issued on Final Settlement Date

Old Notes with a purchase price (including accrued and unpaid interest) exceeding the Aggregate Maximum Tender Consideration were validly tendered on or prior to the Early Tender date in the Tender Offer and were not validly withdrawn.  Because the Tender Offer was fully subscribed, after proration, Old Notes with an aggregate principal amount of US$682,064,000 were accepted for purchase. Accordingly, US$750,000,000 aggregate principal amount of Notes will be issued on the Issue Date. See “Summary—Recent Developments—Tender Offer for Outstanding Subordinated Notes.”

After the Issue Date, the Bank may issue additional Notes under the Indenture having identical terms and conditions to the Notes to be issued on the early settlement date (the “Additional Fungible Notes”), except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to any Holder of any outstanding Notes (other than such Additional Fungible Notes). Any Additional Fungible Notes are expected to be part of the same issue as the Notes to be issued on the early settlement date and will be treated as a single series with the Notes to be issued on the early settlement date, including for purposes of voting, redemptions and offers to purchase. Pursuant to the Indenture, no Additional Fungible Notes may be issued unless such Additional Fungible Notes will be fungible with the Notes to be issued on the early settlement date for U.S. federal income tax purposes.

Additional Amounts

All payments made by the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Bank is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Bank is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Bank is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Bank has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required; or

(3) if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

In addition, Additional Amounts will not be payable if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes had been the Holder and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), or (3) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Notwithstanding the foregoing, all payments shall be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding, a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Upon request, the Bank will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

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The Bank will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a jurisdiction in which the Bank is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a paying agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Methods of Receiving Payments on the Notes

The Bank will make payments of principal of, and premium, if any, and interest on the Notes and any Additional Amounts represented by global securities by wire transfer of U.S. dollars to DTC or to its nominee as the registered holder of the Notes, which will receive the funds for distribution to the owners of beneficial interests in the Notes. The Bank has been informed by DTC that the owners will be paid in accordance with the procedures of DTC and its participants. Neither the Bank, the Trustee nor the paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

Certificated Notes

If (i) the Bank notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; (ii) the Bank, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the indenture; or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global Notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the global Notes. Upon any such issuance, the Trustee shall (upon written direction from the Bank) register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Bank nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Notes and the Bank and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Notices

The Bank will mail any notices to Holders at the addresses appearing in the security register maintained by the paying agent. The Bank will consider a notice to be given at the time it is mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Subordination of Notes

The Notes will constitute unsecured and subordinated obligations of the Bank and will rank pari passu with all other unsecured and Tier Two Capital subordinated Indebtedness of the Bank, if any, other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes. Pursuant to Colombian banking laws in effect on the Issue Date, the Notes will constitute Tier Two Capital “subordinated bonds” (bonos subordinados) upon approval by the SFC.

Accordingly, Holders may recover less ratably than creditors of the Bank who are creditors of Senior External Liabilities. Also, as a result of the operation of the provisions of the Notes described under “Loss Absorption” below, Holders may recover less ratably than holders of pari passu subordinated debt of the Bank that does not include a similar loss absorption feature.

In addition, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Bank’s subsidiaries.

The payment of all Obligations on or relating to the Notes will, in the event of liquidation, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all obligations due in respect of Senior External Liabilities of the Bank, whether outstanding on the Issue Date or incurred after that date, and will be senior only to subordinated instruments constituting Tier One Capital and the Bank’s capital stock. The creditors holding Senior External Liabilities will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of Senior External Liabilities before the Holders will be entitled to receive payment of any Obligations on or relating to the Notes:

•	in the event of any distribution to creditors of the Bank in a total or partial liquidation, dissolution or winding up of the Bank; or

•	in the event that the SFC institutes an Intervention Measure on the Bank and determines to liquidate the Bank.

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Redemption

The Bank will not be permitted to redeem the Notes before their stated maturity, except as set forth below.

Optional Redemption on Reset Date

The Bank will have the right to redeem the Notes, in whole but not in part, on the Reset Date, at a redemption price equal to 100% of the outstanding aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption,

A.	provided, however, that the Bank shall only exercise its right to redeem the Notes in compliance with, and as permitted by, applicable Colombian laws and regulations then in effect; and

B.	to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority, has been obtained by the Bank.

Optional Redemption upon Tax Event or Regulatory Event

The following optional redemption rights are not permitted under current Colombian regulations. We will not be able to exercise these optional redemption rights unless regulations are implemented permitting us to do so.

At any time after the Issue Date, the Bank will have the right to redeem the Notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the date of redemption:

i.	upon the occurrence of a Regulatory Event; and

ii.	upon the occurrence of a Tax Event,

A.	provided, however, that the Bank shall only exercise its right to redeem the Notes in compliance with, and as permitted by, applicable Colombian laws and regulations then in effect; and

B.	to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority, has been obtained by the Bank.

In addition, in the case of a redemption following the occurrence of a Tax Event, the Bank must provide the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of nationally recognized standing in such tax matters, stating that the conditions set forth in the Indenture for such exercise have been met.

Redemption Procedures

Notice of redemption must be given to Holders not less than 15 nor more than 60 days prior to the redemption date. On and after the redemption date, interest will cease to accrue on the Notes (unless the Bank defaults in the payment of the redemption price and accrued interest). On the Business Day immediately preceding the redemption date, the Bank will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Write-Down Event occurs prior to the applicable redemption date (in which chase, a Write-Down will occur as described under “―Loss Absorption.”

Loss Absorption

As determined by applicable Colombian laws and regulations then in effect, if: (i) the Bank’s Basic Individual Solvency Ratio or the Bank’s Basic Consolidated Solvency Ratio is below 4.5%; or (ii) the SFC, in its discretion, otherwise so determines in writing (each of the foregoing, a “Write-Down Event”), the outstanding principal, accrued and unpaid interest, and any other amounts due on the Notes will be permanently reduced, pro rata with reductions in the outstanding principal, accrued and unpaid interest, and any other amounts due on other Tier Two Capital subordinated Indebtedness as to which a Write-Down Event has occurred, if any, (other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes) by an amount needed to (x) restore the Basic Individual Solvency Ratio to 6%; (y) restore the Basic Consolidated Solvency Ratio to 6%; or (z) comply with the order of the SFC to restore the Basic Individual Solvency Ratio or Basic Consolidated Solvency Ratio to 6%, as applicable (a “Write-down”), provided that the principal amount of the Notes may not be written down below zero. The amount by which the outstanding principal amount, accrued and unpaid interest, and any other amounts due on the Notes is reduced upon the occurrence of a Write-Down Event is referred to as the “Permanent Reduction Amount.”

In the event that the Write-Down is insufficient to restore the Basic Individual Solvency Ratio or the Basic Consolidated Solvency Ratio to the required levels, the principal amount of the Notes will be reduced to zero. In any case, under Colombian banking laws the Write-Down Event will be triggered prior to the issuance of an order of capitalization or patrimony enhancement of the Bank with public funds.

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We will provide notice to Holders and the Trustee (a “Write-down Notice”) that a Write-Down Event and subsequent Write-down has occurred within two Business Days following such Write-Down Event. Any Write-Down Notice will be accompanied by a certificate signed by two officers of the Bank stating that a Write-Down Event has occurred, specifying the Reduction Date, which shall be the Business Day following the occurrence of the Write-Down Event, setting out the method of calculation of the Permanent Reduction Amount and indicating the amounts of principal, interest and any other amounts due comprising the Permanent Reduction Amount.

On the Reduction Date, the outstanding principal amount on the Notes will be decreased as specified in the Write-Down Notice and the amounts of accrued and unpaid interest and any other amounts due on the Notes as of the Reduction Date will be canceled, in each case to the extent specified in the Write-Down Notice. Following the Reduction Date, interest will accrue on the principal amount of the Notes that remains after giving effect to the Write-Down.

A Write-Down Event and the subsequent reduction of the outstanding principal, accrued and unpaid interest, and any other amounts on the Notes will not constitute an Event of Default. Any holder of Notes will automatically be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against us or the Trustee with respect to, repayment of, the Permanent Reduction Amount, irrespective of whether such amounts have become due and payable prior to the date on which the Write-Down Event shall have occurred.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Mergers, Consolidations, Etc.

The Bank will not consolidate with or merge into, or sell, lease, convey or transfer, in one transaction or a series of transactions, all or substantially all of the Bank’s properties and assets to any Person, unless:

(1) the Bank obtains any and all regulatory approvals in connection therewith;

(2) the surviving entity, if other than the Bank, is organized and existing under the laws of Colombia or the United States and assumes via supplemental indenture all of the Obligations under the Notes and the Indenture;

(3) the Bank, or the surviving entity, as the case may be, is not immediately after such transaction in Default under the Notes and the Indenture; and

(4) the Bank or the surviving entity will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the requirements of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and that the Indenture and the Notes constitute legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms.

Maintenance of Office or Agent for Service of Process

The Bank shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Bank in respect of the Notes and the Indenture may be served. Initially this agent will be CT Corporation System, and the Bank will agree not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.

Provision of Financial Statements and Reports

At all times when the Bank is required to file any financial statements or reports with the SEC, the Bank shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the SEC. In addition, at any time when the Bank is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act or is not included on the SEC’s list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Notes remain outstanding, the Bank will make available, upon request, to any Holder or any prospective purchaser of the Notes, who so requests in writing, substantially the same financial and other information that we would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

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Further Actions

The Bank will, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary or as the Trustee may reasonably request, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order to (i) enable the Bank to lawfully enter into, exercise its rights and perform and comply with its obligations under the Indenture and the Notes, as the case may be; (ii) ensure that its obligations under the Indenture and the Notes are legally binding and enforceable; (iii) make the Indenture and the Notes admissible in evidence in the courts of the State of New York and Colombia; (iv) preserve the enforceability of, and maintain the Trustee’s rights under, the Indenture; and (v) respond to any reasonable requests received from the Trustee to enable the Trustee to facilitate the Trustee’s exercise of its rights and performance of its obligations under the Indenture and the Notes, including exercising and enforcing its rights under and carrying out the terms, provisions and purposes of the Indenture and the Notes.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Bank to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;

(2) failure by the Bank to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity or otherwise and the continuance of any such failure for seven (7) days;

(3) the Bank pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(d) makes a general assignment for the benefit of its creditors;

(e) is subject to any other Intervention Measure or Preventive Measure; or

(4) The SFC enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Bank as debtor in an involuntary case;

(b) appoints a Custodian of the Bank or a Custodian for all or substantially all of the assets of the Bank; or

(c) orders the liquidation of the Bank, and the order or decree remains unstayed and in effect for sixty (60) days.

If the Bank fails to make payment of principal, interest or Additional Amounts, if any, on the Notes (and, in the case of payment of principal, such failure to pay continues for seven (7) days or, in the case of payment of interest or Additional Amounts, such failure to pay continues for thirty (30) days), each Holder has the right to demand and collect under the Indenture and the Bank will pay to the Holders the applicable amount of such due and payable principal, accrued interest and Additional Amounts, if any, on the Notes; provided, however, that to the extent that the SFC has adopted an Intervention Measure (as defined below) in connection with the Bank under the Colombian Bankruptcy Law, the Holders of the Notes would not be able to commence independent collection proceedings to recover amounts owed.

There is no right of acceleration in the case of a default in any payment on the Notes (whether when due or otherwise) or the performance of any of the Bank’s other obligations under the Indenture or the Notes. Notwithstanding the immediately preceding sentence, the Holders shall have the right to accelerate the payments due under the Notes upon the Bank’s liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee may pursue any available remedy (excluding acceleration, except as provided herein) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. See “Colombian Banking Regulations—Bankruptcy Considerations.”

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Bank or any Holder.

See “Risk Factors—Risks Relating to the Notes—Holders of the Notes will not have the right to accelerate the Notes.”

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Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable and the Bank has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust solely for the benefit of the Holders in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)       the Bank has paid all sums payable by it under the Indenture,

(c)       the Bank has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity, and

(d)       the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Bank must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Bank, the registrar is not required to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

See “Form of Notes, Clearing and Settlement” below for further discussion on transfer and exchanges of the global Notes representing the Notes.

Purchase of Notes

The Bank may at any time purchase Notes at any price in the open market, in privately negotiated transactions or otherwise, subject to the applicable laws and regulations then in effect. Notes so purchased by the Bank may be held, resold in accordance with the Securities Act or any exemption therefrom, or surrendered to the Trustee for cancellation.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, that without the consent of each Holder affected, no amendment or waiver may:

(1)	reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	change the currency or place of payment of principal of or interest on the Notes;

(4)	modify or change the related definitions affecting the subordination of the Notes or any provision of the Indenture (including the covenants in the Indenture) in a manner that adversely affects the Holders;

(5)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(6)	impair the rights of Holders to receive payments of principal of or interest on the Notes; or

(7)	make any change in these amendment and waiver provisions.

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Notwithstanding the foregoing, the Bank and the Trustee may amend the Indenture or the Notes without the consent of any Holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Bank’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.,” to add any applicable covenants, to surrender any right or power under the Indenture conferred to the Bank not for the benefit of Holders, to conform the text of the Indenture or the Notes to any provision in this section, “Description of the Notes”, to add to the rights of the Holders, to provide for the issuance of Additional Notes, to provide for the acceptance of a successor trustee or to make any change that does not adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, Officer, employee, incorporator or stockholder of the Bank will have any liability for any obligations of the Bank under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Bank as registrar and paying agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Bank, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Unclaimed Amounts

Any money deposited with the Trustee or paying agent or held by the Bank, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two (2) years after such amount becomes due and payable shall be paid to the Bank upon its request or, if held by the Bank, shall be discharged from such trust. The Holder will look only to the Bank for payment thereof, and all liability of the Trustee or paying agent shall thereupon cease. However, the Trustee or paying agent may at the expense of the Bank cause to be mailed to Holders at the last address of record, notice that the money remains unclaimed and any unclaimed balance of such money remaining, after a specified date, will be repaid to the Bank.

No Sinking Fund

The Notes will not be entitled to the benefit of a sinking fund.

Listing

We will apply to have the Notes listed on the New York Stock Exchange.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notwithstanding the foregoing, the authorization and execution of such documentation by the Bank and any subordination provisions of the Notes will be governed by the laws of Colombia. The qualification of the Notes as Tier Two Capital will be determined pursuant to applicable Colombian banking law and regulations.

Currency Rate Indemnity

The Bank has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Bank will indemnify the relevant Holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Bank’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.

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Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Additional Tier One Capital” means additional tier one capital (“patrimonio básico adicional”) as defined in articles 2.1.1.1.6, 2.1.1.1.8 and 2.1.1.1.12 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio básico adicional” in effect from time to time.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Bankruptcy Law” means the provisions of the Financial Statute concerning bankruptcy of financial institutions, Decree 2555 and any other Colombian law or regulation regulating the insolvency of financial entities from time to time.

“Basic Consolidated Solvency Ratio” means in respect to the consolidated capital of the Bank, the consolidated amount of Common Equity Tier One Capital net from all deductions, divided by the consolidated amount of credit and market risk weighted assets, all of the foregoing determined in accordance with Decree 2555 and Colombian Banking GAAP.

“Basic Individual Solvency Ratio” means in respect to the capital of the Bank, the result of dividing the Common Equity Tier One Capital net from all deductions, by the credit and market risk weighted assets of the Bank, all of the foregoing determined in accordance with Decree 2555 and Colombian Banking GAAP.

“Benchmark Reset Rate” means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, under the heading that represents the average for the week immediately prior to the Reset Date as published under the weekly U.S. Federal Reserve Board’s H.15(519) or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-Year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during the week preceding the Reset Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-Year U.S. Treasury Bond, calculated by U.S. dealers selected by the Issuer using a price for the 5-Year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the average of the quotations obtained from such U.S. dealers for the Reset Date (as defined below). The Benchmark Reset Rate will be calculated on the third Business Day preceding the Reset Date.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York or Colombia are authorized or required by law to close.

“Colombian Banking GAAP” means generally accepted accounting principles as prescribed by the SFC for banks licensed to operate in Colombia, consistently applied, as in effect from time to time.

“Common Equity Tier One Capital” means, as of any date of determination, the “patrimonio básico ordinario” as the same is defined in Articles 2.1.1.1.6, 2.1.1.1.7, 2.1.1.1.10 and 2.1.1.1.11 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio básico ordinario” in effect from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Decree 2555” means Decree 2555 of 2010, as amended from time to time.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Financial Statute” means Decree 663 of 1993, as amended, of the Republic of Colombia.

“Holder” means any registered holder, from time to time, of the Notes.

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“Indebtedness” means, with respect to any Person, any obligation for the payment or repayment of money borrowed or otherwise evidenced by debentures, Notes, bonds, or similar instruments or any other obligation (including all trade payables and other accounts payable and including payments relating to bank deposits) that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Colombian Banking GAAP.

“Interest” means, with respect to the Notes, interest on the Notes.

“Intervention Measures” means any of the measures described in article 114 of the Financial Statute, as amended from time to time, that allow the SFC to take possession of a financial institution, Decree 2555 as amended, and any other Colombian law or regulation regulating the administrative takeover of a financial institution.

“Issue Date” means the date on which the Notes are originally issued.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under any Indebtedness.

“Officer” means any of the following of the Bank: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Bank or any subsidiary of the Bank.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preventive Measures” means the measures described in article 113 of the Financial Statute, as amended from time to time, that the SFC can take with respect to a financial institution prior to and in order to avoid having to take an Intervention Measure, Decree 2555 as amended, and any other Colombian law or regulation regulating such type of measures.

“Principal” means, with respect to the Notes, as of any date, the principal of, and premium, if any, on the Notes, after giving effect to any prior Write-Down of such principal.

“Regulatory Event” means any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Colombia or any political subdivision thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties, which change or amendment becomes effective on or after the Issue Date, as a result of which we will no longer be entitled to treat the full outstanding principal amount of the Notes as Tier Two Capital pursuant to applicable Colombian capital regulations, other than pursuant to of article 2.1.1.1.13 letter h) of the Decree 2555, as amended, which provides that starting on the date that is five years before the scheduled maturity of the Notes, the principal amount of the Notes that may be accounted as Tier Two Capital shall be reduced by 20% each year.

“Reset Date” means October 18, 2022.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior External Liabilities” means any liabilities to third parties that constitute external debt of the Bank (pasivo externo) under Colombian banking laws and accounting principles, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such external debt shall not be senior in right of payment to the Notes. Under Colombian banking laws and accounting principles, “external debt” (pasivo externo) means, in the case of the Bank, any and all liabilities to third parties, as reflected in the financial statements of the Bank from time to time or any and all liabilities to third parties in the event of liquidation,

“SFC” means the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) or any other successor governmental entity in charge of the surveillance of financial institutions in Colombia.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

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A “Tax Event” shall occur if, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction (as defined above under “—Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Relevant Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, if later, the date on which the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction, (i) the Bank has or will become obligated to pay additional amounts as described above under “—Additional Amounts” or (ii) there is more than an insubstantial risk that interest payable by us on the Notes is not or will not be deductible by the Bank in whole or in part for Colombian income tax purposes, and in either case (i) or (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it.

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Technical Capital” means the “patrimonio técnico” of banks comprised of Common Equity Tier One Capital, Additional Tier One Capital and Tier Two Capital pursuant to Decree 2555, or any other Colombian law or regulation regulating the “patrimonio técnico” in effect from time to time.

“Tier One Capital” means Common Equity Tier One Capital and Additional Tier One Capital.

“Tier Two Capital” means, as of any date of determination, the “patrimonio adicional” as the same is defined in Article 2.1.1.1.6, 2.1.1.1.9 and 2.1.1.1.13 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio adicional” in effect from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

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Tax Considerations

Colombian Tax Considerations

The following summary contains a description of the principal Colombian income tax considerations in connection with the purchase, ownership and sale of the Notes, but does not purport to be a comprehensive description of all Colombian tax considerations that may be relevant to a decision to purchase the Notes. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than those of Colombia.

This summary is based on the tax laws of Colombia as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions in Colombia available on or before such date and now in effect. All of the foregoing is subject to change, and change could apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of the Notes should consult their own tax advisors as to Colombian tax consequences of the purchase, ownership and sale of the Notes, including, in particular, the application of the tax considerations discussed below to their particular situations, as well as the application of state, local, foreign or other tax laws.

Article 25 of the Estatuto Tributario (“Colombian Tax Code”) provides that loans obtained abroad (i.e. when the Holders of the notes are not resident or domiciled in Colombia) by Colombian finance corporations or banks do not generate taxable income in Colombia and will not be considered to be “possessed” in Colombia.

As a result, under current Colombian law, payments of principal and interest on the Notes to Holders of the Notes who are not resident or domiciled in Colombia are not subject to Colombian income tax, and no income tax will be withheld from payments by us to Holders of the Notes not resident or domiciled in Colombia.

In addition, and given that the Notes will be deemed to be a loan possessed abroad, under article 266 of the Colombian Tax Code income or gains realized on the sale or other disposition of the Notes will not be sourced as foreign income or gains and will not be subject to Colombian income tax or withholdings as long as the holder of the Notes is not a Colombian resident for tax purposes or is not domiciled in Colombia.

United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the United States and Colombia.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

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UNITED STATES HOLDERS

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of Notes and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Classification of Notes

There is no authority that addresses the U.S. federal income tax treatment of instruments such as the Notes that are denominated as subordinated debt instruments but that provide for Write-Down upon the occurrence of a Write-Down Event as a result of which a holder could lose its entire investment in the Notes. It is therefore unclear whether the Notes should be treated as equity or debt of Bancolombia for U.S. federal income tax purposes. The discussion below under “Debt Treatment for the Notes” assumes that the Notes are treated as debt for U.S. federal income tax purposes. If the Notes were treated as equity in the Issuer for U.S. federal income tax purposes, the result of such characterization should generally not be adverse to United States holders and in this case, the consequences described below under “Equity Treatment for the Notes” would be relevant to United States holders.

Debt Treatment for the Notes

Payments of Interest

If the Notes are treated as debt for U.S. federal income tax purposes, you will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Bank on the Notes is income from sources outside the United States for the purposes of the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest will, depending on your circumstances, be either “passive” or “general” income.

Purchase, Sale and Retirement of the Notes

Your tax basis in your Notes will generally be the U.S. dollar cost of your Notes.

You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your Note.

You will recognize capital gain or loss when you sell or retire your Note, except to the extent attributable to accrued but unpaid interest (which will be treated as payments of interest). Capital gain of a noncorporate United States holder is generally taxed at preferential rates, where property is held for greater than one year. The deduction of capital losses is subject to limitations.

Equity Treatment for the Notes

If the Notes are treated as equity for U.S. federal income tax purposes, the tax treatment of the Notes will generally be the same as described above under “Debt Treatment for the Notes”. However, the interest payments with respect to the Notes will be treated as dividends to the extent of Bancolombia’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Because Bancolombia does not currently maintain calculations of earnings and profits under U.S. federal income tax principles, if the Notes are treated as equity for U.S. federal income tax purposes, it is expected that all interest payments on the Notes would generally be treated as dividends. While the law is not clear, interest payments we make with respect to the Notes might be treated as qualified dividend income taxable at the preferential rates applicable to long-term capital gains provided that you hold the Notes for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, in this case generally the relevant record date in respect of the applicable interest payment date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the Notes for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If the Notes are treated as equity, a holder of Notes could suffer adverse tax consequences if we were treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Bancolombia believes that it should not be treated as a PFIC for U.S. federal income tax purposes.

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Please consult your tax advisor about the possibility of the Notes being treated as equity for U.S. federal income tax purposes and the tax consequences of such a determination, including whether interest payments on the Notes may be treated as qualified dividend income.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

UNITED STATES ALIEN HOLDERS

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a Note interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes

If you are a United States alien holder of a Note, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

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BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a Note within the United States, and the payment of proceeds to you from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. income tax liability (if any) by filing a refund claim with the IRS.

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Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal amount of Notes
Citigroup Global Markets Inc.	US$	250,000,000
Merrill, Lynch, Pierce, Fenner & Smith Incorporated		250,000,000
UBS Securities LLC		250,000,000
Total	US$	750,000,000

Valores Banistmo, a subsidiary of Bancolombia, is acting as co-manager. Valores Banistmo is not a U.S.-registered broker-dealer and will not effect any offers or sales of Notes in the United States. Valores Banistmo may place Notes outside the United States.

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Notes if the underwriters buy any of them. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are a new issue of securities with no established trading market. We will apply for listing of the Notes on the NYSE. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may stop their market-making at any time without providing any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the Notes are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The underwriters initially may offer part of the Notes directly to the public at the offering price described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.200% of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the principal amount of the Notes. After the initial offering of the Notes, the underwriters may from time to time vary the offering price and other selling terms.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the trading price of the Notes. In addition, to cover short positions or to stabilize the price of the Notes, the underwriters may bid for, and purchase, the Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular dealer for distributing the Notes in the offering if the underwriters repurchase previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

In the underwriting agreement, we have agreed (i) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities; and (ii) that we will not offer or sell any of our debt securities with a tenor of longer than one year (other than the Notes) outside Colombia or Panama for a period of 45 days after the date of this prospectus supplement without the prior consent of the underwriters.

We estimate that our expenses in connection with the sale of the Notes, other than underwriting discounts, will be approximately US$ and are payable by us.

We expect that the delivery of the Notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement, or ““T+5.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, or “T+2,” unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the settlement date may be required, by virtue of the fact that the Notes initially will settle in “T+5”, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the settlement date should consult their own advisor.

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The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other transactions and matters in the ordinary course of business with us and our affiliates. They have received customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Citigroup Global Markets Inc. is acting as offeror, and Citigroup Global Markets Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, are acting as dealer managers, in connection with the Tender Offer in respect of the Old Notes, pursuant to which all validly tendered Old Notes that are accepted for purchase will be exchanged by Citigroup Global Markets Inc. for a portion of the Notes offered hereby and a resulting decrease in the cash to be paid to us by the underwriters in this offering, and we will not receive any cash proceeds from this offering to the extent of such exchange. See “Summary—Recent Developments—Tender Offer for Outstanding Subordinated Notes.”

In addition, Valores Banistmo, which is acting as co-manager in this offering, is a subsidiary of Bancolombia.

Selling Restrictions

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus must inform themselves of and observe any of these restrictions.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

These prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of Notes may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the issuer nor any of the underwriters have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the issuer or any of the underwriters to publish or supplement a prospectus for such offer.  In relation to each Member State of the European Economic Area, an offer of the Notes to the public may not be made in that Member State other than:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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b)	subject to the following paragraph concerning the PRIIPS Regulation, to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require PGF or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to the Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

From January 1, 2018, the Notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

i.	from the date of application of Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii.	a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in the Prospectus Directive.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to PGF; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, accompanying prospectus and any other documents or materials relating to the offering have not been approved by an authorized person for the purposes of Section 21 of the FSMA.  Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, persons in the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.  This prospectus supplement and accompanying prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, (iv) are members or creditors of the issuer falling within Article 43 of the Financial Promotion Order (“members and creditors of certain bodies corporate”), or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

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Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute an offer or solicitation to purchase or invest in the Notes described herein in Switzerland. The Notes may not be offered, sold or advertised, directly or indirectly, to the public in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus pursuant to the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be distributed, or otherwise made available, to the public in Switzerland. Each underwriter has, accordingly, represented and agreed that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Notes to the public in, into or from Switzerland, and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes to the public in Switzerland.

Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile or “SVS”), the Notes may be privately offered in Chile to certain “qualified investors” identified as such by Rule 336 (which in turn are further described in Rule N°. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	the date of commencement of the offer is September 26, 2017. The offer of the Notes is subject to Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the SVS;

2.	the subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the SVS, nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS, due to the Notes not being subject to the oversight of the SVS;

3.	since the Notes are not registered in Chile there is no obligation by the issuer to make publicly available information about the Notes in Chile; and

4.	the Notes shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the SVS.

Información a los Inversionistas Chilenos

De conformidad con la ley N° 18.045, de mercado de valores y la Norma de Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Superintendencia de Valores y Seguros de Chile (la “SVS”), los bonos pueden ser ofrecidos privadamente a ciertos “inversionistas calificados,” a los que se refiere la NCG 336 y que se definen como tales en la Norma de Carácter General N° 216, de 12 de junio de 2008, de la SVS.

La siguiente información se proporciona a potenciales inversionistas de conformidad con la NCG 336:

1.        La oferta de los bonos comienza el de 26 septiembre de 2017, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la SVS;

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2.        La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de esa Superintendencia;

3.        Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre los mismos; y

4.        Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Mexico

The Notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and that no action has been or will be taken that would permit a public offer or sale of the Notes in Mexico. The Notes may not be offered or sold in Mexico, absent an available exception under Article 8 of the Ley del Mercado de Valores (the Mexican Securities Market Law).

Peru

The Notes and the information contained in this prospectus supplement and the accompanying prospectus are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Notes and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the Notes before or after their acquisition by prospective investors. The Notes and the information contained in this prospectus supplement and the accompanying prospectus have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores), or the SMV, and the Notes have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the Notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

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Expenses

The following table sets forth the main costs and expenses, other than the underwriting discounts and commissions and the special structuring fee in connection with this offering.

U.S. Securities and Exchange Commission registration fee	$93,375
Legal fees and expenses	$925,000
Accounting fees and expenses	$856,000
Printing costs	$37,000
Trustee fees and expenses	$80,000
Miscellaneous	$46,000
Total	$2,037,375

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Validity Of The Notes

The validity of the Notes being offered hereby are being passed upon for us by Sullivan & Cromwell LLP, New York, New York and Washington, D.C. and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Matters of Colombian law are being passed upon for us by Brigard & Urrutia S.A.S., our special Colombian counsel, and for the underwriters by Prieto & Carrizosa, S.A., Colombian counsel for the underwriters.

Experts

The consolidated financial statements, of the Bank as of and for the year ended December 31, 2016, incorporated in this prospectus supplement and in the prospectus by reference from the Bank’s Annual Report, and the effectiveness of Bank’s internal control over financial reporting have been audited by Deloitte & Touche Ltda., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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US$750,000,000

Bancolombia S.A.

4.875% Subordinated Notes due 2027

____________________

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	UBS Investment Bank

Co-manager

Valores Banistmo

____________________

The date of this prospectus supplement is October 11, 2017

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS For the six months period ended June 30, 2017
F-1

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

(Stated in millions of Colombian pesos)

	Note	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	4	19,065,500	20,460,245
Financial assets Investments	5.1	15,273,122	13,060,653
Derivative financial instruments	5.2	1,678,633	1,677,970
Financial assets investments and derivative financial instruments		16,951,755	14,738,623
Loans and advances to customers and financial Institutions		158,232,208	151,747,486
Allowance for loans and advances and lease losses		(7,485,194)	(6,621,911)
Loans and advances to customers and financial institutions, net	6	150,747,014	145,125,575
Assets held for sale and inventories		288,732	273,187
Investment in associates and joint ventures		1,445,207	1,298,246
Investment property		1,649,433	1,581,689
Premises and equipment, net		3,092,817	3,115,697
Goodwill and intangible assets, net	7	6,778,314	6,694,037
Deferred tax, net	8	200,140	222,862
Other assets		2,961,825	2,750,883
TOTAL ASSETS		203,180,737	196,261,044
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	9	128,476,933	124,624,011
Interbank deposits		997,415	341,856
Repurchase agreements and other similar secured borrowing		4,517,374	1,924,010
Derivative financial instruments	5.2	1,203,097	1,312,450
Borrowings from other financial institutions		17,525,689	18,905,843
Debt securities in issue		18,298,359	18,704,809
Preferred shares		553,426	581,972
Current tax		650,930	124,802
Deferred tax, net	8	1,353,388	1,325,354
Employees benefit plans	10	714,583	650,802
Other liabilities		5,806,431	5,288,155
TOTAL LIABILITIES		180,097,625	173,784,064
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	11	9,065,570	7,472,409
Retained earnings		4,771,639	6,380,657
Accumulated other comprehensive income (loss), net of tax		2,655,405	2,076,149
STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		21,830,982	21,267,583
Non-controlling interest		1,252,130	1,209,397
TOTAL EQUITY		23,083,112	22,476,980
TOTAL LIABILITIES AND EQUITY		203,180,737	196,261,044

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-2

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six months period ended at June 30

(Stated in millions of Colombian pesos, except EPS)

	Note	2017	2016
Interest on loans and financial leases
Commercial		4,075,163	3,749,039
Consumer		1,809,789	1,400,178
Small business loans		117,745	112,502
Mortgage		985,250	983,680
Leasing		1,057,989	936,876
Interest income on loans and financial leases		8,045,936	7,182,275
Interest income on overnight and market funds		11,559	11,662
Interest and valuation on investments	12.1	372,688	366,673
Total interest and valuation		8,430,183	7,560,610
Interest expenses	12.2	(3,175,486)	(2,828,694)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments		5,254,697	4,731,916
Credit impairment charges on loans and advances and financial leases, net		(1,586,663)	(1,141,730)
Credit impairment charges on off balance sheet credit instruments		22,470	(26,513)
Total credit impairment charges, net		(1,564,193)	(1,168,243)
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments		3,690,504	3,563,673
Fees and commission income	12.3	1,722,635	1,590,003
Fees and commission expenses	12.3	(482,582)	(452,901)
Total fees and commission, net		1,240,053	1,137,102
Other operating income	12.4	720,592	702,828
Dividends received, and share of profits of equity method investees		53,523	97,673
Total operating income, net		5,704,672	5,501,276
Operating expenses
Salaries and employee benefits		(1,557,100)	(1,380,079)
Other administrative and general expenses	13.1	(1,333,291)	(1,222,107)
Wealth tax, contributions and other tax burden	13.1	(491,463)	(424,948)
Impairment, depreciation and amortization	13.2	(236,251)	(270,271)
Other expenses		(121,385)	(117,683)
Total operating expenses		(3,739,490)	(3,415,088)
Profit before tax		1,965,182	2,086,188
Income tax	8	(647,735)	(913,748)
Profit for the period from continuing operations		1,317,447	1,172,440
Net income from discontinued operations		-	14,951
Net income		1,317,447	1,187,391
Net income attributable to equity holders of the Parent Company		1,262,293	1,130,425
Non-controlling interest		55,154	56,966
Basic and Diluted earnings per share to common shareholders	14	1,343	1,206
From continuing operations		1,343	1,190
From discontinued operations		-	16

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-3

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six months period ended at June 30

(Stated in millions of Colombian pesos)

	Note	2017	2016
Net income		1,317,447	1,187,391
Other comprehensive (loss) ⁄ income that will not be reclassified to net income
Remeasurement loss related to defined benefit liability		216	(242)
Related tax	8.2	-	-
		216	(242)
Investments at fair value through other comprehensive income (FVTOCI):
Unrealized gain or (loss)		48,878	207,279
Gain on sale of financial instruments (1)		-	(42,414)
Related tax	8.2	2,472	8,684
		51,350	173,549
Total other comprehensive income that will not be reclassified to net income, net of tax		51,566	173,307
Other comprehensive profit that may be reclassified to net income
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		647,448	(955,319)
Gain or loss on net investment hedge in foreign operations		(109,384)	507,012
		538,064	(448,307)
Net gain on cash flow hedges (2)		-	1,762
		-	1,762
Unrealized (loss) or gains on investments in associates and joint ventures using equity method		(10,374)	(2,941)
		(10,374)	(2,941)
Total other comprehensive gains (losses) that may be reclassified to net income, net of tax		527,690	(449,486)
Other comprehensive income, net of tax		579,256	(276,179)
Total comprehensive income net of tax attributable to:		1,896,703	911,212
Equity holders of the Parent Company		1,841,549	854,246
Non-controlling interests		55,154	56,966

(1)	On May 31, 2016, the Bank completed the process for the sale of all of its minority stake in Cifin S.A. This sale, involved various financial institutions as sellers, including Bancolombia S.A., and TransUnion Netherlands II B.V., as buyer.

(2)	In 2016 the Bank's subsidiary, Banistmo, discontinued cash flow hedge accounting. For further information see Note 5.2. Derivatives Financial Instruments.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-4

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six months period ended June 30, 2017 and 2016

(Stated in millions of Colombian pesos, except per share amounts)

	Attributable to owners of Parent Company
				Other comprehensive income

	Share Capital	Additional Paid in capital	Appropriated Reserves (Note 11)	Translation adjustment	Investments At fair value Through OCI	Associates	Employee Benefits	Retained Earnings	Attributable To owners Of Parent Company	Non- Controlling interest	Total Equity
Balance as of December 31, 2016	480,914	4,857,454	7,472,409	1,807,644	340,629	8,522	(80,646)	6,380,657	21,267,583	1,209,397	22,476,980
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2016, at a rate of COP 950 per share.	-	-	-	-	-	-	-	(856,420)	(856,420)	-	(856,420)
Legal reserve movements	-	-	1,914,464	-	-	-	-	(1,914,464)	-	-	-
Release of reserves by law	-	-	(421,730)	-	-	-	-	-	(421,730)	-	(421,730)
Increase of reserves by law	-	-	77,398	-	-	-	-	(77,398)	-	-	-
Non-controlling interest	-	-	-	-	-	-	-	-	-	(12,421)	(12,421)
Other reserves	-	-	23,029	-	-	-	-	(23,029)	-	-	-
Net income	-	-	-	-	-	-	-	1,262,293	1,262,293	55,154	1,317,447
Other comprehensive income	-	-	-	538,064	51,350	(10,374)	216	-	579,256	-	579,256
Balance as of June 30, 2017	480,914	4,857,454	9,065,570	2,345,708	391,979	(1,852)	(80,430)	4,771,639	21,830,982	1,252,130	23,083,112

 The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-5

	Attributable to owners of Parent Company
				Other comprehensive income

										Attributable
					Investments	Cash flow				To owners	Non-
	Share	Additional	Appropriated	Translation	At fair value	Hedge		Employee	Retained	Of Parent	Controlling	Total
	Capital	Paid in capital	Reserves	adjustment	Through OCI	Reserve	Associates	Benefits	earnings	Company	interest	equity
Balance as of December 31, 2015	480,914	4,857,454	5,877,379	2,153,056	108,012	12,112	10,240	(70,306)	5,850,588	19,279,449	1,128,470	20,407,919
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2015, at a rate of COP 888 per share.	-	-	-	-	-	-	-	-	(796,517)	(796,517)	-	(796,517)
Legal reserve movements	-	-	1,554,425	-	-	-	-	-	(1,554,425)	-	-	-
Release of reserves by law	-	-	(377,471)	-	-	-	-	-	377,471	-	-	-
Increase of reserves by law	-	-	421,730	-	-	-	-	-	(421,730)	-	-	-
Gain on sale of financial instruments	-	-	-	-	(42,414)	-	-	-	-	(42,414)	-	(42,414)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	(76,931)	(76,931)
Other reserves (1)	-	-	16,194	-	-	-	-	-	(16,194)	-	-	-
Difference between separated financial statement and consolidation	-	-	(344,099)	-	-	-	-	-	344,099	-	-	-
Net income	-	-	-	-	-	-	-	-	1,130,425	1,130,425	56,966	1,187,391
Other comprehensive income	-	-	-	(448,307)	215,963	1,762	(2,941)	(242)	-	(233,765)	-	(233,765)
Balance as of June 30, 2016	480,914	4,857,454	7,148,158	1,704,749	281,561	13,874	7,299	(70,548)	4,913,717	19,337,178	1,108,505	20,445,683

(1)	This item corresponds to the dynamic reserves of Banistmo S.A.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements

F-6

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW (Unaudited)

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the six months period ended at June 30

(Stated in millions of Colombian pesos)

	2017	2016
Net income (loss)	1,317,447	1,187,391
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	219,874	244,418
Equity method	(76,688)	(23,854)
Credit impairment charges on loans and advances and financial leases	1,754,029	1,446,943
Allowances for credit losses on off balance sheet credit instruments	(22,470)	23,145
Gain on sales on assets held for sale	(11,476)	(24,620)
Valuation gain on investment securities	(357,988)	(418,551)
Valuation loss on derivative contracts	44,506	4,645
Wealth tax (expenses)	51,220	146,931
Income tax (expenses)	647,735	924,757
Other non-cash items	(15,290)	(1,665)
Net interest	(4,889,444)	(4,436,737)
Change in operating assets and liabilities:
(Increase) Decrease in derivatives	(163,356)	123,558
(Increase) Decrease in accounts receivable	(74,953)	59,778
Increase in loans and financial leases	(6,431,137)	(5,241,444)
Increase (Decrease) in other assets	(93,287)	350,098
(Decrease) Increase in accounts payable	(355,266)	526,858
Increase in other liabilities	64,344	100,661
Increase (Decrease) in deposits	3,857,278	(3,498,533)
Increase in estimated liabilities and provisions	21,473	25,129
Net changes in investment securities recognized at fair value through profit or loss	(1,368,845)	1,258,160
Proceeds from sales of assets held for sale	112,731	102,817
Wealth tax paid	(25,738)	(72,368)
Income tax paid	(133,157)	(180,775)
Dividends received	64,374	72,798
Interest received	7,702,030	6,632,172
Interest paid	(3,031,251)	(2,386,977)
Net cash used in operating activities	(1,193,305)	(3,055,265)
Cash flows from investing activities:
Purchases of debt securities at amortized cost	(1,608,005)	(1,329,834)
Proceeds from maturities of debt securities at amortized cost	1,261,024	1,556,863
Purchases of equity instruments and interests in joint ventures	(133,327)	(1,290)
Proceeds from equity instruments and interests in joint ventures	12,770	46,668
Purchases of premises and equipment and investment property	(395,067)	(411,767)
Proceeds from sales of premises and equipment and investment property	158,696	150,244
Purchase of other long-term assets	(42,151)	(62,577)
Net cash used in investing activities	(746,060)	(51,693)
Cash flows from financing activities:
Increase in repurchase agreements and other similar secured borrowing	2,589,426	1,573,775
Proceeds from borrowings from other financial institutions	6,688,311	9,827,048
Repayment of borrowings from other financial institutions	(8,259,961)	(8,486,936)
Placement of debt securities in issue	1,388,385	969,909
Payment of debt securities in issue	(1,989,252)	(1,291,194)
Dividends paid	(442,085)	(413,134)
Net cash (used in) provided by financing activities	(25,176)	2,179,468
Effect of exchange rate changes on cash and cash equivalents	569,796	(1,095,077)
Decrease in cash and cash equivalents	(1,964,541)	(927,490)
Cash and cash equivalents at beginning of year	20,460,245	18,805,578
Cash and cash equivalents at end of year (1)	19,065,500	16,783,011

(1)	COP 16,783,010 includes cash and cash equivalents amounting to COP 224,675 from Compañía de Financiamiento Tuya S.A., subsidiary which control was lost on October 31, 2016.

These condensed consolidated Interim statements of cash flows include the following non-cash transactions for the periods ended June 30, 2017 and 2016:

F-7

a.	Restructured loans and returned goods that were transferred to foreclosed assets and inventories amounting to COP 166,502 and 122,939, respectively.
b.	Foreclosed assets donation amounting to COP 157 on June 30, 2016; during the first semester of 2017 there were no foreclosed assets donations.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

F-8

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Parent Company is a credit establishment, listed in the Colombia Stock Exchange “BVC,” as well as on the New York Stock Exchange “NYSE”, since 1981 and 1995, respectively. The Parent Company's main location is in Medellin (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales and was constituted under the name of Colombian Industrial Bank (BIC) according to public deed number 388, dated January 24 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia. On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the Banking business through banking establishments that carry its name in accordance to all applicable legislation. The Parent Company will be able to keep holdings in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.	Basis for preparation

The condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard (‘IAS’) 34 ‘Interim Financial Reporting’, as issued by the International Accounting Standards Board (‘IASB’). These condensed consolidated interim financial statements do not include all the information and disclosures normally required for full annual financial statements and should be read in conjunction with the consolidated financial statements of Bancolombia S.A. and its subsidiaries hereinafter The Bank, as of and for the year ended December 31, 2016, which were prepared in accordance with International Financial Reporting Standards as issued by the IASB including interpretations issued by the IFRS Interpretations Committee (‘IFRIC’) of the IASB (together ‘IFRS’).

Management have assessed the ability of the Bank to continue as a going concern and confirm they are satisfied that the Bank has adequate resources to continue in business for the foreseeable future, which is at least, but is not limited to, twelve months from the end of the reporting period. For this reason, they continue to adopt the ‘going concern’ basis of accounting for preparing the condensed consolidated interim financial statements.

In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented.

The results of operations for the six-month periods ended June 30, 2017 are not necessarily indicative of the results for the full year. The Company believes that the disclosures are adequate to make the information presented not misleading.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value.  Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, equity investments measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise the carrying value of assets and liabilities recognized that are designated as hedged items in a fair value hedge, is adjusted for changes in fair value attributable to the hedged risk.

F-9

The condensed consolidated interim financial statements are stated in Colombian pesos and its figures are stated in millions, except earnings per share, diluted earnings per share and the market exchange rate, which are stated in Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

Selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Bank’s financial position and performance since the last annual financial statements.

B.	Use of judgments and estimates

The preparation of these condensed consolidated interim financial statements requires that management made judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. Therefore, the estimates and assumptions are constantly reviewed, recognizing the revision in the same period if it affects the reviewed period; or in the reviewed period and future periods if it affects all the current and future periods.

There have been no significant changes in the basis upon which estimates have been determined and the significant judgments made by management in applying the Bank’s accounting policies compared to that applied in the consolidated financial statements of the Bank for the year ended 31 December 2016.

C.	Accounting policies

The same accounting policies and methods of computation applied in the Bank's 2016 consolidated financial statements are followed in this condensed consolidated interim financial statements, except for the adoption of new amendments and interpretations effective as of January 1, 2017 and the method applied for recognizing differed tax (see note 8 to the condensed consolidated interim financial statements). There were no new standards applied during the six-month period ended June 30, 2017. The Bank has adopted the amendments and interpretations to existing standards effective from January 1, 2017, which were disclosed in the note 2 to the 2016 consolidated financial statements. These new amendments and interpretations to IFRS effective January 1, 2017 did not have a material impact on the Bank's condensed consolidated interim financial statements, as explained below:

Amendments to IAS 7 Statement of Cash Flows: In January 2016, the IASB issued guidance requiring accompanying disclosures to the statement of cash flow that include a reconciliation of changes in liabilities arising from financial activities, considering both cash and non-cash transactions. The Bank has already adjusted its processes in order to include the reconciliation of financing activities in the next annual consolidated financial statements, without providing comparative information for preceding periods.

Amendment to IAS 12 Tax income: The IASB issued guidance about recognition of deferred tax assets for unrealized losses related to debt instruments measured at fair value, for which their tax base is the cost; The estimation of future taxable profits, in which the entity may be assumed that an asset will be recovered for a value that exceeds its carrying amount; And the exclusion of the taxable base resulting from the reversal of the deductible temporary differences to analyze their recoverability and compare them with the future economic benefits. The aforementioned modifications did not have an impact on the interim financial statements, due to the fact that there haven’t been non-realized losses relating to debt instruments. There is no identifiable impact in the matrix regarding the impact of fiscal losses, since there are no cumulative fiscal losses.

F-10

Amendment to IFRS 12: Issued in December 2016, the amendment provides clarity about the scope of IFRS 12 when an entity has interests in a subsidiary, joint venture or an associate (or part of its participation in a joint venture or associate) that is classified as held for sale in accordance with IFRS 5 - Non-current assets held for sale and discontinued operations. For interests classified as such, requirements of IFRS 12 are applicable, except for those related to summarized financial information to be disclosed. There were no classifications of the aforementioned interests as held for sale during the six-months period ended June 30, 2017.

Standards issued but not yet effective

IFRS 9, Financial Instruments: In July 2014 the IASB issued the final version of IFRS 9 that completed the replacement project of IAS 39 –Financial instruments. Classification and measurement mainly introducing new criteria for classification and subsequent measurement of financial assets and liabilities, impairment requirements related to expected loss accounting and hedge accounting. The effective application of the final version of this IFRS will be from January 1, 2018.

• Classification and measurement: IFRS 9 establishes the categories amortized cost, fair value through profit or loss and fair value with changes in other comprehensive income to classify financial assets, based on the entity's business model to manage such assets and the characteristic of the flows that they grant. The last category has been introduced for individual simple debt instruments and equity instruments for which the entity irrevocably designates its variations in other comprehensive income from the initial recognition.

The Bank has early adopted IFRS 9 as issued in November 2013, which includes only Fair value through profit or loss and amortized cost as measurement categories attributable to financial assets, based on the business model and the contractual cash flow characteristics; In addition, the option to make an irrevocable election at initial recognition for particular investments in equity instruments to present subsequent changes in fair value in other comprehensive income. Based on the analysis performed to date on the incorporation of the new classification and measurement category, it is expected that debt instruments currently classified as fair value through profit or loss and held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, will be reclassified to fair value through other comprehensive income.

The impacts that financial statements would have by the incorporation of the fair value through other comprehensive income, applicable to debt instruments, are being evaluated.

• Impairment methodology: The Bank is currently in the adapting process towards an expected loss model, which properly complies with the impairment requirements. Consequently, the Bank has incorporated a methodological implementation program, which contains the necessary adaptations to IFRS 9. During first half of 2017, the construction of 12 month PD and lifetime PD is being held, with respective adaptations and modifications (point-in-time [PiT], application and incorporation of forward-looking criteria, rebuttable presumptions, among others). Until sufficient models have been developed and tested, there will be no a reliable understanding of the potential impact on the Bank’s consolidated financial statements. For further information, see Note 2.E to the 2016 consolidated financial statements.

F-11

IFRS 15, Revenue from contracts with customers: On May 28, 2014, the IASB issued IFRS 15, which clarifies how an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Likewise, entities are required to provide more useful information related to significant judgments, nature and costs to obtain or fulfil a contract with a customer.

An entity recognizes revenue in accordance whit that core principle by applying the following five steps; 1) Identify the contract(s) with a customer, 2) Identify the performance obligations in the contract, 3) Determine the transactions prince 4) Allocate the transaction price to the performance obligations in the contract, 5) recognize revenue when (or as) the entity satisfies a performance obligations. IFRS 15 replaces IAS 11, IAS 18 and related interpretations. The standard must be applied in an entity’s IFRS financial statements for annual reporting periods beginning on or after January 1, 2018. Earlier application is permitted. It is expected that a significant proportion of the Bank’s revenue will be outside the scope of IFRS 15 because most of revenues come from the operations of financial instruments.

The Bank is currently in the detailed review of all the contracts agreed with clients to establish the impacts related to the separation of components included in every contract. For this purpose the following activities have been carried out:

•	Evaluation of services promised in the contracts to identify performance obligations.

•	Evaluation of performance obligations of each contract to establish whether they have impacts for the compliance with the new standard.

•	Identification of concessions, incentives, bonuses, price adjustment clauses, penalties, discounts and refunds or similar elements agreed in the contracts.

•	Identification of possible variable considerations included in the contracts and determination of whether the recognition of the variable considerations is being carried out appropriately.

After carrying out the aforementioned activities, not impacts have been identified related to the recognition of revenues from contracts with customers, due to current accounting procedures are already aligned with IFRS 15 requirements. However, the Bank is still performing an evaluation of possible impacts in the recognition of bundled services and customer loyalty programs. Therefore, it is not yet possible to quantify the monetary effect of the application of IFRS 15 in the consolidated financial statements.

In addition, the Bank has assessed and updated their internal controls over financial reporting in respect of identifying contracts, particularly the collectability criteria to ensure that revenue transactions are appropriately evaluated in the light of the standard.

IFRS 16, Leases: In January, 2016, the IASB issued IFRS 16 to replace IAS 17. Accounting for finance leases will remain substantially the same. Operating leases will be brought on balance sheet through the recognition of assets representing the contractual rights of use and liabilities will be recognized for the contractual payments. Applying that model, a lessee is required to recognize:

(a) Assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value; and

(b) Depreciation of lease assets separately from interest on lease liabilities in the statement of income. The effective date is January 1, 2019.

F-12

IFRS 17, Insurance Contracts: In May, 2016, IASB issued IFRS 17 to supersede IFRS 4. Accounting for insurance contracts requires entities to separates specified embedded derivatives, distinct investment components and distinct performance obligations from the insurance contracts to recognize, present and disclose separately insurance revenue, insurance service expenses and insurance finance income or expenses. However, a simplified measurement approach to measure the amount relating to remaining service by allocating the premium over the coverage period is allowed.

The standard must be applied in an entity’s IFRS financial statements for annual reporting periods beginning on or after January 1, 2021. Earlier application is permitted. Management is currently evaluating the impact of adoption of IFRS 17 on the Bank’s financial statement and disclosures.

NOTE 3. OPERATING SEGMENTS

The following table presents financial information of the results by operating segment:

F-13

	For the six months period ended at June 30, 2017
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	Off shore	All other segments	Total before eliminations	Adjustments for consolidation(1)	Total after eliminations
	In millions of COP
Total interest and valuation	6,635,219	734,448	405,356	422,720	447	79	8,505	218,504	4,905	8,430,183	-	8,430,183
Interest expenses	(2,473,540)	(246,735)	(125,806)	(172,029)	(78)	-	(35)	(111,558)	(45,705)	(3,175,486)	-	(3,175,486)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	4,161,679	487,713	279,550	250,691	369	79	8,470	106,946	(40,800)	5,254,697	-	5,254,697
Total credit impairment charges, net	(1,429,771)	(7,847)	(64,778)	(60,730)	(709)	45	(81)	(4,485)	4,163	(1,564,193)	-	(1,564,193)
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	2,731,908	479,866	214,772	189,961	(340)	124	8,389	102,461	(36,637)	3,690,504	-	3,690,504
Income (Expenses) from transactions with other operating segments of the Bank	(35,966)	(12,862)	(905)	382	(14,887)	7,783	24,915	50,794	(19,254)	-	-	-
Total fees and commission income, net	806,066	99,890	81,250	49,234	136,864	6,961	46,208	7,632	5,948	1,240,053	-	1,240,053
Other operating income	259,136	4,999	1,667	22,265	6,624	1,410	(5,218)	3,068	427,469	721,420	(828)	720,592
Dividends received, and share of profits of equity method investees	(30,641)	122	(41)	594	18,249	(100,332)	1,837	(237,055)	(180,860)	(528,127)	581,650	53,523
Total operating income, net	3,730,503	572,015	296,743	262,436	146,510	(84,054)	76,131	(73,100)	196,666	5,123,850	580,822	5,704,672
Operating expenses (2)	(2,523,560)	(268,416)	(180,370)	(161,346)	(54,723)	(23,237)	(55,550)	(28,179)	(207,858)	(3,503,239)	-	(3,503,239)
Impairment, depreciation and amortization	(88,517)	(4,067)	(22,337)	(52,088)	(270)	(66)	(695)	(441)	(67,770)	(236,251)	-	(236,251)
Total operating expenses	(2,612,077)	(272,483)	(202,707)	(213,434)	(54,993)	(23,303)	(56,245)	(28,620)	(275,628)	(3,739,490)	-	(3,739,490)
Profit before tax	1,118,426	299,532	94,036	49,002	91,517	(107,357)	19,886	(101,720)	(78,962)	1,384,360	580,822	1,965,182

(1) Includes provisions, dividends, gains on sales and non-controlling interest and reclassification according to the analysis process used by the CODM.

(2) Includes staff costs, other administration and general expenses, contributions and other tax burdens and others.

F-14

	For the six months period ended at June 30, 2016
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	Off shore	All other segments	Total before eliminations	Adjustments for consolidation(1)	Total after eliminations
	In millions of COP
Total interest and valuation	5,717,718	705,774	450,179	400,841	431	66	6,314	214,393	81,122	7,576,838	(16,228)	7,560,610
Interest expenses	(2,135,102)	(221,938)	(125,057)	(173,870)	(3)	-	(5)	(123,445)	(49,274)	(2,828,694)	-	(2,828,694)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	3,582,616	483,836	325,122	226,971	428	66	6,309	90,948	31,848	4,748,144	(16,228)	4,731,916
Total credit impairment charges, net	(919,832)	(149,285)	(50,586)	(7,732)	(2,669)	(29)	(123)	(31,209)	(6,778)	(1,168,243)	-	(1,168,243)
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	2,662,784	334,551	274,536	219,239	(2,241)	37	6,186	59,739	25,070	3,579,901	(16,228)	3,563,673
Revenues (Expenses) from transactions with other operating segments of the Bank	(34,103)	(8,313)	(1,962)	358	(10,693)	3,902	16,444	49,331	(14,964)	-	-	-
Total fees and commission income, net	756,468	80,328	80,938	26,168	116,102	6,003	43,655	20,346	7,124	1,137,132	(30)	1,137,102
Other operating income	259,383	(8,810)	1,036	46,451	6,707	436	(4,403)	1,820	403,950	706,570	(3,742)	702,828
Dividends received, and share of profits of equity method investees	(78,204)	128	157	783	16,873	4,193	8,803	(275,242)	(207,725)	(530,234)	627,907	97,673
Total operating income, net	3,566,328	397,884	354,705	292,999	126,748	14,571	70,685	(144,006)	213,455	4,893,369	607,907	5,501,276
Operating expenses (2)	(2,149,588)	(281,228)	(199,172)	(173,484)	(46,694)	(12,924)	(61,432)	(29,957)	(190,292)	(3,144,771)	(46)	(3,144,817)
Impairment, depreciation and amortization	(75,573)	(30,767)	(35,876)	(59,083)	(270)	(44)	(767)	(535)	(67,356)	(270,271)	-	(270,271)
Total operating expenses	(2,225,161)	(311,995)	(235,048)	(232,567)	(46,964)	(12,968)	(62,199)	(30,492)	(257,648)	(3,415,042)	(46)	(3,415,088)
Profit before tax	1,341,167	85,889	119,657	60,432	79,784	1,603	8,486	(174,498)	(44,193)	1,478,327	607,861	2,086,188

(1) Includes provisions, dividends, gains on sales and non-controlling interest and reclassification according to the analysis process used by the CODM.

(2) Includes staff costs, other administration and general expenses, contributions and other tax burdens and others.

F-15

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the condensed consolidated interim statement of cash flow and the condensed consolidated interim statement of financial position, the following assets are considered as cash and cash equivalents:

	June 30, 2017	December 31, 2016
	In millions of COP
Cash and balances at central bank
Cash	4,793,204	5,501,532
Due from the Colombian Central Bank (1)	6,274,055	5,503,911
Due from other private financial entities	3,459,436	4,908,886
Checks on hold	92,308	102,525
Remittances of domestic negotiated checks in transit	152,663	200,053
Total cash and due from banks	14,771,666	16,216,907
Money market transactions
Interbank assets	2,159,604	1,606,506
Reverse repurchase agreements and other similar secured loans	2,134,230	2,636,832
Total money market transactions	4,293,834	4,243,338
Total cash and cash equivalents	19,065,500	20,460,245

(1)	According to External Resolution Number 005 of 2008 issued by the Colombian Central Bank, the Parent Company must maintain the equivalent at 4,5% of its customer’s deposits with a maturity term less than 18 months as a legal banking reserve, represented in deposits at the Central Bank or as cash in hand.

As of June 30, 2017 and December 31, 2016, there is restricted cash amounting to COP 147,238 and COP 171,561, respectively, included in other assets on the condensed consolidated interim statement of financial position, which represents margin deposits pledged as collateral for derivative contracts traded through Colombian clearing houses.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES

5.1 Financial assets investments

The Bank’s securities portfolios at fair value and at amortized cost are listed below:

The detail of the carrying value of the debt securities is as follows:

F-16

As of June 30, 2017

Debt securities	Measurement methodology		Total carrying value
	Fair value through profit or loss	Amortized cost
	In millions of COP
Securities issued by the Colombian Government	6,524,198	-	6,524,198
Securities issued by Foreign Governments	2,767,373	1,240,259	4,007,632
Securities issued by other financial institutions	956,235	180,567	1,136,802
Securities issued by Government entities	10,018	1,704,875	1,714,893
Corporate bonds	125,157	436,473	561,630
Total debt securities	10,382,981	3,562,174	13,945,155
Total equity securities	-	-	1,327,967
Total investment securities	-	-	15,273,122

As of December 31, 2016

Debt securities	Measurement methodology		Total carrying value
	Fair value through profit or loss	Amortized cost
	In millions of COP
Securities issued by the Colombian Government	4,904,152	-	4,904,152
Securities issued by Foreign Governments	2,429,192	984,675	3,413,867
Securities issued by other financial institutions	1,080,368	201,523	1,281,891
Securities issued by Government entities	11,904	1,532,784	1,544,688
Corporate bonds	111,946	415,937	527,883
Total debt securities	8,537,562	3,134,919	11,672,481
Total equity securities	-	-	1,388,172
Total investment securities	-	-	13,060,653

The following table shows the fair value of equity securities:

Equity securities	Carrying amount
	June 30, 2017	December 31, 2016
	In millions of COP
Equity securities at fair value through profit or loss(1)	805,439	895,425
Equity securities at fair value through OCI	522,528	492,747
Total equity securities	1,327,967	1,388,172

(2)	As of June 30, 2017, equity securities pledged as collateral for derivative transactions amounted by COP 905.

The Bank has recognized in the consolidated statement of comprehensive income COP 51,350 and COP 173,549 for the six months ended June 30, 2017 and 2016, respectively, related to equity securities and trust funds at fair value through OCI. See condensed consolidated statement of comprehensive income.

Equity securities that have been designated to be measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

F-17

5.2 Derivative financial instruments

The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies and processes for managing the Bank’s risk, please see Note 18 Risk Management.

The following table sets forth for the Bank’s derivatives by type of risk:

Derivatives	June 30, 2017	December 31, 2016
	In millions of COP
Forwards
Assets
Foreign exchange contracts	330,939	313,566
Equity contracts	5,619	3,425
Subtotal Assets	336,558	316,991
Liabilities
Foreign exchange contracts	(389,864)	(323,923)
Equity contracts	(2,290)	(3,110)
Subtotal Liabilities	(392,154)	(327,033)
Total Forwards	(55,596)	(10,042)
Swaps
Assets
Foreign exchange contracts	1,049,962	1,127,474
Interest rate contracts	259,726	186,208
Subtotal Assets	1,309,688	1,313,682
Liabilities
Foreign exchange contracts	(526,492)	(749,082)
Interest rate contracts	(260,601)	(192,344)
Subtotal Liabilities	(787,093)	(941,426)
Total Swaps	522,595	372,256
Options
Assets
Foreign exchange contracts	32,378	47,297
Subtotal Assets	32,378	47,297
Liabilities
Foreign exchange contracts	(23,850)	(42,961)
Subtotal Liabilities	(23,850)	(42,961)
Total Options	8,528	4,336
Futures

F-18

Derivatives	June 30, 2017	December 31, 2016
	In millions of COP
Assets
Equity contracts	9	-
Subtotal Assets	9	-
Liabilities
Equity contracts	-	(1,030)
Subtotal Liabilities	-	(1,030)
Total Futures	9	(1,030)
Derivative Assets	1,678,633	1,677,970
Derivative Liabilities	(1,203,097)	(1,312,450)
Total, net	475,536	365,520

The net exposures after collateral to the Bank at 30 June 2017 amounted to COP 338,327 and at December 31, 2016 amounted to COP 113,071.

Derivative assets and liabilities are reported on a gross basis on the condensed consolidated interim statement financial position unless there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS AND FINANCIAL INSTITUTIONS, NET

The following is the composition of the loans and financial leasing operations portfolio:

Composition	June 30, 2017	December 31, 2016
	In millions of COP
Commercial(1)	89,866,359	86,259,708
Consumer	25,606,329	23,925,279
Mortgage	20,287,673	19,155,852
Financial Leases	21,393,636	21,343,923
Small Business Loans	1,078,211	1,062,724
Total gross loans and advances to customers and financial institutions	158,232,208	151,747,486
Total allowance for loans and advances and lease losses	(7,485,194)	(6,621,911)
Total loans and advances to customers and financial institutions, net	150,747,014	145,125,575

(1)	Includes loans and advances to financial institutions amounting to COP 13,510,201 and COP 6,217,825 as of June 30, 2017 and December 31, 2016, respectively.

For more details on the composition of the loans and financial leasing operations portfolio, see Note 18 Risk Management.

Allowance for loans and advances and lease losses

The following table sets forth the changes in the allowance for loans and advances and lease losses:

F-19

As of June 30, 2017

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small Business Loans	Total
	In millions of COP
+Balance at beginning of period	3,499,791	1,791,123	653,936	567,046	110,015	6,621,911
+ Provisions for loan losses (1)	1,855,086	1,232,112	164,424	162,843	70,396	3,484,861
- Charges-off	(214,229)	(621,865)	(12,266)	(47,465)	(28,662)	(924,487)
- Recoveries (1)	(1,120,482)	(338,953)	(184,977)	(69,933)	(16,487)	(1,730,832)
+/- Translation adjustment	10,774	18,785	(94)	3,812	464	33,741
= Balance at end of period	4,030,940	2,081,202	621,023	616,303	135,726	7,485,194

(1) The provision for loan losses, net COP 1,754,029 differs from the COP 1,586,663 presented in the line “Credit impairment charges on loans and advances and financial leases, net” of the Condensed Consolidated Interim Statement of Income, in the amount of COP 167,366 due to the recovery of charged-off loans.

During the six month period, the deterioration of loans increased mainly in the commercial segment due to some corporate clients as well as some deterioration in SMEs

As of December 31, 2016

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
	In millions of COP
+Balance at beginning of period	2,694,965	1,321,281	572,772	579,151	80,586	5,248,755
+Allowance for loan of PA Leasing	-	-	-	27,825	-	27,825
+ Provisions for loan losses (1)	2,684,559	1,922,315	225,291	221,694	95,272	5,149,131
- Charges-off	(489,573)	(902,400)	(24,619)	(74,900)	(41,710)	(1,533,202)
- Recoveries (1)	(1,379,288)	(525,510)	(109,912)	(180,537)	(23,645)	(2,218,892)
+/- Translation adjustment	(10,872)	(24,563)	(9,596)	(6,187)	(488)	(51,706)
= Balance at end of year	3,499,791	1,791,123	653,936	567,046	110,015	6,621,911

(1) The provision for loan losses, net COP 2,930,239 differs from the COP 2,643,710 presented in the line “Credit impairment charges on loans and advances and financial leases, net” of the Consolidated Statement of Income, in the amount of COP 286,529 due to the recovery of charged-off loans.

The following is the credit impairment charges on loans and financial leases charged and the related recoveries recognize in the condensed consolidated interim statement of income for the six months period ended June 30, 2016:

Composition	June 30, 2016
Credit impairment charges(1)	(2,786,326)
Recoveries(1)	1,506,788
Total provision for loan losses, net	(1,279,538)

(1) The provision for loan losses, net COP 1,279,538 differs from the COP 1,141,730 presented in the line “Credit impairment charges on loans and advances and financial leases, net” of the Condensed Consolidated Interim Statement of Income, in the amount of COP 137,808 due to the recovery of charged-off loans.

Leasing operations:

Finance leases - lessor

The Bank has subscribed lease agreements as lessor. These lease arrangements involve machinery and equipment, computer equipment, automobile and furniture and fixtures and their terms range between one and ten years, as follows:

F-20

As of June 30, 2017

Period	Gross investment in finance lease receivable	Present value of minimum payments

	In millions of COP
Within 1 year	839,012	582,608
Over 1 year, but less than 5 years	7,218,066	5,685,878
Over 5 years	22,242,619	15,125,150
Total gross investment in finance lease receivable/ present value of minimum payments	30,299,697	21.393,636
Less: Future financial income (1)	(8,906,061)	-
Present value of payments receivable	21,393,636	21,393,636
Minimum non-collectable payments impairment	(1,041,789)	(1,041,789)
Total	20,351,847	20,351,847

(1) Future financial income: Total Gross Investment - Total Present Value of minimum payments

As of December 31, 2016

Period	Gross investment in finance lease receivable	Present value of minimum payments

	In millions of COP
Within 1 year	835,177	570,504
Over 1 year, but less than 5 years	8,597,818	6,667,322
Over 5 years	20,699,269	14,106,097
Total gross investment in finance lease receivable/ present value of minimum payments	30,132,264	21,343,923
Less: Future financial income (1)	(8,788,341)	-
Present value of payments receivable	21,343,923	21,343,923
Minimum non-collectable payments impairment	(518,992)	(518,992)
Total	20,824,931	20,824,931

(1) Future financial income: Total Gross Investment - Total Present Value of minimum payments

NOTE 7. GOODWILL AND INTANGIBLE ASSETS, NET

Intangibles assets and goodwill are as follows:

	June 30, 2017	December 31, 2016
In millions of COP
Intangible assets	546,647	563,942
Goodwill	6,231,667	6,130,095
Total	6,778,314	6,694,037

7.1. Intangible assets

The following table sets forth the Bank's intangible assets including the reconciliation of beginning and ending balances of the cost and accumulated amortization:

F-21

As of June 30, 2017

Cost	Trademarks	Licenses, software and computer applications	Client relationships	Total
In millions of COP
Balance at beginning of the period	17,741	503,094	324,495	845,330
Acquisitions	-	41,597	-	41,597
Terminated agreements/ write off	-	(15,924)	-	(15,924)
Foreign currency translation adjustment	294	5,024	5,377	10,695
Balance at the end of the period	18,035	533,791	329,872	881,698

Amortization	Trademarks	Licenses, software and computer applications	Client relationships	Total
In millions of COP
Balance at beginning of the period	(2,533)	(204,296)	(74,559)	(281,388)
Terminated agreements/ write off	-	13,892	-	13,892
Amortization expense	(1,234)	(28,714)	(31,482)	(61,430)
Foreign currency translation adjustment	(96)	(3,413)	(2,616)	(6,125)
Balance at end of the period	(3,863)	(222,531)	(108,657)	(335,051)

Intangible assets at June 30,2017, net	14,172	311,260	221,215	546,647

As of December 31, 2016

Cost	Trademarks	Licenses, software and computer applications	Client relationships	Total
	In millions of COP
Balance at beginning of the year	18,620	1,032,334	340,582	1,391,536
Acquisitions	-	122,729	-	122,729
Terminated agreements/ write off (1)	-	(636,826)	-	(636,826)
Foreign currency translation adjustment	(879)	(15,143)	(16,087)	(32,109)
Balance at the end of the year	17,741	503,094	324,495	845,330

(1) In 2016, the Parent Company noticed that some licenses, software and computer applications amounting to COP 549,191 were recognized on the balance sheet even though their useful life were completely amortized and the Bank did not use them for several years. This amount has been written off.

Amortization	Trademarks	Licenses, software and computer applications	Client relationships	Total
	In millions of COP
Balance at beginning of the year	-	(783,950)	-	(783,950)
Terminated agreements/ write off	-	641,989	-	641,989
Amortization expense(1)	(2,578)	(71,540)	(75,658)	(149,776)
Foreign currency translation adjustment	45	9,205	1,099	10,349
Balance at the end of the year	(2,533)	(204,296)	(74,559)	(281,388)

Intangible assets at December 31, 2016, net	15,208	298,798	249,936	563,942

(1) During the six months period ended June 30, 2016, he amortization expense recognized in the consolidated statement of income was COP 72,643.

As of June 30, 2016, the Bank recognized COP 72,643 in the consolidated statement of income related with the amortization of intangible assets.

F-22

As of June 30, 2017 and December 31, 2016, the Bank does not have intangible assets with restricted ownership, intangible assets pledged as collateral or contractual agreements for the acquisition of this class of assets.

7.2 Goodwill

The following table sets forth an analysis of the activity in the goodwill account:

	June 30, 2017	December 31, 2016
	In millions of COP
Balance at beginning of the period, net	6,130,095	6,484,669
Effect of change in foreign exchange rate (*)	101,572	(354,574)
Balance at end of the period, net	6,231,667	6,130,095

(*) During the six months period ended June 30, 2016, the effect of change in foreign exchange rate was a loss of COP (521,477)

For the six month period ended June 30, 2017 there are no conditions that indicate there is a changed in the impairment analysis performed at December 31, 2016.

NOTE 8. INCOME TAX

The income tax is recognized in each country where the Bank has operations, in accordance with the tax regulations in force in each of the countries.

The deferred tax asset and liability is recognized based on the temporary differences arising from the future estimate of tax and accounting effects attributable to differences between assets and liabilities in the financial statements and its tax base.

The methodology for calculating the income tax for Bancolombia’s subsidiaries was applied as of June 2017 taking into account the methodology of IAS 12, with the exception of Bancolombia (Colombia), which calculated the tax on gains for the six month period ended June 30, 2017 through a reasonable estimate in accordance with paragraph 30 (c) of IAS 34 Interim Financial Reporting.

In order to adequately comply with tax regulations on a timely basis, the Bank constantly analyzes and interprets current tax legislation that is applicable to its operations.

8.1 Components recognized in the Condensed Consolidated Interim Income Statement for the six month period ended

	June 30, 2017	June 30, 2016
	In millions of COP
Current tax
Fiscal period	589,334	757,877
Previous fiscal period	3,459	1,947
Total current tax	592,793	759,824
Deferred tax
Fiscal period	54,942	153,924
Total deferred tax	54,942	153,924
Total tax	647,735	913,748

F-23

8.2 Components recognized in Other Comprehensive Income (OCI), for the six month period ended

June 30, 2017
	Amount before taxes	Expenses or benefit per tax	Net taxes
	In millions of COP
Net profit (loss) by financial instruments measured at fair value	48,878	2,472	51,350
Remeasurement loss related to defined benefit liability	216	-	216
Net	49,094	2,472	51,566

See Condensed Consolidated Interim Statement Of Comprehensive Income

June 30, 2016
	Amount before taxes	Expenses or benefit per tax	Net taxes
	In millions of COP
Net profit (loss) by financial instruments measured at fair value	164,865	8,684	173,549
Remeasurement loss related to defined benefit liability	(242)	-	(242)
Net	164,623	8,684	173,307

See Condensed Consolidated Interim Statement Of Comprehensive Income

8.3	Other disclosures

8.3.1 Explanation of applicable rates

The following are nominal rates of the income tax in each of the countries where the Bank has operations that are subject to income tax:

Companies domiciled in Colombia

Income tax were applied at the following rates for 2017 - 2016, and Equity Tax (CREE) were applied at the following rates for 2016 in accordance with Laws 1819 of 2016 and 1739 of 2014, respectively:

	June 30, 2017	December 31, 2016
Income	34%	25%
CREE	-	9%
Surcharge	6%	6%
Total	40%	40%

Companies domiciled in other countries

		2016	2017	2018	As from 2019
Companies from Peru	Income	28%	29,5%	29,5%	29,5%
Companies from Panama	Income	25%	25%	25%	25%
Companies from Salvador	Income	30%	30%	30%	30%
Companies from Guatemala	Income	25%	25%	25%	25%

F-24

8.3.2 Amount of temporary differences in subsidiaries, branches, associates on which no deferred tax expense has been recognized

	June 30, 2017	December 31, 2016
	In millions of COP
Temporary differences
Local subsidiaries	(508,623)	(234,975)
Foreign subsidiaries	(4,547,157)	(4,547,623)

In accordance with IAS 12, no deferred tax expense was recognized due to the fact that management are able to control the future time when those differences will reserve, and that this is not expected to take place in the foreseeable future.

8.3.3 Temporary differences to June 30, 2017

The net deferred tax assets and liabilities by company is as follows:

	June 30, 2017	June 30, 2017	December 31, 2016	December 31, 2016
Company	Deferred tax asset	Deferred tax liability	Deferred tax asset	Deferred tax liability
	In millions of COP
Arrendadora Financiera S.A.	213	-	-	(87)
Arrendamiento Operativo CIB S.A.C.	-	(3,133)	370	-
Bagrícola Costa Rica S.A.	51	-	68	-
Grupo Agromercantil Holding	-	(37,673)	-	(38,622)
Banca de Inversión Bancolombia S.A.	-	(90,775)	-	(99,504)
Banco Agrícola S.A.	53,810	-	43,594	-
Bancolombia S.A.		(1,188,497)	-	(1,152,726)
Banistmo S.A. y Filiales	140,111	-	166,421	-
BIBA Inmobiliaria S.A.S.	-	(5)	-	(10)
Fideicomiso “Lote Abelardo Castro”	-	(171)	-	(171)
Fiduciaria Bancolombia S.A.	919	-	6,483	-
FiduPerú S.A Sociedad Fiduciaria	182	-	165	-
Inversiones CFNS S.A.S.	-	(711)	-	(1,042)
Renting Colombia S.A.	-	(18,367)	-	(19,753)
Transportempo S.A.S	1,048	-	285	-
Valores Banagrícola S.A	11	-	-	-
Valores Bancolombia S.A.	3,795	-	5,476	-
Valores Simesa S.A.	-	(14,056)	-	(13,439)
Net Deferred Tax	200,140	(1,353,388)	222,862	(1,325,354)

Deferred tax summary in Balance accounts	December 31, 2016	With effects on the statement of income	With OCI effects	Reclassifications	Eliminations	June 30, 2017

	In millions of COP
Deferred tax asset	757,874	(44,500)	10	10,599	(213)	723,770
Deferred tax liability	(1,860,366)	(11,510)	(2,461)	(2,931)	250	(1,877,018)
Net deferred tax	(1,102,492)	(56,010)	(2,451)	7,668	37	(1,153,248)

F-25

With effects on the condensed consolidated interim statement of income

	December 31, 2016	Realization	Increase	June 30, 2017
	In millions of COP
Deferred tax asset:
Property and equipment	19,721	2,881	2,629	19,469
Employee benefits	152,070	3,121	9,268	158,217
Municipal tax liabilities	16,385	535	2,530	18,380
Impairment loss	252,181	31,094	2,435	223,522
Offset of tax credits	31,394	37	22,473	53,830
Financial obligations	59,967	18,413	-	41,554
Investment valuation	6,846	5,954	7,320	8,212
Goods received as payment	118,894	-	27,200	146,094
Other deductions	71,792	47,052	1,118	25,858
Total deferred tax asset	729,250	109,087	74,973	695,136

	December 31, 2016	Realization	Increase	June 30, 2017
	In millions of COP
Deferred tax liability:
Property and equipment	(230,202)	10,248	38,104	(258,058)
Leasing re-expression	(279,733)	3,765	-	(275,968)
Impairment loss	(225,635)	165,374	1,521	(61,782)
Equity securities valuation	(153,886)	27,786	12	(126,112)
Derivatives valuation	(124,737)	362	57,672	(182,047)
Goodwill	(587,094)	8,999	95,389	(673,484)
Goods received as payment	(25,160)	2,704	-	(22,456)
Other deductions	(138,235)	12,130	52,859	(178,964)
Total deferred tax liability	(1,764,682)	231,368	245,557	(1,778,871)

Impact on Other Comprehensive Income

	December 31, 2016	Realization	Increase	June 30, 2017
	In millions of COP
Deferred tax asset
Employee benefits	28,624	-	-	28,624
Investment valuation	-	8	18	10
Total deferred tax asset	28,624	8	18	28,634

	December 31, 2016	Realization	Increase	June 30, 2017
	In millions of COP
Deferred tax liability
Debt securities valuation	(39)	-	2	(41)
Investment valuation	(95,645)	6	2,467	(98,106)
Total deferred tax liability	(95,684)	6	2,469	(98,147)

8.3.4 Future consequences of dividends from local subsidiaries

According to the historical behavior of dividends and current tax regulations, there would not be taxed imposed in the event that the Parent Company receives dividends from its local subsidiaries.

F-26

8.3.5 Reconciliation of the nominal tax rate and effective tax rate

Reconciliation of the tax rate	June 30, 2017	June 30, 2016
	In millions of COP
Income before tax (from continuing operations)	1,965,182	2,086,188
Tax applicable to the nominal rate	786,073	834,475
Non-deductible expenses for determining taxable profit (loss)	144,944	38,180
Accounting and not fiscal expenses (income) for determining taxable profit (loss)	(39,177)	(47,417)
Differences in tax bases	148,834	27,129
Tax and not accounting expenses (income) for determining taxable profit (loss)	(239,430)	6,137
Revenues from ordinary activities exempt from taxation	(81,390)	(112,297)
Income from ordinary activities not constituting income or occasional earnings from taxation	(55,396)	(101,779)
Other fiscal deductions	(283,229)	(70,491)
Foreign profits taxed at other rates	(16,137)	107,581
Other effects of the tax rate from reconciling accounting earnings and tax expenses (income)	282,643	232,230
Income tax (from continuing operations)	647,735	913,748

Discontinued operations

	June 30, 2017	June 30, 2016
	In millions of COP
Earnings before taxes	-	25,960
Total income and CREE taxes	-	(13,369)
Total deferred tax	-	2,360
Total tax	-	(11,009)
Net profit of discontinued operations	-	14,951

8.4	Potential consequences on the payment of dividends

If the Parent Company, or any of its subsidiaries, distributes dividends, such dividend distributions would be subject to the tax regulations of each of the countries where they are enacted.

8.5	Tax contingent liabilities and assets

Having analyzed the tax positions taken in the income tax returns subject to review by the tax authorities, the Bank has not identified income tax consequences that must be disclosed here with respect to the Condensed Consolidated Financial Statements at June 30, 2017.

8.6	Fiscal credits

The following is the detail of the tax loss carryforward and excesses of presumptive income on net income in the group entities, which have not been used up to June 30, 2017.

Base	Tax deferred asset recognized
In millions of COP
163,025	53,840

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NOTE 9. DEPOSITS BY CUSTOMERS

The detail of the deposits:

Deposits	June 30, 2017	December 31, 2016
	In millions of COP
Saving accounts	50,142,758	48,693,702
Time deposits	56,974,773	52,673,385
Checking accounts	20,212,416	21,443,002
Other deposits	1,146,986	1,813,922
Total	128,476,933	124,624,011

NOTE 10. EMPLOYEE BENEFIT PLANS

The following table shows liabilities relating to post-employment and long-term benefit plans:

Post-employment and long-term benefit plans	June 30, 2017	December 31, 2016
	In millions of COP
Defined benefit pension plan	128,195	129,931
Severance obligation	58,224	51,289
Retirement Pension Premium Plan and Senior Management Pension Plan Premium	120,908	105,158
Other long term benefits	407,256	364,424
Post-employment and long-term benefit plans	714,583	650,802

The amount recognized in profit and losses related to post-employment plans for the six months period ended at June 30, 2016 is COP 66,577.

Short-term employment benefit plans recognized in the condensed consolidated interim statement of financial position in the line “other liabilities” consist of the following:

Other employment benefit plans	June 30, 2017	December 31, 2016
	In millions of COP
Current severance obligation(1)	77,659	104,352
Other bonuses and short-term benefits	339,900	336,018
Other employment benefit plans	417,559	440,370

(1)	See severance obligation

These benefits include all types of payments that the Bank provides to its employees. The recognition of liabilities related to post-employment and long-term employee benefit plans is based on actuarial computations which involve judgments and assumptions made by management (with the assistance of actuaries) related to the future macroeconomic and employee demographic factors, among others, which will not necessarily coincide with the future outcome of such factors.

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Bonuses and short-term benefits

As of June 30, 2017 and December 31, 2016, the amounts of COP 339,900 and COP 336,018, respectively, were recognized by the Bank as bonuses related to private agreements in connection with the employees variable compensation.

Post-employment benefits

The following tables set forth the Bank’s post-employment benefits by type of plan and country, including the reconciliation of the beginning and ending balances as of June 30, 2017 and December 31, 2016:

Defined benefit pension plan

Colombia

Unfunded defined benefit pension plan of the Parent Company	2017	2016
	In millions of COP
Present value of the obligation as of January 1	123,282	120,543
Interest cost	4,208	8,998
Benefits paid	(5,766)	(11,114)
Net actuarial (gain) / loss due to changes in demographic assumptions	-	514
Net actuarial (gain) / loss due to plan experience	-	4,341
Defined obligation, unfunded at the end of the period	121,724	123,282

Panama

Unfunded defined benefit pension plan of Banistmo	2017	2016
	In millions of COP
Present value of the obligation as of January 1	6,649	6,688
Interest cost	380	230
Actuarial (gain)/loss – experience	-	446
Actuarial (gain)/loss - financial assumptions	-	190
Benefits paid from plan assets	(656)	(584)
Foreign currency translation effect	98	(321)
Defined obligation, unfunded at the end of the period	6,471	6,649

Severance obligation

Colombia

The balances recognized in the statement of financial position are listed below:

Defined benefit severance obligation plan	2017	2016
	In millions of COP
Present value of the obligation as of January 1	51,289	52,209
Current cost of service	5,664	2,144
Interest cost	1,929	4,020
Benefits paid	(658)	(10,233)

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Defined benefit severance obligation plan	2017	2016
	In millions of COP
Net actuarial (gain) / loss due to assumption changes and plan experience	-	3,149
Defined obligation, unfunded at the end of the period	58,224	51,289
Current severance regimen	77,659	104,352
Total	135,883	155,641

Retirement Pension Premium Plan and Senior Management Pension Plan Premium

The change of the present value of the obligations of defined benefit plans for the periods ended June 30, 2017 and December 31, 2016 is as follows:

Retirement Pension Premium Plan and Senior Management Pension Plan Premium	2017	2016
	In millions of COP
Present value of the obligation as of January 1	105,158	95,331
Current service cost	12,427	10,597
Interest cost	3,844	7,211
Benefits paid	(581)	(14,933)
Net actuarial (gain) / loss due to assumption changes and plan experience	-	7,093
Foreign currency translation effect	60	(141)
Defined obligation, unfunded at the end of the period	120,908	105,158

Other long term benefits

In addition to legal benefits and the aforementioned post-employment benefits, the Bank grants to its employees other benefits based on the employees’ seniority For the periods ended June 30, 2017 and December 31, 2016, the reconciliation of the other long term benefits is set below:

Other long term benefits	2017	2016
	In millions of COP
Present value of the obligation as of January 1	364,424	271,651
Current service cost	30,442	29,190
Interest cost	12,798	18,940
Benefits paid	(20,927)	(39,092)
Unfunded benefit obligation assumed for GAH at June 30, 2017(1)	349	-
Net actuarial (gain) / loss due to assumption changes and plan experience	17,820	84,247
Foreign currency translation effect	2,350	(512)
Defined obligation, unfunded at the end of the period	407,256	364,424

(1) Former employees have been incorporated again in the Company’s payroll due to the private agreement reached between Comamesa (a Guatemalan subsidiary of GAH) and Serviva (security supplier).

Plan Assets - Panama

The components of the periodic net cost of the plans previously mentioned and the total of charges (credits) recognized in the condensed consolidated interim statement of income are as follows:

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Banistmo asset plan	As of June 30, 2017	As of December 31, 2016
	In millions of COP
Employee pension plan	5,033	5,565
Total	5,033	5,565

The following table details the change in plan assets for the periods ended June 30, 2017 and December 31, 2016:

	2017	2016
	In millions of COP
Fair value of assets as of January 1	5,565	6,087
Interest income on plan assets	58	209
Return on plan assets greater/(less) than discount rate	-	130
Benefits paid	(656)	(584)
Foreign currency translation effect	66	(277)
Fair value assets at the period	5,033	5,565

Defined contribution plans

The expense recognized in the line “Salaries and employee benefits” of the condensed consolidated interim statement of income for defined contribution plans, for current severance regimen and pension benefits for the six months period ended at June 30, is:

Defined contribution plans	2017	2016
	In millions of COP
Pension	86,595	81,060
Current severance regimen	46,359	53,387
Total	132,954	134,447

The economic assumptions used in the determination of the present value of the defined benefit plans, in nominal terms, are as follows:

Colombia

Main projected assumptions	June 30, 2017	December 31, 2016
Discount rate	6.90%	6.90%
Rate of wage increase	9.00%	9.00%
Projected inflation	6.50%	6.50%

Bancolombia Panama

Main projected assumptions	June 30, 2017	December 31, 2016
Discount rate	3.10%	3.10%
Rate of wage increase	3.00%	3.00%
Projected inflation	2.00%	2.00%

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Banistmo

Main projected assumptions	June 30, 2017	December 31, 2016
Discount rate	3.10%	3.10%
Expected long-term rate of return on plan assets	6.00%	6.00%
Rate of wage increase	3.00%	3.00%

El Salvador

Main projected assumptions	June 30, 2017	December 31, 2016
Discount rate	5.10%	5.10%
Rate of wage increase	3.00%	3.00%
Projected inflation	2.00%	2.00%

Guatemala

Main projected assumptions	June 30, 2017	December 31, 2016
Discount rate	8.20%	8.20%
Rate of wage increase	5.03%	5.03%
Projected inflation	4.00%	4.00%

In June 2017, the assumption of mortality used in the preparation of the assessment of the estimated liabilities is based on tables RP-2000, CSO-80 and RV-08, which reflect average ages of mortality from 32-75 years. The rate used to discount the obligation of the defined benefit plan to reflect the duration of the labor liabilities as of June 2017 corresponds to the yield of sovereign bonds of each country where the plan is established, either Colombia, Panama, Guatemala and El Salvador, as applicable, since the market transactions of these countries involving corporate bonds of high quality have no high levels of activity. The assumption of the rate of inflation is based on the long term projection of the Central Bank of Colombia, Panama, Guatemala and El Salvador.

The nature of the risks related to the obligations aforementioned are summarized below:

Investment risk	The present value of the obligation for the defined benefits plan is calculated using a discount rate determined with reference to high quality sovereign yields of each country. Currently, the plan includes investment in financial instruments that are not vulnerable to market risks
Interest rate risks	A reduction of the bond interest rates will increase the obligation of the plan
Longevity risk	The present value of the obligation of the defined benefit plan is calculated with reference to the highest estimate of the mortality of participants during their time of employment. An increase in the life expectancy of the participants will increase the plan obligation
Salary risk	The present value of the obligation of the benefit plan is calculated with reference to the future salaries of the participants. As such, an increase in the participants' salaries will increase the obligation of the plan

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Estimated payment of future benefits

The payments of benefits, which reflect future service rendered, are considered to be paid as follows:

Years	Pension Benefits	Other benefits
	In millions of COP
2017	13,162	24,853
2018	12,460	45,286
2019	12,502	51,024
2020	12,507	51,223
2021	12,439	62,840
2022 to 2026	58,598	342,478

Sensitivity analysis

Defined Benefit Obligations (DBO) was calculated using the Projected Unit Credit method. Obligations and expenses will change in the future as a result of future changes in the methods of projection and assumption, participant information, plan provisions and regulations, or as resulting from future gains and losses.

Pension plan Bancolombia

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	7.40%	0.50% increase	(4,401)
Discount rate	6.40%	0.50% decrease	4,712
Salary increases	7.00%	0.50% increase	5,125
Salary increases	6.00%	0.50% decrease	(4,819)
Mortality Table	RV-08 ("Rentistas Validos")	One year increase in life expectancy	4,796

Retirement Pension Premium Plan

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	7.40%	0.50% increase	(5,004)
Discount rate	6.40%	0.50% decrease	5,244
Salary increases	9.50%	0.50% increase	4,041
Salary increases	8.50%	0.50% decrease	(3,705)

Severance obligation

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	7.40%	0.50% increase	(1,556)
Discount rate	6.40%	0.50% decrease	1,624
Salary increases	9.50%	0.50% increase	3,474
Salary increases	8.50%	0.50% decrease	(3,360)

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Senior Management Pension Plan Premium

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	7.40%	0.50% increase	(887)
Discount rate	6.40%	0.50% decrease	938
Salary increases	9.50%	0.50% increase	1,409
Salary increases	8.50%	0.50% decrease	(1,339)

Pension Plan Banistmo

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	3.60%	0.50% increase	(322)
Discount rate	2.60%	0.50% decrease	350
Salary increases	3.50%	0.50% increase	3
Salary increases	2.50%	0.50% decrease	(3)
Mortality Table	RP-2000	One year increase in life expectancy	195

Other long term benefits

Colombia

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	7.40%	0.50% increase	(10,942)
Discount rate	6.40%	0.50% decrease	11,672
Salary increases	9.50%	0.50% increase	13,348
Salary increases	8.50%	0.50% decrease	(12,604)

El Salvador

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	4.60%	0.50% increase	(610)
Discount rate	5.60%	0.50% decrease	660
Salary increases	3.50%	0.50% increase	125
Salary increases	2.50%	0.50% decrease	(165)
Mortality Table	RP-2000 (M&F)	One year increase in life expectancy	(4)

Guatemala

Assumption	Value	(Increase/Decrease)	Effect on DBO
		In millions of COP
Discount rate	8.70%	0.50% increase	(1,704)
Discount rate	7.70%	0.50% decrease	1,959
Salary increases	5.50%	0.50% increase	1,386
Salary increases	4.50%	0.50% decrease	(1,253)
Mortality Table	RP-2000 (M&F)	One year increase in life expectancy	558

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NOTE 11. APPROPIATED RESERVES

The appropriated retained earnings consist of the following:

Concept	June 30, 2017	December 31, 2016
	In millions of COP
Appropriation of net income(1)	8,783,878	6,871,092
For fiscal provisions (2)	196,318	551,341
Others	85,374	49,976
Total appropriated reserves	9,065,570	7,472,409

(1)	The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed as dividends to the stockholders.

(2)	From January 1, 2017 Decree 2336 of 1995 is no longer in force. Until December 31, 2016 a reserve was established by Colombian financial entities for profits related to the valuation of investments held for trading purposes.

NOTE 12. NET OPERATING INCOME

12.1 Interest and valuation on investment

The following table sets forth the detail of interest and valuation on financial asset instruments for the six months period ended at June 30, 2017 and 2016:

Interest and valuation on investment	2017	2016
	In millions of COP
Debt investments, net	81,489	86,999
Net gains from investment activities at fair value through income statement
Debt investments	366,975	338,800
Repos	(51,555)	(8,876)
Derivatives	(27,096)	(50,761)
Spot transactions	2,875	511
Total net gains from investment activities at fair value through profit and loss	291,199	279,674
Interest and valuation on investments	372,688	366,673

12.2. Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the six months period ended June 30, 2017 and 2016:

Interest expenses	2017	2016
	In millions of COP
Deposits	(2,180,842)	(1,754,490)
Debt securities in issue	(598,929)	(671,506)
Financial borrowings	(350,606)	(348,759)
Preferred shares	(29,156)	(29,156)
Borrowings from other financial institution	(8,476)	(2,822)
Other interest	(7,477)	(21,961)
Interest expenses	(3,175,486)	(2,828,694)

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12.3 Fees and commissions

The following table sets forth the detail of fees and commissions, for the six months period ended June 30, 2017 and 2016:

Fees and commissions:

Fees and commissions income	2017	2016
	In millions of COP
Credit and debit card fees	578,882	541,166
Banking services	431,949	390,895
Trust	172,040	143,004
Bancassurance	171,638	163,067
Payments and collections	104,274	108,715
Acceptances, guarantees and standby letters of credits	26,829	25,178
Checks	24,589	26,558
Brokerage	11,430	12,635
Others	201,004	178,785
Fees and commissions income	1,722,635	1,590,003

Fees and commissions expenses:

Fees and commissions expenses	2017	2016
	In millions of COP
Banking services	(189,751)	(173,741)
Call center and website	(168,454)	(139,773)
Credit and debit card fees	(37,445)	(41,869)
Others	(86,932)	(97,518)
Fees and commissions expenses	(482,582)	(452,901)

Total fees and commissions income, net	1,240,053	1,137,102

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12.4 Other operating income

The following table sets forth the detail of other operating income net for the six months period ended June 30, 2017 and 2016:

Other operating income	2017	2016
	In millions of COP
Operating leases	274,449	235,054
Net foreign exchange	202,612	133,491
Services	71,018	83,514
Investment property valuation	60,760	58,498
Insurance(1)	22,558	43,247
Gains on sale of assets	11,477	24,607
Penalties for failure to contracts	7,295	4,638
Joint operations	5,788	6,633
Derivatives foreign exchange contracts	(17,410)	46,116
Others	82,045	67,030
Total Other operating income	720,592	702,828
(1)	Corresponds to income from Seguros Agromercantil insurance operations.

NOTE 13. OPERATING EXPENSES

The detail for other administrative and general expenses for the six months period ended June 30, 2017 and 2016 is as follows:

13.1. Other administrative and general expenses

Other administrative and general expenses	2017	2016
	In millions of COP
Maintenance and repairs	250,455	197,555
Others fees	176,471	164,444
Insurance	148,234	140,688
Leasing	121,103	123,467
Transport	77,405	69,834
Data processing	69,027	54,073
Frauds and claims	52,452	34,737
Public services	50,812	55,880
Advertising	48,293	42,480
Cleaning and security services	43,945	46,329
Contributions and affiliations	29,102	30,154
Properties improvements and installation	29,085	33,403
Useful and stationery	26,176	27,782
Disputes, fines and sanctions	23,995	25,668
Communications	22,277	27,465
Travel expenses	16,499	19,533
production and supply cards	16,482	10,818
Legal and financial consultant	11,568	10,761
Donations	11,537	5,150
Trust	11,476	7,589
Real estate management.	10,502	9,455
Board of directors and audit fee	9,745	10,147
Storage services	5,073	5,679
Joint operations	4,041	4,303
Public relations	2,454	2,371
Legal expenses	1,957	976
Temporary services	1,907	17,511
Others	61,218	43,855
Total other administrative and general expenses	1,333,291	1,222,107
Wealth tax, contributions and other tax burden (1)	491,463	424,948

(1)       See note 8. Income Tax

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13.2. Impairment, depreciation and amortization

Impairment, depreciation and amortization	2017	2016
	In millions of COP
Depreciation of premises and equipment	158,444	169,440
Amortization of intangible assets	61,430	72,643
Impairment of other assets	16,377	28,188
Total impairment, depreciation and amortization	236,251	270,271

NOTE 14. EARNING PER SHARE (‘EPS’)

The following table summarizes information related to the computation of basic EPS for the six months period ended June 30, 2017 and June 30, 2016 (in millions of pesos, except per share data):

	2017	2016
Income from continuing operations before attribution of non-controlling interests	1,317,447	1,172,440
Less: Non-controlling interests from continuing operations	55,154	56,966
Net income from continuing operations	1,262,293	1,115,474
Income from operations and disposals of discontinued operations, net of taxes	-	14,951
Net income attributable to the controlling interest	1,262,293	1,130,425
Less: Preferred dividends declared	185,693	171,613
Less: Allocation of undistributed earnings to preferred stockholders	392,218	344,310
Continuing operations	392,218	337,282
Discontinued operations	-	7,028
Net income allocated to common shareholders for basic and diluted EPS	684,382	614,501
Weighted average number of common shares outstanding used in basic EPS calculation (in millions)	510	510
Basic and Diluted earnings per share to common shareholders	1,343	1,206
From continuing operations	1,343	1,190
From discontinuing operations	-	16
Amounts previously reported: Percent change (%) Basic and Diluted net income per ADS	5,372	4,824

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NOTE 15. RELATED PARTY TRANSACTIONS

Framework under IFRS

IAS 24 Related Party Disclosures requires that an entity discloses:

(a)	Transactions with its related parties; and
(b)	Relationships between a parent and its subsidiaries irrespective of whether there have been transactions between them.

Under IAS 24, an entity must disclose transactions with its related parties, outstanding balances, including commitments, recognized in the condensed consolidated and separate financial statements of a parent or investors with joint control of, or significant influence over, an investee presented in accordance with IFRS 10.

Under this standard parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions, or one other party controls both. This definition applies to the Bank in the cases below:

•	Stockholders with ownership interest higher than 20% of the Bank’s capital:
−	Grupo de Inversiones Suramericana S.A.
−	Fondo Bancolombia ADR Program.

•	Members of Board of Directors and Senior Management, understood as the president and corporate Vice-presidents, as well as their close relatives and the companies in which they have a participation of 50% or more.

•	Associates and joint ventures for which the Bank provides commercial banking services and deposits. For these purposes all companies that have been included companies in which the Bank has significant influence (in all cases, the Bank has between 20% and 50% share of capital).

In addition, and in accordance with External Circular 067 of 2001 issued by the Financial Superintendence of Colombia, the Bank should disclose as transactions with related parties, the transactions with shareholders that have interest equal or higher than 10% of the Bank’s capital.

Between the Parent Company and its related parties, during the periods ending at June 30, 2017 and December 31, 2016, there were no:

−	Loans that for its contractual terms do not represent a lending transaction.
−	Loans with interest rates different to those that are ordinarily paid or charged to third parties in similar conditions of term, risk, etc.

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As of June 30, 2017

	Stockholders with an interest equal or higher than 10% of the Bank’s capital	Directors and senior management	Associates and joint venture
	In millions of COP
Assets
Investments	-	-	1,794,939
Loans and advances to customers and financial entities, net	464,254	16,160	138,052
Other assets	-	18	257
Total assets	464,254	16,178	1,933,248
Liabilities
Deposits	381,762	4,332	84,210
Other liabilities	-	3	503
Total Liabilities	381,762	4,335	84,713
Income
Interest and Other operating income	4,530	402	4,786
Dividends	-	-	47,629
Others	-	-	16,727
Net income	4,530	402	69,142
Expenses
Interests and other operating expenses	9,932	703	11,123
Fees	-	655	4
Others	-	-	14,790
Total expenses	9,932	1,358	25,917

As of December 31, 2016

	Stockholders with an interest equal or higher than 10% of the Bank’s capital	Directors and senior management	Associates and joint venture (1)
	In millions of COP
Assets
Investments	-	-	1,688,543
Loans and advances to customers and financial entities, net	246,245	15,709	36,262
Other assets	-	389	64,078
Total assets	246,245	16,098	1,788,883
Liabilities
Deposits	145,266	3,750	230,176
Debt securities in issue	-	-	-
Other liabilities	-	-	31,941
Total Liabilities	145,266	3,750	262,117

(1) This ítem includes operations held between Bancolombia S.A. and Compañía de Financiamiento Tuya S.A. since November 1, 2016 when the Bank lost control of Compañía de Financiamiento Tuya S.A. Furthermore, the item includes operations held between Bancolombia S.A. and Sociedad Servicios de Aceptación S.A.S. since June, 2016, when that company was set up.

F-40

For the six months period ended June 30, 2016

	Stockholders with an interest equal or higher than 10% of the Bank’s capital	Directors and senior management	Associates and joint venture
	In millions of COP
Income
Interest and Other operating income	2,662	608	8,419
Dividends	-	-	46,004
Others	-	-	6,275
Net income	2,662	608	60,698
Expenses
Interests and other operating expenses	2	68	1,518
Fees	-	434	108
Others	-	-	12,986
Total expenses	2	502	14,612

During the six month period ended at June 30, 2017 and 2016, the Bank paid fees to the directors COP 655 and COP 434 as compensation for attending meetings of Board and Support Committee. The Payments to senior management in the same periods were COP 8,862 and COP 8,402 respectively, for short-term benefits, COP 646 and COP 589 long-term benefits and COP 183 and COP 8,883 other payments for post-employment benefits.

The Parent Company is Bancolombia S.A. Transactions between companies included in consolidation process and the Parent Company meet the definition of related party transactions, and were eliminated from the condensed consolidated interim financial statements.

The Parent Company provides banking and financial services to its related parties in order to satisfy their liquidity needs; these transactions are conducted on similar terms to third-party transactions and are not individually material.

No guarantees, pledges or commitments have been given or received in respect of the aforementioned transactions in 2017 or 2016.

NOTE 16. FAIR VALUE OF ASSETS AND LIABILITIES

The following table presents the carrying amount and the fair value of the assets and liabilities:

	June 30, 2017		December 31, 2016
	Carrying amount	Fair Value	Carrying amount	Fair Value
	In millions of COP
Assets
Debt securities at fair value	10,382,981	10,382,981	8,537,562	8,537,562
Debt securities at amortized cost	3,562,174	3,525,252	3,134,919	3,115,477
Equity securities at fair value	1,327,967	1,327,967	1,388,172	1,388,172
Derivative financial instruments	1,678,633	1,678,633	1,677,970	1,677,970
Loans and advances to customers and financial institutions, net	150,747,014	145,036,465	145,125,575	140,398,685
Investment property	1,649,433	1,649,433	1,581,689	1,581,689
Investments in associates and joint ventures	549,523	549,523	388,595	388,595
Total	169,897,725	164,150,254	161,834,482	157,088,150
Liabilities
Deposits by customers	128,476,933	129,096,752	124,624,011	125,096,410
Interbank deposits	997,415	997,415	341,856	341,856
Repurchase agreements and other similar secured borrowing	4,517,374	4,517,374	1,924,010	1,924,010
Derivative financial instruments	1,203,097	1,203,097	1,312,450	1,312,450
Borrowings from other financial institutions	17,525,689	17,525,689	18,905,843	18,905,843
Debt securities in issue	18,298,359	19,317,939	18,704,809	19,071,085
Preferred shares	553,426	598,780	581,972	565,676
Total	171,572,293	173,257,046	166,394,951	167,217,330

F-41

•	Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

•	Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Infovalmer) to the Bank. All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

On a daily basis, the Financial Operations Officer verifies the valuation of investments, and, the Proprietary Trading Desk’s Risk Management area reports the results of the portfolio’s valuation.

F-42

Fair value measurement

Assets

a. Debt securities

The Bank assigns price to those debt investments, using the prices provided by the official pricing services provider (Infovalmer) and assigns the appropriate level according to the procedure described above. (Hierarchy of fair value section).

b. Equity securities

The Bank performs the market price valuation of their investments in variable income using the prices provided by the official pricing services provider (Infovalmer) and classifies those investments according to the procedure described above. (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparables, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability.

c. Derivative Financial Instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, over specific TES references and over the TRM. These instruments are valued according to the information provided by Infovalmer, which perfectly matches the information provided by the Clearing and Settlement House.

Additionally, the Bank holds positions in OTC derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

F-43

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (“CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in Colombia. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the Colombian financial market.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset:

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs tariffs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate properties, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (The appraisal is estimated based on either of six approaches: cost, sale comparison and income approach).

f. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

Fair values were estimated using discounted cash flows models where the main key economic assumptions used are estimates of prepayment rates and resultant weighted average lives of the securitized mortgage portfolio, probability of default and interest rate curves. These items are classified as Level 2 and level 3.

g. Investments in associates and joint ventures measured at fair value

The Bank recognizes its investment in PA Viva Malls as an associate at fair value. The estimated amount is provided by fund manager as the variation of the units according to the units owned by the Fondo Colombia Inmobiliario. The associate’s assets are comprised of investment properties which are measured using the following techniques; comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see ‘Quantitative Information about Level 3 Fair Value Measurements’.

F-44

h. Investment property

The Bank’s investment property are valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis:

Assets
	June 30, 2017				December 31, 2016
Type of instrument	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
	In millions of COP
Investment securities
Debt securities
Securities issued by the Colombian Government	5,691,873	832,325	-	6,524,198	4,400,952	503,200	-	4,904,152
Securities issued or secured by Government entities	-	10,018	-	10,018	3,163	8,741	-	11,904
Securities issued by other financial institutions	122,840	505,553	327,842	956,235	146,025	529,244	405,099	1,080,368
Securities issued by Foreign Governments	1,618,351	1,149,022	-	2,767,373	1,044,629	1,384,563	-	2,429,192
Corporate bonds	31,990	88,196	4,971	125,157	19,614	77,403	14,929	111,946
Total – Debt securities	7,465,054	2,585,114	332,813	10,382,981	5,614,383	2,503,151	420,028	8,537,562
Equity securities
Equity securities at fair value	89,512	10,902	1,227,553	1,327,967	189,363	20,131	1,178,678	1,388,172
Total equity securities	89,512	10,902	1,227,553	1,327,967	189,363	20,131	1,178,678	1,388,172
Derivative financial instruments
Forwards
Foreign exchange contracts	-	140,265	190,674	330,939	-	187,682	125,884	313,566
Equity contracts	-	4,938	681	5,619	-	2,816	609	3,425
Total forward	-	145,203	191,355	336,558	-	190,498	126,493	316,991
Swaps
Foreign exchange contracts	-	788,074	261,888	1,049,962	-	856,742	270,732	1,127,474
Interest rate contracts	7,014	183,815	68,897	259,726	4,497	158,342	23,369	186,208
Total swaps	7,014	971,889	330,785	1,309,688	4,497	1,015,084	294,101	1,313,682
Futures
Equity contracts	-	9	-	9	-	-	-	-
Total Futures	-	9	-	9	-	-	-	-
Options
Foreign exchange contracts	-	3,505	28,873	32,378	-	5,633	41,664	47,297
Total options	-	3,505	28,873	32,378	-	5,633	41,664	47,297
Total derivative financial instruments	7,014	1,120,606	551,013	1,678,633	4,497	1,211,215	462,258	1,677,970
Investment properties
Buildings	-	-	1,423,461	1,423,461	-	-	1,355,717	1,355,717
Lands	-	-	225,972	225,972	-	-	225,972	225,972
Total Investment properties	-	-	1,649,433	1,649,433	-	-	1,581,689	1,581,689
Investment in associates and joint ventures
PA Viva Malls	-	-	549,523	549,523	-	-	388,595	388,595

F-45

Assets
	June 30, 2017				December 31, 2016
Type of instrument	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
	In millions of COP
Total Investment in associates	-	-	549,523	549,523	-	-	388,595	388,595
Total	7,561,580	3,716,622	4,310,335	15,588,537	5,808,243	3,734,497	4,031,248	13,573,988

Financial liabilities
	June 30, 2017				December 31, 2016
Type of instrument	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
	In millions of COP
Forwards
Foreign exchange contracts	-	(309,119)	(80,745)	(389,864)	-	(304,757)	(19,167)	(323,924)
Equity contracts	-	(2,259)	(31)	(2,290)	-	(2,837)	(272)	(3,109)
Total forward	-	(311,378)	(80,776)	(392,154)	-	(307,594)	(19,439)	(327,033)
Swaps
Foreign exchange contracts	-	(461,614)	(64,878)	(526,492)	-	(708,354)	(40,728)	(749,082)
Interest rate contracts	(8,592)	(239,852)	(12,157)	(260,601)	(7,828)	(178,743)	(5,773)	(192,344)
Total swaps	(8,592)	(701,466)	(77,035)	(787,093)	(7,828)	(887,097)	(46,501)	(941,426)
Options
Foreign exchange contracts	-	(23,850)	-	(23,850)	-	(42,961)	-	(42,961)
Total options	-	(23,850)	-	(23,850)	-	(42,961)	-	(42,961)
Futures
Equity contracts	-	-	-	-	(1,030)	-	-	(1,030)
Total futuros	-	-	-	-	(1,030)	-	-	(1,030)
Total derivatives	(8,592)	(1,036,694)	(157,811)	(1,203,097)	(8,858)	(1,237,652)	(65,940)	(1,312,450)
Total	(8,592)	(1,036,694)	(157,811)	(1,203,097)	(8,858)	(1,237,652)	(65,940)	(1,312,450)

F-46

Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the statement of financial position but for which the fair value is disclosed:

Assets
	June 30, 2017				December 31, 2016
Type of instrument	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
	In millions of COP
Debt securities
Securities issued or secured by Government entities	9,459	654,484	997,408	1,661,351	9,336	344,200	1,154,372	1,507,908
Securities issued by other financial institutions	172,713	-	12,329	185,042	172,125	15,421	18,033	205,579
Securities issued by Foreign Governments	840,134	400,712	-	1,240,846	822,598	162,626	-	985,224
Corporate bonds	200,258	16,716	221,039	438,013	199,331	-	217,435	416,766
Total – Debt securities	1,222,564	1,071,912	1,230,776	3,525,252	1,203,390	522,247	1,389,840	3,115,477
Loan portfolio	-	-	145,036,465	145,036,465	-	-	140,398,685	140,398,685
Total	1,222,564	1,071,912	146,267,241	148,561,717	1,203,390	522,247	141,788,525	143,514,162

Liabilities
	June 30, 2017				December 31, 2016
Type of instruments	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
	In millions of COP
Deposits	-	(22,736,076)	(106,360,676)	(129,096,752)	-	(20,534,986)	(104,561,424)	(125,096,410)
Interbank	-	-	(997,415)	(997,415)	-	-	(341,856)	(341,856)
Repurchase agreements and other similar secured borrowing	-	-	(4,517,374)	(4,517,374)	-	-	(1,924,010)	(1,924,010)
Borrowings from other financial institutions	-	-	(17,525,689)	(17,525,689)	-	-	(18,905,843)	(18,905,843)
Preferred shares	-	-	(598,780)	(598,780)	-	-	(565,676)	(565,676)
Debt securities in issue	(6,711,295)	(10,584,038)	(2,022,606)	(19,317,939)	(7,068,228)	(10,228,190)	(1,774,667)	(19,071,085)
Total	(6,711,295)	(33,320,114)	(132,022,540)	(172,053,949)	(7,068,228)	(30,763,176)	(128,073,476)	(165,904,880)

F-47

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position at fair value, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not recorded at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the condensed consolidated interim statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows was discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt securities in issue

The fair value of debt securities in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and grow at a constant rate considering the Bank’s own perspectives of the payout ratio.

F-48

Loans and advances to customers and financial institutions

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments such as commercial, consumer, mortgage and small business loans. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the maturity date. Subsequently, the projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

F-49

Changes in Level 3 Fair-Value Category

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the period ended June 30, 2017 and the year 2016:

2017

	Balance, December 31, 2016	Included in earnings	OCI	Purchases	Settlement	Transfers in to Level 3	Transfers out of Level 3	Balance, June 30, 2017
In millions of COP
Debt securities at fair value
Securities issued or secured by other financial entities	405,099	(37,376)	-	210	(11,566)	1,008	(29,533)	327,842
Corporate bonds	14,929	(1,850)	-	4,611	(6,137)	-	(6,582)	4,971
Total	420,028	(39,226)	-	4,821	(17,703)	1,008	(36,115)	332,813
Derivatives
Foreign exchange contracts	378,385	(6,993)	-	99,762	(112,740)	(19,092)	(3,510)	335,812
Interest rate contracts	17,596	8,123	-	5,125	79	25,839	(22)	56,740
Equity contracts	337	-	-	650	(337)	-	-	650
Total	396,318	1,130	-	105,537	(112,998)	6,747	(3,532)	393,202
Equity securities
Equity securities	1,178,678	46,191	32,384	5,981	(35,681)	-	-	1,227,553
Total	1,178,678	46,191	32,384	5,981	(35,681)	-	-	1,227,553
Investments Property
Buildings	1,355,717	60,760	-	6,984	-	-	-	1,423,461
Lands	225,972	-	-	-	-	-	-	225,972
Total	1,581,689	60,760	-	6,984	-	-	-	1,649,433
Investment in associates
PA Viva Malls	388,595	34,947	-	131,459	(5,478)	-	-	549,523
Total	388,595	34,947	-	131,459	(5,478)	-	-	549,523

F-50

2016

	Balance, December 31, 2015	Included in earnings	OCI	Purchases	Settlement	Classified to Assets held for sale	Transfers in to Level 3	Transfers out of Level 3	Balance, December 31, 2016
In millions of COP
Debt securities at fair value
Securities issued or secured by other financial entities	629,994	(64,739)	-	77,263	(239,769)	-	2,350	-	405,099
Corporate bonds	10,065	9,160	-	62	(6,954)	-	2,596	-	14,929
Total	640,059	(55,579)	-	77,325	(246,723)	-	4,946	-	420,028
Derivatives
Foreign exchange contracts	726,609	(22,727)	-	125,632	(495,525)	-	21,267	23,129	378,385
Interest rate contracts	9,319	(3,170)	-	5,014	(1,858)	-	6,004	2,287	17,596
Equity contracts	-	-	-	337	-	-	-	-	337
Total	735,928	(25,897)	-	130,983	(497,383)	-	27,271	25,416	396,318
Equity securities
Equity securities	978,751	(75,573)	46,035	282,604	(53,139)	-	-	-	1,178,678
Total	978,751	(75,573)	46,035	282,604	(53,139)	-	-	-	1,178,678
Investments Property
Buildings	1,275,566	52,543	-	27,608	-	-	-	-	1,355,717
Lands	229,480	96,756	-	-	(71,256)	(29,008)	-	-	225,972
Total	1,505,046	149,299	-	27,608	(71,256)	(29,008)	-	-	1,581,689
Investment in associates
PA Viva Malls	-	-	-	388,595	-	-	-	-	388,595
Total	-	-	-	388,595	-	-	-	-	388,595

From December 31, 2015 to June 30, 2016, the Bank recognized COP 18,711 in Other Comprehensive Income related with the profit or loss on valuation of level 3 Equity securities

F-51

Level 3 Fair Value Rollforward

The following were the significant Level 3 transfers for the period December 31, 2016 to June 30, 2017:

The transfer of COP 29.533 in June 2017 from Level 3 to Level 2 other financial entities, primarily linked to an increase in their market liquidity and the observability of prices.

The transfer of COP 25,839 and (19,092) in June, 2017, from Level 2 to Level 3 interest rate and foreign exchange derivative contracts, respectively, primarily linked to an increase in their market liquidity and the observability of prices.

All transfers are assumed to occur at the end of the reporting period.

Transfers between Level 1 and Level 2 of the Fair Value Hierarchy

During the period ended June 30 2017 and December 31, 2016 the Bank transferred securities issued or secured by the Colombian Government amounting to COP 12,050, from Level 2 to Level 1 primarily, because such securities increased their liquidity and were traded more frequently to comprise an active market.

During the period ended June 30 2017 and December 31, 2016 the Bank transferred securities amounting to COP 62,639 Securities issued or secured by Colombian Government and COP 6,136 related to securities issued by other financial institutions, respectively, from Level 1 to Level 2 primarily, because such securities decreased their liquidity and were not traded more frequently to comprise an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative Information about Level 3 Fair Value Measurements

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of Level 3 financial assets and liabilities:

As of June 30, 2017

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
	Amounts in millions of COP
Mortgage-backed securities (“TIPS”)
			Yield	(0.2277%)/ 0.7551%	0.50%	240,118	248,612
TIPS	248,978	Discounted cash flow	Liquidity risk Premium	0%/10.35%	5.601%	240,265	248,452
			Prepayment Speed	NA	NA	244,807	244,142
Other
Corporate bonds	82,613	Discounted cash flow	Yield	0.7711%/ 1.0727%	0.92%	75,252	80,047
			Liquidity risk Premium	1.668%/2.295%	2.19%	75,277	80,020
Time deposits	1,222	Discounted cash flow	Yield	1.67%	1.00%	1,211	1,234

F-52

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
	Amounts in millions of COP
Equity securities
Equity securities	1,227,553	Price-based	Price	Price	NA	NA	NA
Derivatives
Options	253,750	Discounted cash flow	Credit spread	0% a 18.8576%	3.95%	245,145	263,536
Forward	28,873	Discounted cash flow	Credit spread	0% a 22.1041%	3.91%	28,893	28,893
Swaps	110,579	Discounted cash flow	Credit spread	0% a 14.7620%	0.43%	110,018	111,650

As of December 31, 2016

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
	Amounts in millions of COP
Mortgage-backed securities (“TIPS”)
			Yield	(0.2277%)/ 0.7551%	0.32%	22,484	22,807
TIPS	22,651	Discounted cash flow	Liquidity risk Premium	0% / 10.35%	9.58%	22,377	22,687
			Prepayment Speed	n/a	n/a	22,557	22,509
Other
Corporate bonds	90,791	Discounted cash flow	Yield	0.7511%/ 1.1953%	2.14%	72,069	75,306
Debt securities	2,350	Discounted cash flow	Yield	(0.12%)	(0.12%)	2,297	2,388
Asset-backed Securities	16,895	Discounted cash flow	Yield	(0.12%)	1.65%	16,766	17,056
Equity securities
Equity securities	1,178,678	Price-based	Price	n/a	n/a	n/a	n/a
Derivatives
Options	41,496	Black-Scholes	Recovery rate	25%	25.00%	41,668	41,661
Forward	106,921	Discounted cash flow	Credit spread	0% to 20.0479%	5.01%	106,759	107,346
Swaps	201,185	Discounted cash flow	Credit spread	0% to 23.4435%	5.86%	200,098	202,279

F-53

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensitivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach - SCA

The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold.  Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.

Comparable Prices

The weighted average rates used in the capitalization methodology for revenues for June 2017 are:

• Direct capitalization: initial rate 8.05%
• Discounted cash flow: discount rate: 11.35%, terminal rate: 8.60%.

The same weighted rates for 2016 were:
• Direct capitalization: initial rate 8.30%
• Discounted cash flow: discount rate: 11.46%, terminal rate: 8.76%.

The ratio between monthly gross income and real estate value (rental rate) considering the differences in placements and individual factors between properties and in a weighted way is 0.72% for June 2017 and 0.77% for 2016

An increase (Light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, light, normal, considerable) in the fair value of the asset, and vice versa.

An increase (Light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct Capitalization Discounted Cash Flows

Cost approach

Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.

Replacement cost

NOTE 17. SUBSEQUENT EVENTS

Approval of condensed consolidated interim financial statement

These condensed consolidated interim financial statements were approved for issue on 8 August 2017 by CFO. The financial statements have been reviewed, not audited.

Ruling against Fiduciaria Bancolombia

In Colombia, Intersectorial Delegated Comptroller Number 11, an officer of the Contraloría General de la República, ruled in first instance on the fiscal responsibility proceedings PRF 038 of 2012 and PRF 009 of 2012, condemning Fiduciaria Bancolombia joint and severally with 4 companies and 10 persons to pay a total of COP 47,426. On August 14, 2017, Fiduciaria Bancolombia received notification of this ruling. This investigation originated from an alleged patrimonial detriment resulting from a purported irregular administration of the cleaning scheme’s resource surpluses (garbage collection in Bogota city) provided under trust agreements entered into between 2003 and 2013. On August 22, 2017, Fiduciaria Bancolombia filed the corresponding appeals (one before the Delegated and a subsidiary before its superior- the Contralor General de la República) against the aforementioned decision.

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Banistmo´s issuance of senior notes

On September 12, 2017, Banistmo S.A. successfully priced the offering of USD 500,000,000 aggregate principal amount of 3.650% senior unsecured notes due 2022 (the “Notes”). The Notes will pay interest semi-annually in cash in arrears on March 19 and September 19 of each year, beginning on March 19, 2018. The Notes will mature on September 19, 2022. Proceeds from the offering, after fees and commissions, are expected to be used for general corporate purposes, which may include working capital, funding the growth of the loan portfolio, the offering of new products and services and repayment of outstanding indebtedness

The notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes were offered and sold only to qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the securities Act and in offshore transactions as defined in Regulation S under the Securities Act.

NOTE 18. RISK MANAGEMENT

In the light of ERM (Enterprise Risk Management), since 2016 progress was made in consolidating risk management in the Bank, with the integration of corporate tools such as the risk framework that contains methodological guidelines and corporate policies that allow us to advance in the integral management of risk in the Bank, aligned with the expectations of management and stakeholders.

The Bank’s comprehensive risk management is developed in compliance with current regulations and internal standards as defined by the Board of Directors, in relation to market, credit/ counterparty, liquidity and operational risk.

The Board of Directors reviews and approves the resources, structure and processes of the Bank associated with risk management, and the development of its supervisory functions has the support of the Risk Committee in charge of the approval, monitoring and control of policies, methodologies, tools, guidelines and strategies for the identification, measurement, control and mitigation of risks.

The Risk Corporate Vicepresidency professionals manage the different risks inherent to the activities undertaken in the fulfillment of their responsibilities.

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18.1 Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty, and arises principally from the decline on borrower´s creditworthiness or changes in the business climate.

The information below contains the maximum exposure to credit risk:

June 30, 2017

	Maximum exposure	Collateral	Net exposure
	In millions of COP
Loans and Advances	158,232,208	(71,354,320)	86,877,888
Commercial	89,866,359	(30,347,845)	59,518,514
Consumer	25,606,329	(5,931,854)	19,674,475
Mortgage	20,287,673	(18,959,373)	1,328,300
Small Business Loans	1,078,211	(644,142)	434,069
Financial Leases	21,393,636	(15,471,106)	5,922,530
Off-Balance Sheet Exposures	20,420,473	-	20,420,473
Financial Guarantees	6,194,573	-	6,194,573
Loan Commitments	14,225,900	-	14,225,900
Other Financial Instruments (1)	16,032,066	(3,147,501)	12,884,565
Debt Securities	13,945,155	(2,858,324)	11,086,831
Derivatives	758,944	(289,177)	469,767
Equity Securities	1,327,967	-	1,327,967
Total	194,684,747	(74,501,821)	120,182,926

December 31, 2016

	Maximum exposure	Collateral	Net exposure
	In millions of COP
Loans and Financial Leases	151,747,486	(68,627,160)	83,120,326
Commercial	86,259,708	(28,801,285)	57,458,423
Consumer	23,925,279	(5,917,791)	18,007,488
Mortgage	19,155,852	(18,193,999)	961,853
Small Business Loans	1,062,724	(296,816)	765,908
Financial Leases	21,343,923	(15,417,269)	5,926,654
Off-Balance Sheet Exposures	15,499,545	-	15,499,545
Financial Guarantees	6,344,004	-	6,344,004
Loan Commitments	9,155,541	-	9,155,541
Other Financial Instruments (1)	13,900,216	(1,384,764)	12,515,452
Debt Securities	11,705,563	(1,137,457)	10,568,106
Derivatives	779,829	(247,307)	532,522
Equity Securities	1,414,824	-	1,414,824
Total	181,147,247	(70,011,924)	111,135,323

(1) Collateral Held (-) and Collateral Pledged (+).

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Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigates.

Maximum exposure to credit risk of financial guarantees corresponds to the total amount guaranteed at the end of the period. This amount represents the worst case scenario and does not reflect the expected results.

Maximum exposure to derivatives refers to the fair value at the end of the period, without considering any guarantee received or any other credit risk mitigates.

Maximum exposure to credit risk of debt securities and equity securities refers to the carrying amount at the end of the period without considering any guarantee received.

a.	Credit Risk Management - Loans and Advances

Risk management during the credit life cycle is developed through the fulfillment of the policies, procedures and methodologies stipulated in the Credit Risk Administration System, in accordance with the strategy approved by the Board of Directors for monitoring and controlling credit risk.

The Credit Risk Administration System also contains the general criteria to evaluate, classify, measure and mitigate credit risk. In addition, the credit risk department has developed methodologies and manuals that specify the policies and procedures for different products and segments managed by the Bank.

To maintain credit quality and manage the risk arising from its lending activities, the Bank has established general loan policies, including the following:

•	Credit exposure limits: It contains guidelines with regards to the establishment of credit exposure limits. It is set in fulfillment of legal requirements and according to Bancolombia internal guidelines.

•	Origination policies: These policies aim to acquire ample and sufficient knowledge of the characteristics of potential borrowers and to select them properly. The riskiness of the borrowers is determined using credit rating models. These models use information such the character, reputation and credit history of the borrower, the type of business the borrower engages in, the borrower’s ability to repay the loan, and information received from the credit risk bureaus. The credit risk rating system is also used in determining the allowance for loans and advances and lease losses.

Loan applications, depending on their amount, are presented for approval at the level of management authority required.

•	Collaterals policies: For the purpose of mitigating risk associated with non-fulfillment of obligations agreed upon by the borrower, the Bank has established policies for the valuation of collateral received as well as for the determination of the maximum loan amount that can be granted against the value of the collateral.

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•	Allowance policies: the objective of this policy is to fulfil legal requirements and the Bank’s business policies. In addition, this policy is meant to provide the guidelines to perform client’s status analysis and take the necessary actions in order to mitigate credit risk the Bank is exposed to.

•	Monitoring policies: Contains various monitoring procedures, portfolio reports and policies for the purpose of overseeing, in an adequate and timely manner, the evolution of credit risk. These procedures include a continuous process of classification and reassessment of credit operations and they maintain consistency with the policies implemented for granting loans.

•	Portfolio recovery policies: Through the definition of these policies, the organization aims to establish those mechanisms that allow it to anticipate the action to be taken in the event of possible delays and minimize the impact resulting from non-fulfillment of payment or delays by the borrower. Additionally, the aspects established in this policy delimit what the organization has defined as collection management and that make it possible to obtain information to improve the origination policies and the allowances for loans and advances and lease losses models.

Management of credit risk is carried out in all of the credit life cycle. These processes are defined in the following way:

•	Origination: Knowing the borrower, payment capacity analysis, payment behavior and credit approval and structure.

•	Monitoring: Knowing the borrower’s situation during the life of the credit.

•	Recovery: Collection management during the different stages of the same credit.

In order to withstand the credit origination processes, the Bank develops scoring and rating models based on statistical information or criteria from experts, which differentiate the risk levels of potential borrowers in order to support the decision making process.

The Risk Corporate Vice Presidency is in charge of defining and documenting the specific characteristics of the models being utilized, as well as the parameters, variables to use in each case and the cut-off points that are applied per situation in the process of issuing credit. On a biannual basis at the minimum, the Risk Corporate Vice Presidency must perform backtesting1 of the scoring and rating models used in the granting process in order to evaluate their effectiveness. Additionally, on a monthly basis, the entire credit portfolio will be rated taking into account the established internal models for the purpose of evaluating the credit risk of each borrower and constitute the required allowance for loans and advances and lease losses.

In addition to the evaluation and qualification of the portfolio, the monthly allowance for loans and advances and lease losses serves to measure the present condition of the portfolio, the methodologies used for its calculation serve as a tool to evaluate risk, be it in a collective or individual manner. Collective evaluation of the portfolio applies the following parameters for measuring risk: probability of default (PD), loss given default (LGD) and exposure at default (EAD).

1 Statistical procedures used to validate the quality and accuracy of a model, through the comparison of actual results and risk measures generated by the models.

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For the evaluation of individual risk, parameters such as recovery rates estimated by score sheets that include financial, behavioral information, collaterals and qualitative variables, serve as elements for measuring risk and defining an allowance for loans and advances and lease losses for that borrower.

Annual backtesting must be performed on the allowances for loans and advances and lease losses models for the purpose of maintaining suitable hedge levels in accordance with the Bank’s risk appetite.

The Bank is continuously monitoring the concentration of the risk groups, as well as carrying out a daily control of the exposure to different economic groups, evaluating the legal limits of indebtedness in order to fulfill the norms established about the concentration limits.

The Bank performs international references determined by the rankings of external risks that allow the analysis of concentration levels in different geographic areas. On the other hand, at the legal level, the Bank is governed by the concepts and methodologies established by the external norms regarding the construction, administration and control of the concentration of economic groups.

The following classifications are established for the analysis of concentration:

•	By country: based on the country that the loans were originated.

•	By sector: done according to the sectorial sub-segmentation defined by the Bank based mainly on the code CIIU[2].

•	By categories: refers to the portfolio categories of each agreement (commercial, financial leases, consumer loans, small business loans and mortgages).

•	By economic group: according to the characteristics of economic groups as established by regulations.

b.	Credit Quality Analysis - Loans and Financial Leases

Rating System for Credit Risk Management

Its principal aim is to determine the risk profile of the borrower, which is obtained through a rating.

The rating for corporate loans is assigned based on the analysis of the interrelation of both qualitative and quantitative elements that can affect the fulfillment of the financial commitments acquired by a borrower. They take information on the financial statements, profit and loss statement, historical payment behavior both with the Bank and with other entities, and qualitative information on variables that are not explicit in the financial statements. The rating model is applied at the origination of the loan and is updated by a central qualification office to undertake a biannual evaluation of the loan portfolio, during the months of May and November each year.

In the case of a retail customer, granting and behavior scoring models are used in order to identify the level of risk associated with the borrower. These models include information as personal details, financial information, historical behavior, the total number of credit products and external information from credit bureaus.

2 CIIU: International Standard Industrial Classification of All Economic Activities.

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As the subsidiaries have their own internal rating models, for purposes of assessing the consolidated credit risk in a homogeneous bases, the Bank has established the following categories of risk in order to classify borrowers according to their payment behavior:

Category	Description
A- Normal Risk	Loans and advances in this category are appropriately serviced. The borrower’s financial statements or its projected cash flows, as well as all other credit information available to the Bank, reflect adequate paying capacity.
B- Acceptable Risk	Loans and advances in this category are acceptably serviced and guaranty protected, but there are weaknesses in the payment capacity of the borrower which may potentially affect, on a temporary or permanent basis, the borrower’s ability to pay or its projected cash flows, to the extent that, if not timely corrected, would affect the normal servicing of the loans and advances.
C- Appreciable Risk	Loans and advances in this category represent insufficiencies in the borrower’s paying capacity or in the projected cash flow, which may compromise the normal servicing of the loans and advances.
D- Significant Risk	Loans and advances in this category have the same deficiencies as loans in category C, but to a larger extent; consequently, the probability of collection is highly doubtful.
E- Unrecoverable	Loans and advances in this category are deemed uncollectible.

Description of Loans and Financial Leases

In order to evaluate and manage credit risk, the credits and financial leasing operations have been classified as:

•	Commercial and Financial Leases:

Loans granted to individuals or companies in order to carry out organized economic activities and are not classified as small business loans.

The borrower of this portfolio is mainly made up of companies, segmented in homogenous groups that are constituted according to size, measured by annual sales. The following variables are part of this classification:

Segment	Incomes/Sales
Business	Companies with annual sales > = COP 20,000 M and < COP 45,000 M except for Banco Agrícola, which places borrowers with annual sales >= USD 1M and < USD 25 M and their main activity is in El Salvador.
Business Construction	Constructors who dedicate themselves professionally to the construction of buildings to be sold as their main activity, with annual sales >= COP 20,000 M and <= COP 45,000 M or with more than three projects.
Corporate Construction	Constructors who dedicate themselves to the construction of buildings to be sold as their main activity, with annual sales > COP 45,000 M or more than five projects
Corporate	Companies with annual sales >= COP 45,000 M., Banistmo places borrowers with annual sales >to USD 10 M in this classification and Banco Agrícola places borrowers with annual sales >= USD 25 M and their main activity is in El Salvador.
Institutional Financing	Financial sector institutions.

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Segment	Incomes/Sales
Government	Municipalities, districts, departments with their respective decentralized organizations and entities at the national level.
SME	Annual sales < COP 20,000 M, with a classification between small, medium, large and plus except for Banistmo which place companies that do not surpass USD 10 M in annual sales in this classification. For Bancolombia, This segment includes Mi Negocio.

•	Consumer:

Loans and advances, regardless of amount, granted to individuals for the purchase of consumer goods or to pay for non-commercial or business services.

These loans are classified as follows:

Classification
Vehicles	Credits granted for the acquisition of vehicles. The vehicle financed is used as collateral for the loan.
Credit cards	Rolling credit limits for the acquisition of consumer goods, utilized by means of a plastic card.
Payroll loans	It is a credit line attached to an authorized individual payroll amount.
Others loans	Loans granted for the acquisition of consumer goods other than vehicles and Payroll loans Credit cards are not included in this segment.

The counterparty of this portfolio is mainly made up of individuals, segmented in homogenous groups, which are formed according to their size, which is calculated by their monthly income.

•	Mortgage:

These are loans, regardless of amount, granted to individuals for the purchase of a new or used house, commercial real estate or to build a home. These loans include loans denominated in local units or local currency that are guaranteed by a senior mortgage on the property and that are financed with a total repayment term of 5 to 30 years.

The counterparty of the mortgage loan is mainly made up of individuals segmented in homogenous groups, which are formed according to their size, which is calculated by their monthly income.

•	Small Business Loans:

These are issued for the purpose of encouraging the activities of small business and are subject to the following requirements: (i) the maximum amount to be lent is equal to 25 SMMLV3 and at any time the balance of any single borrower may not exceed such amount and (ii) the main source of payment for the corresponding obligation shall be the revenues obtained from activities of the borrower’s micro business. The balance of indebtedness on the part of the borrower may not exceed 120 SMMLV, as applicable, at the moment the credit is approved.

3 SMMLV: refer to Salario Mínimo Mensual Legal Vigente, the effective legal minimum monthly salary in Colombia. In 2017, the effective legal minimum monthly salary in Colombia was COP 737,717.

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The borrower of this portfolio is mainly made up of individuals, segmented in homogenous groups, which are formed according to their commercial size, which is calculated by their monthly income.

Loans and Financial Leases Collateral

The Bank obtains collateral for loans and leases in order to mitigate credit risk by foreclosing the collateral when the borrower cannot fully repaid the loan or lease. Collateral is considered in the determination of the allowance for loans and advances and lease losses when it complies with the following conditions:

•	Their fair value is enough to cover the exposure of the obligation and was established according to technical and objective criteria.

•	The entity is granted a preference or an improved right to obtain the payment of the obligation, becoming an effective collateral.

•	Its performance is reasonably possible.

•	They are a payment source that sufficiently attends to the credit as per the requirement of the Bank.

•	When the borrower is a government entity, the collateral has to have a pledge certificate issued by the appropriate authority.

The Bank has defined the criteria for the collateral enforceability, which are established according to the classification of loan portfolio. Besides, the Bank has set guidelines to value collaterals and the frequency of such valuations, as well as those guidelines related to the legalization, registry and maintenance of the collateral. Likewise, the Bank has defined the criteria for insurability, custody and the necessary procedures for their cancellation.

The update of the fair value of mortgages and vehicles collaterals for the loan portfolio is made between one and three years of agreement with the policy. The methodology used to estimate the fair value of the properties is applied by external and independent entities. Updating the fair value of the vehicles is done through guides and valid values commonly used as reference to set the value of a vehicle. The fair value of real state and vehicles are classified in levels 2 and 3 depending on the observability and significance of the inputs used in the valuation techniques according to the hierarchy established by IFRS 13.

The following table shows loans and financial leases, classified in commercial, consumer, mortgage, financial leases and small business loans, and disaggregated by type of collateral:

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June 30, 2017
Amount Covered by Collateral
In Millions of COP
Nature of the Collateral	Commercial	Consumer	Mortgage	Financial Leasing	Small Business	Total
Real Estate and Residential	19,523,147	1,569,463	18,926,558	1,894	250,116	40,271,178
Goods Given in Real Estate Leasing	-	-	-	9,260,983	-	9,260,983
Goods Given in Leasing Other Than Real Estate	-	-	-	6,208,126	-	6,208,126
Stand by Letters of Credit	317,889	-	-	-	-	317,889
Security Deposits	1,054,315	266,669	-	-	70,293	1,391,277
Guarantee Fund	2,593,471	28	-	-	300,295	2,893,794
Sovereign of the Nation	19,066	-	-	-	-	19,066
Collection Rights	3,105,551	39,016	-	-	1,312	3,145,879
Other Collateral (Pledges)	3,734,406	4,056,678	32,815	103	22,126	7,846,128
Without Guarantee (Uncovered Balance)	59,518,514	19,674,475	1,328,300	5,922,530	434,069	86,877,888
Total loans and financial leases	89,866,359	25,606,329	20,287,673	21,393,636	1,078,211	158,232,208

December 31, 2016
Amount Covered by Collateral
In Millions of COP
Nature of the Collateral	Commercial	Consumer	Mortgage	Financial Leasing	Small Business	Total
Real Estate and Residential	18,359,267	1,493,231	17,862,248	-	215,889	37,930,635
Goods Given in Real Estate Leasing	-	-	-	9,231,286	-	9,231,286
Goods Given in Leasing Other Than Real Estate	-	-	-	6,185,983	-	6,185,983
Stand by Letters of Credit	206,453	-	-	-	-	206,453
Security Deposits	1,015,605	280,543	-	-	59,029	1,355,177
Guarantee Fund	2,542,666	53	308,532	-	348	2,851,599
Sovereign of the Nation	25,421	-	-	-	-	25,421
Collection Rights	2,896,981	35,816	-	-	1,230	2,934,027
Other Collateral (Pledges)	3,754,892	4,108,148	23,219	-	20,320	7,906,579
Without Guarantee (Uncovered Balance)	57,458,423	18,007,488	961,853	5,926,654	765,908	83,120,326
Total loans and financial leases	86,259,708	23,925,279	19,155,852	21,343,923	1,062,724	151,747,486

Foreclosed assets and other credit mitigants

Assets received in lieu of payment (foreclosed assets) are recognized on the statement of financial position when current possession of the asset takes place.

Foreclosed assets represented by immovable or movable property are received based on a commercial valuation. Foreclosed assets such as equity securities and other financial assets, are received based on market value.

For the periods ended June 30, 2017 and 2016, foreclosed assets received amounted to COP 166,502 and COP 122,939 respectively.

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The Bank classifies foreclosed assets after acknowledgment of the exchange operation according to the intention of use, as follows:

•	Non-current assets held for sale.

•	Other marketable assets.

•	Other non-marketable assets.

•	Financial instruments (investments).

•	Inventories.

•	Premises and equipment.

c.	Risk Concentration – Loans and Advances

The analysis of credit risk concentration is done by monitoring the portfolio by groups such as: maturity loan, past due loan, loan categories and loan by sector and risk country, as shown here:

•	Loans concentration by category

The composition of the credit portfolio in commercial, consumer, mortgage, financial leases and small business loans categories are as follows:

Composition	June 30, 2017	December 31, 2016
In millions of COP
Commercial	89,866,359	86,259,708
Corporate	59,272,200	55,862,353
SME	17,133,644	16,521,808
Others	13,460,515	13,875,547
Consumer	25,606,329	23,925,279
Credit card	8,329,380	7,784,658
Vehicle	2,870,810	3,058,653
Payroll loans	5,197,987	5,080,660
Others	9,208,152	8,001,308
Mortgage	20,287,673	19,155,852
VIS[4]	5,400,431	5,017,520
Non- VIS	14,887,242	14,138,332
Financial Leases	21,393,636	21,343,923
Small Business Loan	1,078,211	1,062,724
Loans and advances to customers and financial institutions	158,232,208	151,747,486
Allowance for loans and advances and lease losses	(7,485,194)	(6,621,911)
Total net loan and financial leases	150,747,014	145,125,575

•	Concentration of loan by maturity

The following table shows the ranges of maturity, understood as the remaining term for the completion of the contract of loans and financial leases:

4 VIS: Social Interest Homes, corresponds to mortgage loans granted by the financial institutions of amounts less than 135 SMMLV.

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June 30, 2017
Maturity	Less Than 1 Year	Between 1 and 3 Years	Between 3 and 5 Years	Greater Than 5 Years	Total
In millions of COP
Commercial	26,093,687	18,240,708	14,815,184	30,716,780	89,866,359
Corporate	16,034,782	10,585,216	10,015,593	22,636,609	59,272,200
SME	5,335,083	5,612,494	3,067,881	3,118,186	17,133,644
Others	4,723,822	2,042,998	1,731,710	4,961,985	13,460,515
Consumer	910,379	5,431,623	10,127,436	9,136,891	25,606,329
Credit card	403,271	1,970,481	1,767,036	4,188,592	8,329,380
Vehicle	63,416	654,576	1,579,698	573,120	2,870,810
Payroll loans	52,148	616,698	1,239,708	3,289,433	5,197,987
Others	391,544	2,189,868	5,540,994	1,085,746	9,208,152
Mortgage	128,123	135,860	343,530	19,680,160	20,287,673
VIS	12,355	43,429	87,373	5,257,274	5,400,431
Non-VIS	115,768	92,431	256,157	14,422,886	14,887,242
Financial Leases	3,090,758	2,552,562	3,159,425	12,590,891	21,393,636
Small business loans	217,835	504,103	177,492	178,781	1,078,211
Total gross loans and financial leases	30,440,782	26,864,856	28,623,067	72,303,503	158,232,208

December 31, 2016
Maturity	Less Than 1 Year	Between 1 and 3 Years	Between 3 and 5 Years	Greater Than 5 Years	Total
In millions of COP
Commercial	18,011,992	22,458,578	13,494,101	32,295,037	86,259,708
Corporate	9,679,076	14,032,332	8,385,002	23,765,943	55,862,353
SME	4,549,984	5,711,371	3,145,824	3,114,629	16,521,808
Others	3,782,932	2,714,875	1,963,275	5,414,465	13,875,547
Consumer	692,986	4,873,973	9,713,953	8,644,367	23,925,279
Credit card	189,648	1,465,599	2,363,351	3,766,060	7,784,658
Vehicle	68,174	644,217	1,516,701	829,561	3,058,653
Payroll loans	46,849	589,925	1,314,077	3,129,809	5,080,660
Others	388,315	2,174,232	4,519,824	918,937	8,001,308
Mortgage	37,068	130,429	309,167	18,679,188	19,155,852
VIS	11,151	45,615	81,807	4,878,947	5,017,520
Non-VIS	25,917	84,814	227,360	13,800,241	14,138,332
Financial Leases	3,389,108	2,719,026	3,168,629	12,067,160	21,343,923
Small business loans	128,025	604,831	161,559	168,309	1,062,724
Total gross loans and financial leases	22,259,179	30,786,837	26,847,409	71,854,061	151,747,486

•	Concentration by past due days

The following shows the loans according to past due days. A loan is considered past due if it is more than one month overdue (i.e. 31 days):

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June 30, 2017
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	86,785,568	643,586	364,307	1,300,357	772,541	89,866,359
Consumer	24,086,224	748,134	196,864	481,958	93,149	25,606,329
Mortgage	18,591,270	777,097	163,647	336,739	418,920	20,287,673
Financial Leases	20,620,508	237,786	28,983	156,504	349,855	21,393,636
Small Business Loan	922,972	52,483	14,204	63,581	24,971	1,078,211
Total	151,006,542	2,459,086	768,005	2,339,139	1,659,436	158,232,208

December 31, 2016
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	84,353,343	361,110	116,876	857,622	570,757	86,259,708
Consumer	22,624,937	609,278	168,018	443,530	79,516	23,925,279
Mortgage	17,746,163	639,346	132,330	284,214	353,799	19,155,852
Financial Leases	20,695,617	149,214	25,238	160,557	313,297	21,343,923
Small Business Loan	943,393	42,941	11,639	46,382	18,369	1,062,724
Total	146,363,453	1,801,889	454,101	1,792,305	1,335,738	151,747,486

•	Concentration of loans by economic sector

The following is the detail of the credit portfolio by main economic activity of the borrower:

June 30, 2017
Economic sector	Loans and advances
Local		Foreign	Total
	In millions of COP
Agriculture	3,430,942	2,250,617	5,681,559
Petroleum and Mining Products	1,564,536	84,070	1,648,606
Food, Beverages and Tobacco	5,774,828	247,357	6,022,185
Chemical Production	3,583,573	176,534	3,760,107
Government	3,670,620	140,317	3,810,937
Construction	15,320,521	5,094,920	20,415,441
Commerce and Tourism	16,613,386	6,376,080	22,989,466
Transport and Communications	7,484,249	678,016	8,162,265
Public Services	5,130,939	1,609,819	6,740,758
Consumer Services	29,428,195	16,934,338	46,362,533
Commercial Services	15,752,736	5,618,468	21,371,204
Other Industries and Manufactured Products	6,593,868	4,673,279	11,267,147
Total	114,348,393	43,883,815	158,232,208

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December 31, 2016
Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	3,360,479	2,210,219	5,570,698
Petroleum and Mining Products	1,670,126	96,463	1,766,589
Food, Beverages and Tobacco	4,992,305	556,798	5,549,103
Chemical Production	3,184,196	218,010	3,402,206
Government	3,426,089	204,429	3,630,518
Construction	14,122,163	4,496,434	18,618,597
Commerce and Tourism	15,953,310	6,056,928	22,010,238
Transport and Communications	7,484,105	740,379	8,224,484
Public Services	5,013,469	4,626,201	9,639,670
Consumer Services	28,673,632	13,116,938	41,790,570
Commercial Services	15,186,857	5,753,166	20,940,023
Other Industries and Manufactured Products	6,141,378	4,463,412	10,604,790
Total	109,208,109	42,539,377	151,747,486

•	Credit concentration by country

The table below shows the concentration of the loans and advances by country. Loans are presented based on the country that they were originated:

June 30, 2017
Country	Loans and advances	% Participation	Allowance for loans and advances and lease losses	% Participation
Colombia	107,405,331	67.90%	6,249,266	83.40%
Panama	31,830,244	20.10%	710,169	9.50%
El Salvador	9,144,312	5.80%	367,293	4.90%
Puerto Rico	1,258,272	0.80%	11,702	0.20%
Peru	24,057	0.00%	5,719	0.10%
Guatemala	8,556,662	5.40%	140,363	1.90%
Other countries	13,330	0.00%	682	0.00%
Total	158,232,208	100.00%	7,485,194	100.00%

December 31, 2016
Country	Loans and advances	% Participation	Allowance for loans and advances and lease losses	% Participation
Colombia	102,011,845	67.22%	5,369,122	81.08%
Panama	31,216,172	20.57%	783,883	11.84%
El Salvador	8,879,815	5.85%	345,364	5.22%
Puerto Rico	1,220,689	0.80%	10,218	0.15%
Peru	140,114	0.09%	9,958	0.15%
Guatemala	8,265,518	5.45%	102,772	1.55%
Other countries	13,333	0.02%	594	0.01%
Total	151,747,486	100.00%	6,621,911	100.00%

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•	Credit concentration by economic group

As of June 30, 2017 and December 31, 2016 concentration of the 20 largest economic groups amounted to COP 17.4 billion and COP 17.3 billion, respectively. This exposure corresponds to all credit active operations of these groups.

d.	Credit quality – Loans and Advances

The following table shows information about current, past due and impaired loans:

June 30, 2017
Risk Category	Current loans without impairment	Past due loan without impairment	Current loans that are impaired	Past due and impaired loans	Total
	In millions of COP
A- Normal Risk	137,505,899	348,321	2,226,821	11,460	140,092,501
B- Acceptable Risk	5,987,351	1,474,012	1,739,891	132,517	9,333,771
C- Appreciable Risk	26,383	451	2,165,165	1,598,172	3,790,171
D- Significant Risk	1	3,013	809,619	2,039,313	2,851,946
E- Unrecoverable Risk	-	-	545,412	1,618,407	2,163,819
Total	143,519,634	1,825,797	7,486,908	5,399,869	158,232,208

December 31, 2016
Risk Category	Current loans without impairment	Past due loan without impairment	Current loans that are impaired	Past due and impaired loans	Total
	In millions of COP
A- Normal Risk	134,686,374	183,232	1,590,500	11,110	136,471,216
B- Acceptable Risk	4,810,882	861,347	1,574,761	72,370	7,319,360
C- Appreciable Risk	-	-	2,603,480	979,191	3,582,671
D- Significant Risk	1,247	-	696,641	1,801,383	2,499,271
E- Unrecoverable Risk	-	-	532,715	1,342,253	1,874,968
Total	139,498,503	1,044,579	6,998,097	4,206,307	151,747,486

In order to determine the loans and advances impairment the Bank considers the economic conditions and performance of the borrower’s industry, the analysis of payments behavior, events that could negatively affect the borrower’s ability to pay, among others.

Impairment is determined either by a collective or individual evaluation according to the amount and characteristics of the loan.

If the evaluation is collective, the impairment is determined in accordance with the variables PD, LGD and EAD.

All loans with a carrying amount equal or larger than COP 5,000 million are individually assessed (USD 1.5 million for foreign subsidiaries). The allowance for loans and advances and lease losses for significant impaired loans are assessed based on the present value of estimated future cash flows discounted at the original effective interest rate or on the fair value of collateral in the case where the loan is considered collateral-dependent. An allowance for loans and advances and lease losses is provided when discounted future cash flows or the fair value of collateral is lower than the book value.

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The table below shows impaired loans and advances according to their type of evaluation:

June 30, 2017
	Individual Evaluation		Collective Evaluation
	Carrying Amount	Allowance	Carrying Amount	Allowance
	In millions of COP
Commercial	5,006,812	1,825,764	2,987,564	1,569,036
Consumer	10,507	10,500	2,088,543	1,181,840
Mortgage	-	-	1,006,606	450,496
Financial Leases	693,430	289,501	957,997	188,926
Small Business Loan	-	-	135,318	96,094
Total	5,710,749	2,125,765	7,176,028	3,486,392

December 31, 2016
	Individual Evaluation		Collective Evaluation
	Carrying Amount	Allowance	Carrying Amount	Allowance
	In millions of COP
Commercial	4,547,366	1,767,139	2,245,077	1,121,557
Consumer	4,586	1,153	1,820,092	1,025,668
Mortgage	-	-	1,215,061	474,479
Financial Leases	454,477	265,920	815,043	144,318
Small Business Loan	-	-	102,702	73,594
Total	5,006,429	2,034,212	6,197,975	2,839,616

A one-percent increase or decrease in PD or LGD and in the cash flows for impaired loans represents an increase of approximately COP 102,930 million in the allowance for loans and advances and lease losses or in a recovery of COP 126,728 million respectively (sensitivity analysis doesn’t includes collateral dependent loans). These sensitivity analyses do not represent management’s expectations of a decline in risk ratings or an increase in loss rates, however is provided as a hypothetical scenario to assess the sensitivity of the allowance for loans and advances and lease losses to changes in key inputs. The Bank believes the risk ratings and loss severities currently in use are appropriate and represent management’s expectations about the credit risk inherent in its loan portfolio.

The following table shows the past due loans and advances without impairment:

June 30, 2017
	Current Loan	Past Due Loan
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	81,579,565	290,113	146	2,158	1	81,871,983
Consumer	23,160,018	347,237	18	6	-	23,507,279
Mortgage	18,361,302	688,329	137,446	93,990	-	19,281,067
Financial Leases	19,508,975	141,349	122	1,798	89,965	19,742,209
Small Business Loan	909,774	33,119	-	-	-	942,893
Total	143,519,634	1,500,147	137,732	97,952	89,966	145,345,431

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December 31, 2016
	Current Loan	Past Due Loan
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
	In millions of COP
Commercial	79,287,627	178,350	-	1,287	1	79,467,265
Consumer	21,809,911	290,549	5	133	3	22,100,601
Mortgage	17,485,525	368,574	50,410	36,282	-	17,940,791
Financial Leases	19,880,982	89,573	395	2,557	100,896	20,074,403
Small Business Loan	930,432	29,590	-	-	-	960,022
Total	139,394,477	956,636	50,810	40,259	100,900	140,543,082

e.	Credit Risk Management – Other Financial Instruments:

Each one of the positions that make up the portfolio complies with the policies and limits that seek to diminish credit risk exposure. Those policies are, among others:

•	Term Limits: Each borrower is evaluated by the Credit Committee, in which the result of the authorized model for this type of borrower is reviewed (quantitative and qualitative variables), which allows the Credit Committee to establish the maximum term for which the Bank wishes to have exposure.

•	Credit Limits: Limits approved under the model and with authorization from the Risk Committee, as well as the exposure, are monitored in line or batch, in such a way that the presentation of excesses is mitigated.

•	Counterparty Limits: These limits, derived from the credit limits or from allocation models and are verified by the Front Office prior to the close of operations.

•	Master Agreement: These bilateral agreements describe the handling of operations between the counterparties in accordance with good international practices and that limit the legal and financial risk under the occurrence of events of default (failure to pay or delivery). Mitigation mechanisms, procedures to be carried out in the case of this events of default, special conditions by type of operation and that are applied to OTC derivatives, Repos and other securities financing transactions, are all agreed upon.

•	Margin Agreements: For OTC derivatives operations and other securities financing transactions, agreements that regulate the administration of guarantees, haircuts, adjustment periods, minimum transfer amounts, etc., and that limit risk for a period of time (one day, one week, etc.), are established for counterparties involved in the operation.

•	Counterparty Alerts: There are financial, qualitative and market indicators that allow the Bank to establish damages to the credit quality of an issuer or counterparty.

f.	Credit Quality Analysis - Other Financial Instruments:

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

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External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

Credit Quality Analysis of the Group

	Debt Securities		Equity		Derivatives[5]
	2017	2016	2017	2016	2017	2016
Maximum Exposure to Credit Risk
Low Risk	11,130,008	9,134,940	265,000	792,323	441,112	765,354
Medium Risk	2,023,302	1,695,848	374,164	11,111	59	94
High Risk	324,283	647,709	176	602	308	1,640
Without Rating	467,562	227,067	688,627	610,788	317,465	12,741
Total	13,945,155	11,705,564	1,327,967	1,414,824	758,944	779,829

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:

Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others.) reflect adequate credit quality.

Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

•	Financial credit quality of other financial instruments that are not in default nor impaired in value

Debt Securities: 100% of the debt securities are not in default.

Equity Securities: The positions do not represent significant risks.

5 For derivatives transactions counterparty risk is disclosed as long as the valuation is positive. Therefore, the value described here differs from the book value.

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Derivatives: 99.85% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

•	Maximum exposure level to the credit risk given for:

	Maximum Exposure		Collateral *		Net Exposure
	2017	2016	2017	2016	2017	2016
Maximum Exposure to Credit Risk
Debt Securities	13,945,155	11,705,563	(2,858,324)	(1,137,457)	11,086,831	10,568,106
Derivatives **	758,944	779,829	(289,177)	(247,307)	469,767	532,522
Equity	1,327,967	1,414,824	-	-	1,327,967	1,414,824
Total	16,032,066	13,900,216	(3,147,501)	(1,384,764)	12,884,565	12,515,452

See Notes on this table

* Collateral Held (-) and Collateral Pledged (+)

** Exposure in Derivatives with base in MTM (only positive values), netting by counterparty is applied

* Debt Securities Book value 100%

* Equity Instruments:

-    Shares:100%

-    Investment funds: Book value 100%

•	Analysis of the maturity of other financial instruments that past due but not impaired

−	Debt Securities: Portfolio does not present past due nor impaired assets.
−	Equity securities: Portfolio does not present impaired assets
−	Derivatives: The past due assets are not material.

•	The information corresponding to the individual evaluation of impairment at the end of the period for other financial instruments, is detailed as follows:

Debt Securities

	Exposure		Impairment		Final Exposure
	2017	2016	2017	2016	2017	2016
Maximum Exposure to Credit Risk
Fair Value	10,382,981	8,538,974	-	-	10,382,981	8,538,974
Amortized Cost	3,562,174	3,166,589	1,221	-	3,560,953	3,166,589
Total	13,945,155	11,705,563	1,221	-	13,943,934	11,705,563

Equity

	Exposure		Impairment		Final Exposure
	2017	2016	2017	2016	2017	2016
Maximum Exposure to Credit Risk
Fair Value through profit or loss	805,439	895,425	-	-	805,439	895,425
Fair Value through OCI	522,528	519,399	-	-	522,528	519,399
Total	1,327,967	1,414,824	-	-	1,327,967	1,414,824

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Collateral- other financial instruments:

Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized market: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)6 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement. Among the main characteristics by product or market, we have:

−	With respect to the derivative operations, these are carried out daily, with threshold levels of zero for the majority of counterparties, which reduces the exposure to a term that does not exceed 10 days, according to Basel.

−	For buy-sell backs, repos and other securities financing transactions, daily monitoring is done in order to establish the need to adjust the collateral in such a way that these are applied in as little time as possible, according to the contracts or market conditions.

−	For all international counterparties, margin agreements that limit exposure to the maximum and with a daily adjustment period are celebrated. These margin agreements are celebrated under ISDA (International Swaps and Derivatives Association)[7] and GMRA (Global Master Repurchase Agreement)[8] both for OTC derivatives and securities financing transactions.

−	For every local counterparty, the local framework agreement is signed (agreement developed by the industry) and the mitigating actions to apply in each operation are agreed upon, whether for margin agreements, re-couponing, early termination, among others.

−	For repos, buy-sell backs and other securities financing transactions, these are agreed upon by organized markets that in general implicate complying with haircut or additional collateral rules.

6 A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over-the-counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

7 ISDA: is a trade organization of participants in the market for which has created a standardized contract (the ISDA Master Agreement) to enter into derivatives transactions.

8 GMRA: It is a model legal agreement designed for parties transacting repos and is published by the International Capital Market Association (ICMA), which is the body representing the  bond and repo markets in Europe.

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−	The central counterparty carries out daily control and monitoring processes in order to comply with the rules imposed by these organizations in such a way that we are always making daily adjustments at the demanded collateral level.

g.	Concentration of the credit risk - other financial instruments:

According to the regulations, the Bank must control on a daily basis the risk of positions of the Bank’s companies with the same issuer or counterparty stands, below the legal limits.

By the same way, the positions of the Bank are verified respect of the authorized risk levels in each country in order to guarantee the alerts and positions limits, that are considered outside of the Bank risk appetite.

h.	Risk exposure by economic sector and risk country:

	Debt Securities		Equity		Derivatives[9]
	2017	2016	2017	2016	2017	2016
Maximum Exposure to Credit Risk
Sector Concentration
Corporate	2,258,136	2,148,173	710,498	1,193,132	225,332	187,171
Financial	885,373	979,201	496,981	186,123	403,005	545,990
Government	10,801,646	8,578,189	699	-	-	-
Funds e ETF	-	-	119,789	35,569	130,607	46,668
Total	13,945,155	11,705,563	1,327,967	1,414,824	758,944	779,829
Concentration by Location
North America	1,068,531	344,173	2,815	-	277,951	294,317
Latam	12,876,624	11,352,383	1,302,615	1,407,845	362,808	369,401
Europe	-	9,007	-	6,979	69,049	55,572
Others (Includes Funds and ETF)	-	-	22,537	-	49,136	60,539
Total	13,945,155	11,705,563	1,327,967	1,414,824	758,944	779,829

At the moment, the Bank’s positions are not in excess of the concentration limit, according to the applicable laws.

18.2 Market risk

Market risk refers to the risk of losses in the Bank’s treasury book due to changes in equity prices, interest rates, foreign-exchange rates and other indicators whose values are set in a public market. It also refers to the probability of unexpected changes in net interest income and equity economic value as a result of a change in market interest rates.

Market risk stems from the following activities at the Bank:

a)	Trading: includes purchase - sale and positioning mainly in fixed income securities, equities, currencies and derivatives, as well as the financial services provided to customers, such as brokerage. Trading instruments are recorded in the treasury book and are managed by the Treasury Division which is also responsible for the aggregated management of exchange rate exposures arising from the banking book and treasury book.

9 For derivatives transactions counterparty risk is revealed as long as the valuation is positive. Therefore, the value described here differs from the book value.

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b)	Balance sheet management: refers to the assets and liabilities management, due to mismatches in maturities and repricing of them. The Assets Liability Management Division is responsible for the balance sheet management, preserving the stability of the financial margin and the equity economic value, maintaining adequate levels of liquidity and solvency. Non-trading instruments are recorded in the Bank’s banking book (the “Banking Book”), which includes primarily loans, time deposits, checking accounts and savings accounts.

In the Bank, the market risks are identified, measured, monitored, controlled and reported in order to support the decision-taking process for their mitigation, and to create greater shareholder value added. The guidelines, policies and methodologies for market risks management are approved by the Board of Directors, thus guaranteeing the congruence and consistency in the risk appetite among subsidiaries. Each country has a local Market and Liquidity Risk Management Office that applies at an individual level the principles of the Bank´s Market Risks Management Strategy. The Board of Directors and senior management have formalized the policies, procedures, strategies and rules of action for market risk administration in its “Market Risk Manual”. This manual defines the roles and responsibilities within each subdivision of the Bank and their interaction to ensure adequate market risk administration.

The Bank´s Market and Liquidity Risks Management Office, responsible for monitoring and permanently controlling compliance with the limits established, is set up with clear independence from the trading and businesses units, ensuring enforcement authority. This independent control function is complemented by regular reviews conducted by the Internal Audit.

The Bank’s Market and Liquidity Risks Management Office is responsible for: (a) identifying, measuring, monitoring, analysing and controlling the market risk inherent in the Bank’s businesses: (b) analysing the Bank’s exposure under stress scenarios and confirming compliance with the Bank’s risk management policies: (c) designing the methodologies for valuation of the market value of certain securities and financial instruments: (d) reporting to senior management and the Board of Directors any violation of the Bank’s risk management policies: (e) reporting to the senior management on a daily basis the levels of market risk associated with the trading instruments recorded in its treasury book, and (f) proposing policies to the Board of Directors and to senior management that ensure the maintenance of predetermined risk levels. The Bank has also implemented an approval process for new products across each of its subdivisions. This process is designed to ensure that each subdivision is prepared to incorporate the new product into its procedures, that every risk is considered before the product is incorporated and that approval is obtained from the Board of Directors before the new product can be sold.

Market risks arising from trading instruments are measured at the Bank using two different Value at Risk (VaR) methodologies: the standard methodology required by the Superintendence of Finance (SFC), and the internal methodology of historical simulation. The standard methodology is established by “Chapter XXI of the Basic Accounting Circular”, based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee of 2005. The internal methodology of historical simulation uses a confidence level of 99%, a holding period of 10 days, and a time frame of one year or at least 250 days from the reference date of the VaR calculation is used, obtained from the reference date of calculating the VaR. The standard methodology is used to report the market risk exposure to the Financial Superintendency and is also used to measure the capital requirements for the Bank, therefore the analysis below is based on information obtain from this model.

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The Bank’s VaR limits structure for trading activities, is sufficiently granular to conduct an effective control of the various types of market risk factors on which an exposure is held. It ensures that the market risk is not concentrated in certain asset classes and maximizes the portfolio diversification effect. These limits are defined by companies, products or by risk takers. The majority of the limits are based on the maximum VaR values to which a certain portfolio can be exposed, nevertheless, loss triggers, stop loss and sensitivity warning levels are also set, especially in the derivatives portfolios. The limits are approved by the Board of Directors, and set based on factors such as tolerance for losses, capital resources and market´s complexity and volatility. They are monitored daily, and their excesses or violations are reported to the Board of Directors and the Risk Committee.

Additional measurements like stress tests are done, to identify extreme unusual situations that could cause severe losses. Stress simulations include historical events and hypothetical scenarios. Back testing or model validation technics through comparison of predicted and actual loss level are applied on a regular basis to analyse and contrast the accuracy of the VaR calculation methodology in order to confirm its reliability, and make adjustments to the models if necessary.

Within the control and monitoring processes of market risks, reports are elaborated on a daily, weekly and monthly basis. They include an analysis of the most relevant risk measures and allow for monitoring the exposure levels to market risks and to the legal and internal limits established for each one of the levels of the Bank. These reports are taken as an input for the decision-taking process in the different Committees and management of the Bank.

Market Risk Management

The following section describes the market risks to which the Bank is exposed and the tools and methodologies used to measure these risks at June 30, 2017 and December 31, 2016. The Bank faces market risk as a consequence of its lending, trading and investments businesses.

The Bank uses a value at risk (“VaR”) calculation to limit its exposure to the market risk of its Treasury Book. The board of directors is responsible for establishing the maximum VaR based on its assessment of the appropriate level of risk for Bancolombia. The Risks Committee is responsible for establishing the maximum VaR by type of investment (e.g., fixed income in public debt) and by type of risk (e.g., currency risk). These limits are supervised on a daily basis by the Market Risk Management Office.

For managing the interest rate risk from banking activities, the Bank analyses the interest rate mismatches between its interest earning assets and its interest bearing liabilities. In addition, the foreign currency exchange rate exposures arising from the banking book are provided to the Treasury Division where these positions are aggregated and managed.

a.	Measurement of market risk of trading instruments

The Bank currently measures the treasury book exposure to market risk (including over-the-counter derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXI of the Basic Accounting Circular”, issued by the SFC.

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The VaR methodology established by “Chapter XXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee of 2005, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book, such as non-trading positions. In addition, the methodology aggregate all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.

The total market risk for the Bank is calculated by the arithmetical aggregation of the VaR calculated for each subsidiary. The aggregated VaR is reflected in the Bank’s Capital Adequacy (Solvency) ratio, in accordance with Decree 1771 of 2012.

For purposes of VaR calculations, a risk exposure category is any market variable that is able to influence potential changes in the portfolio value. Taking into account a given risk exposure, the VaR model assesses the maximum loss not exceeded at a specified confidence level over a given period of time. The fluctuations in the portfolio’s VaR depend on volatility, modified duration and positions changes relating to the different instruments that are subject to market risk.

The relevant risk exposure categories for which VaR is computed by the Bank according to “Chapter XXI, Appendix 1 of the Basic Accounting Circular” are: (i) interest rate risks relating to local currency, foreign currency and UVR; (ii) currency risk; (iii) stock price risk; and (iv) fund risk.

•	Interest Rate Risk (Treasury Book)

The interest rate risk is the probability of decrease in the market value of the position due to fluctuations in market interest rates. The Bank calculates the interest rate risk for positions in local currency, foreign currency and UVR separately; in accordance with Chapter XXI of the Basic Accounting Circular issued by the SFC.

In the first instance, the interest rate risk exposure is determined by the sensitivity calculation for the net position of each instrument. This sensitivity is calculated as the net value market product, its corresponding modified duration and the estimated variation of interest rates. The possible variations in the interest rates are established by the SFC according to the historical behavior of these variables in the markets, and they are a function of the duration and currency, as seen in the following table.

Zone	Band	Modified Duration		Changes in Interest Rates (pbs)
		Lower Limit	Upper Limit	Legal Currency	UVR	Foreign Currency
Zone 1	1	0	0.08	274	274	100
	2	0.08	0.25	268	274	100
	3	0.25	0.5	259	274	100
	4	0.5	1	233	274	100
Zone 2	5	1	1.9	222	250	90
	6	1.9	2.8	222	250	80
	7	2.8	3.6	211	220	75
Zone 3	8	3.6	4.3	211	220	75
	9	4.3	5.7	172	200	70
	10	5.7	7.3	162	170	65
	11	7.3	9.3	162	170	60
	12	9.3	10.6	162	170	60
	13	10.6	12	162	170	60
	14	12	20	162	170	60
	15	20		162	170	60

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Once the sensitivity factor is calculated for each position, the modified duration is then used to classify each position within its corresponding band. A net sensitivity is then calculated for each band, by determining the difference between the sum of all long-positions and the sum of all short-positions. Then a net position is calculated for each zone (which consists of a series of bands) determined by the SFC. The final step is to make adjustments within each band, across bands and within each zone, which results in a final number that is the interest rate risk VaR by currency. Each adjustment is performed following the guidelines established by the SFC.

The Bank’s exposure to interest risk primarily arises from investments in Colombian government’s treasury bonds (TES).

•	Currency (Treasury and Banking Book), Equity (Treasury Book) and Fund (Treasury Book) Risk

The VaR model uses a sensitivity factor to calculate the probability of loss due to fluctuations in the price of stocks, funds and currencies in which the Bank maintains a position. As previously indicated, the methodology used in these financial statements to measure such risk consists of computing VaR, which is derived by multiplying the position by the maximum probable variation in the price of such positions (“∆p”). The (“∆p”) is determined by the SFC, as shown in the following table:

Currency	Sensitivity Factor
United States Dollar	5.5%
Euro	6%
Other currencies and gold	8%
Equity and Fund Risk	14.7%

The interest rate’s fluctuations and the sensitivity factors for currency, equity and fund risk used in the model are established by the SFC according to historical market performance, and have not changed since March 2011.

•	Total Market Risk VaR

The total market risk VaR is calculated as the algebraic sum of the interest rate risk, the currency risk, the stock price risk and the fund risk, which are calculated as the algebraic sum of the Parent Company and each of its subsidiaries’ exposure to these risks.

The following table presents the total change on market risk and every risk factor.

December 2016 (1)
In millions of COP
Factor	December 31	Average	Maximum	Minimum
Interest Rate	251,904	266,447	308,534	238,625
Exchange Rate	247,047	331,528	393,365	247,047
Share Price	61,120	61,811	76,438	55,264
Collective Portfolios	161,225	55,149	161,225	36,808
Total Value at Risk	721,296	714,936	827,564	627,812

(1)	An update is presented in the amount official about Total Market Risk (VaR) calculated for the period ended at December 31, 2016; it according to a change in the exposure of factor of Collective portfolios in Bancolombia.

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June 2017
In millions of COP
Factor	June 30	Average	Maximum	Minimum
Interest Rate	287,183	292,168	301,778	286,038
Exchange Rate	415,435	476,971	513,767	415,435
Share Price	76,181	75,930	78,672	72,815
Collective Portfolios	164,416	141,257	164,416	34,558
Total Value at Risk	943,214	986,325	1,017,100	917,008

•	Assumptions and Limitations of VaR Models

Although VaR models represent a recognized tool for risk management, they have inherent limitations, including reliance on historical data that may not be indicative of future market conditions or trading patterns. Accordingly, VaR models should not be viewed as predictive of future results. The Bank may incur losses that could be materially in excess of the amounts indicated by the models on a particular trading day or over a period of time, and there have been instances when results have fallen outside the values generated by the Bank’s VaR models. A VaR model does not calculate the greatest possible loss. The results of these models and analysis thereof are subject to the reasonable judgment of the Bank’s risk management personnel.

b.	Non-trading instruments market risk measurement

The banking book’s relevant risk exposure is interest rate risk, which is the probability of unexpected changes in net interest income as a result of a change in market interest rates. Changes in interest rates affect the Bank’s earnings because of timing differences on the reprising of the assets and liabilities. The Bank manages the interest rate risk arising from banking activities in non-trading instruments by analyzing the interest rate mismatches between its interest earning assets and its interest bearing liabilities. The foreign currency exchange rate exposures arising from the banking book are provided to the Treasury Division where these positions are aggregated and managed.

•	Interest Risk Exposure (Banking Book)

The Bank has performed a sensitivity analysis of market risk sensitive instruments estimating the impact on the net interest income of each position in the Banking Book, using a repricing model and assuming positive parallel shifts of 100 basis points (bps).

The table 1 provides information about Bancolombia’s interest rate sensitivity for the statement of financial position items comprising the Banking Book.

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about Bancolombia’s interest rate risk sensitivity in local currency (COP) at June 30, 2017 and December 31, 2016:

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	June 30, 2017	December 31, 2016
In millions of COP
Assets sensitivity 100 bps	621,631	614,268
Liabilities sensitivity 100 bps	348,365	366,262
Net interest income sensitivity100 bps	273,266	248,006

The chart below provides information about Bancolombia’s interest rate risk sensitivity in foreign currency (US dollars) at June 30, 2017 and December 31, 2016:

	June 30, 2017	December 31, 2016
In millions of USD
Assets sensitivity 100 bps	76	78
Liabilities sensitivity 100 bps	63	71
Net interest income sensitivity100 bps	13	7

A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.

Total Exposure:

As of June 30, 2017, the net interest income sensitivity in local currency for the banking book instruments, entered into for other than trading purposes with positive parallel shifts of 100 basis points was COP 273.266 million. The change in the net interest income sensitivity in December 2016 versus June 2017 is due to the decrease in the sensitivity of corporate deposit accounts given the change in methodology used to establish the reprising frequency of these accounts.

The previous methodology assumed that all corporate deposit accounts were susceptible to changes in interest rates in one year and the repayment frequency was established based on historical changes in the interest rate in the bank. It was changed to a methodology based on the treatment that should be given to deposit accounts according to what the Basel Committee proposes for the measurement of IRRBB, and included parameters such as the historical behavior of the balances and rates of deposit accounts, the behavior of the interest rate curves, the liquidity requirements, among others.

Considering the previous methodology, the sensitivity to the net interest margin of the banking book for local currency would have been COP 195.345, showing a decrease due to the increase in the corporate savings accounts.

On the other hand, the net interest income sensitivity in foreign currency, assuming the same parallel shift of 100 basis points, was USD 13 million at June 30, 2017, compared with USD 7 million at December 31, 2016. The increased net interest income sensitivity due to interest rate risk between December 2016 and June 2017 occurred due to the decrease in the sensitivity of the interbank borrowings, because of the reduction in their position.

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Assumptions and limitations:

Net interest income sensitivity analysis is based on the repricing model and consider the following key assumptions: (a) does not consider prepayments, new operations, defaults, etc., (b); the fixed rate instruments sensitivity, includes the amounts with maturity lower than one year and assumes these will be disbursed at market interest rates and (c) changes in interest rate occur immediately and parallel in the yield curves from assets and liabilities for different maturities.

•	Structural equity risk exposure (Banking Book)

Bancolombia’s investment banking affiliate, in its role of financial corporation, has, directly and through its affiliated companies, structural equity investments. These positions are maintained mostly in financial sector, and energy and construction sectors. The market value of those investments increased by 103% during the semester, to COP 231 billion as of June 31, 2017 from COP 114 billion as of December 31, 2016, as a result of the rise of a portion of the investments in the financial sector.

The structural equity positions are exposed to equity price risk. Sensitivity calculations are made for those positions:

Table 2. Share Price Sensitivity

	June 2017	December 2016
Fair Value	231,237	113,835
Delta	14.7%	14.7%
Sensitivity	33,992	16,734

A negative impact of 14.7%, applied to the market value, produces a decrease of COP 33 billion on the structural equity investments market value, which would decrease from COP 231 billion to COP 197 billion.

18.3 Liquidity risk

Liquidity risk is defined as the inability of a financial firm to meet its debt obligations without incurring unacceptably large losses. Thus, funding liquidity risk is the risk that a firm will not be able to meet its current and future cash flow and collateral needs, both expected and unexpected, without materially affecting its daily operations or overall financial condition. The Bank is sensitive to funding liquidity risk since debt maturity transformation is one of its key business areas.

At the Bank, liquidity prevails over any objective of growth or revenue. Managing liquidity has always been a fundamental pillar of its business strategy, together with capital, in supporting its balance sheet strength.

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The Bank’s liquidity management model promotes the autonomy of subsidiaries, which must be self-sufficient in their structural funding. Each subsidiary is responsible for meeting the liquidity needs of its current and future activity, within a framework of management coordination at the Bank level. The metrics used to control liquidity risk are developed based on common and homogeneous concepts, but analysis and adaptation are made by each subsidiary.

In line with best governance practices, the Bank has established a clear division of function between executing liquidity management, responsibility of the Asset and Liability Division, and their monitoring and control, responsibility of the Market and Liquidity Risks Management Office.

The different authorities of senior management define the policies and guidelines for managing liquidity risk. These authorities are the Board of Directors, the Risk Committee, and senior management of the Parent Company, which set the risk appetite and define the financial strategy. The ALCO committees (asset and liability committee) define the objective positioning of liquidity and the strategies that ensure the funding needs derived from businesses. The ALM division (Asset and liability management) and the Market and Liquidity Risks Management Office support the mentioned committees, which elaborate analysis and management proposals, and control compliance with the limits established.

Liquidity Risks Management Office is responsible for proposing the minimum amount of the liquidity reserve, the policies of the liquidity portfolio, defining premises and metrics in order to model the behaviour of the cash flows, proposing and monitoring liquidity limits in line with the Bank's risk appetite, simulating stress scenarios, evaluating and reporting the risks inherent to new products and operations; and submitting the reports required by the internal authorities for decision-making, as well as by regulators. All of the above activities are verified and evaluated by the Internal Audit.

The measures to control liquidity risk include maintaining a portfolio of high liquid assets, and the definition of triggers and liquidity limits, which enable evaluating the level of exposure of each one of the entities in a proactive way.

The methodologies used to control liquidity risk include the liquidity gaps and stress scenarios. The liquidity gaps measure the mismatches of assets, liabilities and off-balance sheet position´s cash flows, separately for local currency and foreign currency. Regulatory metrics are also applied, in which the contractual maturities are used; and internal models in which the cash flows are adjusted by different ratios, to reflect a more accurate behaviour.

Each subsidiary creates their liquidity gap according to the characteristics of their business and they tackle them through the different financing resources they have available. The recurrence of the businesses that are going to be financed, the stability of the financing sources, and the ability of the assets to become liquid are the fundamental factors that are taken into account in the definition of this metric. In practice, and given the different behaviours of a same item in the Bank’s subsidiaries, there are common standards and methodologies to homogenize the construction of liquidity risk profiles for each unit so they can be presented in a comparable way to the Bank's Senior Management.

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Periodically, a validation of the policies, limits, processes, methodologies and tools to evaluate liquidity risk exposure is performed, in order to establish its pertinence and functionality, and to carry out the necessary adjustments. The Market and Liquidity Risks Management Office elaborate reports daily, weekly and monthly basis in order to monitor the exposure levels and the limits and triggers set up, and to support the decision-making process.

Each subsidiary has its own liquidity contingency plan, which is tested annually. These contingency plans procure the optimization of different funding sources, including obtaining additional funding from the Parent Company.

Liquidity risk management

The Bank’s Board of Directors sets the strategy for managing liquidity risk and delegates responsibility for oversight of the implementation of this policy to ALCO committee that approves the Bank’s liquidity policies and procedures. The Treasury Division manages the Bank’s liquidity position on a day-to-day basis and reviews daily reports covering the liquidity position. A summary report, including any exceptions and remedial action taken, is submitted regularly to Risk Committee and ALCO committees.

a.	Liquidity risk exposure:

In order to estimate liquidity risk, the Bank measure a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 day. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	June 30, 2017	December 31, 2016
Net cash outflows into 30 days*	5,223,427	6,726,831
Liquid Assets	23,657,023	26,224,218
Liquidity coverage ratio	452.90%	389.85%

*Net cash outflows into 30 days: (Interbank borrowings, Financial assets investments, Loans and advances to customers, Derivative financial instruments), minus 30 days contractual maturities of liabilities. Demand deposit Time deposits, Interbank deposits Borrowings from other financial institutions Debt securities, Derivative financial instruments.

b.	Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank´s:

Liquid Assets(1)	June 30, 2017	December 31, 2016
High quality liquid assets
Cash	14,410,477	15,821,823
High quality liquid securities	7,676,814	7,844,716
Other Liquid Assets
Other securities	1,569,732	2,557,679
Total Liquid Assets	23,657,023	26,224,218

(1)	Feature possesses the high liquidity available in all cases, and those liquid assets received by the Central Bank for its operations expansion and monetary contraction. Liquid assets are adjusted by a haircut.

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Liquid assets: The following are considered as liquid assets: cash, repos held for trading and investments held for trading in listed shares in Colombia’s stock exchange, in investment funds units or in other trading debt securities.

•	High-quality liquid assets: cash and shares that are eligible to be reportable or repo operations, in addition to those liquid assets that the Central Bank receives for its monetary expansion and contraction operations described in paragraph 3.1.1 of the Foreign Regulatory Circular DODM-142 of the Bank of the Republic.

•	Other Securities: Securities issued by financial and corporate entities.

c.	Contractual maturities of financial assets

The tables below set out the remaining contractual maturities of principal and interest balances of the Group’s financial assets:

Contractual maturities of financial assets June 30, 2017

Financial Assets	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Cash and balances with central bank	14,771,666	-	-	-
Interbank borrowings - Repurchase agreements	4,407,784	-	-	-
Financial assets investments	5,854,960	5,079,274	3,013,088	2,752,720
Loans and advances to customers	55,330,117	46,624,578	27,308,823	49,201,202
Derivative financial instruments	1,193,699	186,427	135,886	545,353
Total financial assets	81,558,226	51,890,279	30,457,797	52,499,275

Contractual maturities of financial assets December 31, 2016

Financial Assets	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Cash and balances with central bank	16,216,907	-	-	-
Interbank borrowings - Repurchase agreements	4,475,341	-	-	-
Financial assets investments	5,438,351	3,805,890	2,025,553	2,016,014
Loans and advances to customers	55,098,988	48,180,287	27,881,140	49,141,494
Derivative financial instruments	1,437,057	274,065	202,543	533,265
Total financial assets	82,666,644	52,260,242	30,109,236	51,690,773

d.	Contractual maturities of financial liabilities

The tables below set out the remaining contractual maturities of principal and interest balances of the Bank’s financial liabilities:

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Contractual maturities of financial liabilities June 30, 2017

Financial Liabilities	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Demand deposit from customers	71,502,160	-	-	-
Time deposits from customers	38,592,863	13,095,225	6,701,497	2,584,170
Interbank deposits-Repurchase agreements	5,488,526	-	-	-
Borrowings from other financial institutions	10,586,975	4,711,998	1,456,277	1,782,980
Debt securities in issue	2,432,860	4,283,793	8,031,708	8,521,683
Derivative financial instruments	837,213	163,333	138,262	523,258
Total financial liabilities	129,440,597	22,254,349	16,327,744	13,412,091

Contractual maturities of financial liabilities December 31, 2016

Financial Liabilities	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Demand deposit from customers	70,136,704	-	-	-
Time deposits from customers	36,297,356	12,465,672	6,362,963	2,778,373
Interbank deposits - Repurchase agreements	2,295,020	-	-	-
Borrowings from other financial institutions	11,436,389	3,990,970	5,813,910	1,829,142
Debt securities in issue	2,965,927	4,626,491	8,380,097	9,083,988
Derivative financial instruments	1,072,980	194,556	165,462	528,894
Total financial liabilities	124,204,376	21,277,689	20,722,432	14,220,397

The expected cash flows for some financial assets and liabilities may vary significantly from their contractual maturity. The main differences are the following:

•	The demand deposits historically have maintained a tendency to remain stable.

•	The mortgages loans, in spite of having contractual maturity between 15 and 20 years, its average life is less than these terms.

e.	Financial guarantees

The tables below set out the remaining contractual maturities of the Group’s financial guarantees

June 30, 2017	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Financial guarantees	4,683,230	1,111,712	228,723	170,908

December 31, 2016	0 - 1 Year	1- 3 Years	3- 5 Years	More than 5 years
Financial guarantees	4,602,250	1,228,289	367,298	146,167

18.4 Capital management

In order to cover future unexpected losses and be prepared against economic crisis, the Bank is engaged with an active capital management role. To this end, one of the main Director of Financial Control´s responsibility, is to monitor constantly the capital adequacy allocation and suggest the appropriate measures before crisis take place.

Exercises such as stress testing assessment and Internal Capital Adequacy Assessment Process (ICAAP), are run for internal and external purposes and reported to the Board of Directors and senior levels to ensure all risks are managed according to our risk appetite, policies and regulation.

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Simultaneously, senior management is engaged in maintaining a balance between an adequate capital allocation and our shareholders value proposal compliance. In doing so, upcoming investment plans will be funded by capital markets and operational flows without causing negative results among our shareholders´ interests.

In accordance with the Capital Adequacy Requirements explained above (see Supervision and Regulation ITEM4 B8), financial institutions in Colombia are required to achieve a minimum solvency ratio (Basic Solvency Risk Index, Tier 1) above 4,5%, and a total solvency risk index (Tier 2) greater than or equal to 9,0%.

In spite of the above, the management has directed its efforts towards the equity strengthening as shown in table below.

	As of
	June 30, 2017	December 31 2016
	In millions of COP
Regulatory Capital and Capital Adequacy Ratios
Basic Ordinary Equity	22,314,940	19,235,519
Deductions Basic Ordinary Equity	(4,204,727)	(4,193,122)
Total Basic Ordinary Equity	18,110,213	15,042,397
Additional Equity	6,864,575	7,069,448
Total Regulatory Capital	24,974,788	22,111,845
Capital Ratios
Primary capital to risk-weighted assets (Tier I)	10.40%	9.02%
Secondary capital to risk-weighted assets (Tier II)	3.94%	4.24%
Technical capital to risk-weighted assets	14.34%	13.26%

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PROSPECTUS

Debt Securities

Preferred Shares

American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

From time to time, we may offer, issue and sell debt securities, preferred shares, American depositary shares (“ADSs”) representing preferred shares and rights to subscribe for preferred shares in one or more offerings. This prospectus may also be used by a selling security holder to sell securities from time to time. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If any securities are to be sold by selling security holders, information concerning the security holders will be included in a supplement or supplements to this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the U.S. Securities and Exchange Commission. This prospectus may not be used unless accompanied by a prospectus supplement or the applicable information is included in our filings with or submissions to the U.S. Securities and Exchange Commission. You should carefully read this prospectus and any prospectus supplement, together with any documents incorporated by reference, before you invest in any of our securities.

Our ADSs are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “CIB”. Our common shares and preferred shares are listed on the Bolsa de Valores de Colombia (the “Colombian Stock Exchange”) and trade under the symbols “BCOLOMBIA” and “PFBCOLOM”, respectively. On April 29, 2016, the closing price of our ADSs on the NYSE was U.S.$38.69 per ADS, and the closing price of our preferred shares on the Colombian Stock Exchange was COP 27,080 per preferred share. Our headquarters are located at Carrera 48 # 26-85, Avenida Los Industriales, Medellín, Colombia, and our telephone number is +(574) 404-1837.

We and/or the selling security holders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. If securities are sold by selling security holders, we will not receive any proceeds from such sale.

Investing in our securities involves risks. You should carefully consider the information included under the caption “Risk Factors” in our Form 20-F for the year ended December 31, 2015, filed with the Securities and Exchange Commission on April 22, 2016, as well as the risk factors included in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 2, 2016.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Bancolombia,” the “Bank,” “we,” “us” and “our” mean Bancolombia S.A. and its consolidated subsidiaries, taken as a whole.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings. Each time we or any selling security holder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.” The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (filed with the SEC on April 22, 2016) (the “Annual Report”);

(2)	any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(3)	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports as being incorporated by reference in our Registration Statement on Form F-3.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.

Carrera 48 # 26-85, Avenida Los Industriales

Medellin, Colombia

Attention: Investor Relations

Telephone Number: (574) 404-1837

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated in this prospectus by reference contain statements which may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “target”, “forecast”, “guideline”, “should”, “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements appear in a number of places in this prospectus and the documents incorporated in this prospectus by reference, principally in “Item 3. Key Information—D. Risk Factors” and “Item 5.Operating and Financial Review and Prospects” of our Annual Report, which is incorporated in this prospectus by reference, and include, but are not limited to:

•	changes in general economic, business, political, social, fiscal or other conditions in Colombia, or in any of the other countries where we operate;

•	changes in capital markets or in markets in general that may affect policies or attitudes towards lending;

•	unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms;

•	inflation, changes in foreign exchange rates and/or interest rates;

•	sovereign risks;

•	Liquidity, credit, market and operational risks;

•	increases in defaults by our borrowers and other loan delinquencies;

•	lack of acceptance of new products or services by our targeted customers;

•	competition in the banking, financial services, credit card services, asset management, remittances, business and other industries in which we operate;

•	adverse determination of legal or regulatory disputes or proceedings;

•	changes in official regulations and the Colombian Government’s banking policy as well as changes in laws, regulations or policies in the jurisdictions in which we do business;

•	our ability to detect money laundering and other illegal or improper activities fully or on a timely basis; and

•	underperformance of acquisitions and strategic partnerships according to our expectations and business strategy.

Forward-looking statements speak only as of the date they are made and are subject to change, and we do not intend, and do not assume any obligation, to update these forward-looking statements in light of new information or future events arising after the date of this prospectus and the documents incorporated in this prospectus by reference.

BANCOLOMBIA

We are Colombia’s leading financial institution, with a presence in other jurisdictions such as Panama, El Salvador, Puerto Rico, Guatemala, the Cayman Islands and Peru, providing a wide range of financial products and services to a diversified individual, corporate, and government customer base throughout Colombia, Latin America and the Caribbean region.

We are a stock company (sociedad anónima) domiciled in Medellin, Colombia and operate under Colombian laws and regulations, mainly the Colombian Commercial Code, Decree 663 of 1993 (Estatuto Orgánico del Sistema Financiero – the“Financial Statute”) and Decree 2555 of 2010, as amended from time to time.

We were incorporated in Colombia in 1945, under the name Banco Industrial Colombiano S.A. or “BIC”, and are incorporated until 2044. In 1998, we merged with Banco de Colombia S.A., and changed our legal name to Bancolombia S.A. On July 30, 2005, Conavi and Corfinsura merged with and into Bancolombia, with Bancolombia as the surviving entity. Through this merger, Bancolombia gained important competitive advantages in retail and corporate banking, which materially strengthened Bancolombia’s multi-banking franchise.

In May 2007, Bancolombia Panamá acquired Banagrícola, which controls several subsidiaries, including Banco Agrícola in El Salvador, and is dedicated to banking, commercial and consumer activities and brokerage. Through its first international acquisition, Bancolombia gained a leadership position in the Salvadorian market.

In October 2013, Bancolombia Panamá acquired a 40% interest in Grupo Agromercantil, the parent company of Banco Agromercantil de Guatemala, and certain other companies dedicated to securities brokerage, insurance, and other financial businesses, and acquired an additional 20% interest on December 30, 2015.

Also in October 2013, Bancolombia acquired a 100% interest in the ordinary voting shares, and 1,325,780 preferred shares of Banistmo, a Panamanian banking entity and its subsidiaries involved in the securities brokerage, trust, consumer finance, leasing, and insurance businesses.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB”, and on the Colombian Stock Exchange, where our preferred shares are traded under the symbol “PFBCOLOM”. Since 1981 our common shares have been traded on the Colombian Stock Exchange under the symbol “BCOLOMBIA”.

We have grown substantially over the years, both through organic growth and acquisitions. As of December 31, 2015, Bancolombia had, on a consolidated basis:

•	COP 192,973 billion in total assets;

•	COP 140,372 billion in total net loans and advances to customers;

•	COP 121,802 billion in total deposits from customers; and

•	COP 19,279 billion in stockholders’ equity attributable to the owners of the Parent Company.

Our consolidated net income attributable to equity holders of the Parent Company for the year ended December 31, 2015 was COP 2,519 billion, representing an average return on equity of 13.62% and an average return on assets of 1.53%.

The address and telephone numbers of our headquarters are as follows: Carrera 48 # 26-85, Medellín, Colombia; telephone + (574) 404-1837. Our agent for service of process in the United States is Puglisi & Associates, presently located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our web address is www.grupobancolombia.com; however, the information found on our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from any initial sales of the securities offered under this prospectus and the accompanying prospectus supplement to provide additional funds for our operations, strengthen our capital structure and regulatory compliance, as well as for other general corporate purposes. General corporate purposes may include the repayment or reduction of indebtedness, financing acquisitions and meeting working capital requirements. Unless we indicate otherwise in the applicable prospectus supplement, we will not receive any proceeds from any sales by selling security holders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges of Bancolombia and its consolidated subsidiaries for the periods indicated.

Ratio of Earnings to Fixed Charges

Our ratios of earnings to fixed charges for the years ended December 31, 2014 and 2015, using financial information calculated in accordance with IFRS, were:

	Year Ended December 31,
	2014	2015
Ratios in accordance with IFRS(1)
Excluding interest on deposits	3.45	3.05
Including interest on deposits	1.99	1.82

Ratio of Earnings to Fixed Charges and Preferred Share Dividends

Our ratios of earnings to fixed charges and preferred share dividends for the years ended December 31, 2014 and 2015, using financial information calculated in accordance with IFRS, were:

	Year Ended December 31,
	2014	2015
Ratios in accordance with IFRS(1)
Excluding interest on deposits	2.83	2.55
Including interest on deposits	1.83	1.69

(1)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before minority interest and income taxes. Fixed charges consist of total interest expense.

THE SECURITIES

We, or the selling security holders, as the case may be, may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities;

•	preferred shares, which may be represented by ADSs and evidenced by American Depositary Receipts (“ADRs”); and

•	rights to subscribe for preferred shares, including rights to subscribe for ADSs.

LEGAL OWNERSHIP

In this prospectus and in any accompanying prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue preferred shares, they may be represented by ADSs. The underlying preferred shares represented by ADSs will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our preferred shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room. See “Available Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of one or more financial institutions or clearing systems, or their nominees, which we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. A financial institution or clearing system that we select for any security for this purpose is called the “depositary.” A security will usually have only one depositary which will act as the sole direct holder of the global security but it may have more. Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The prospectus supplement will not indicate whether your securities are represented by a master global security.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the special situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee (in the case of debt securities) will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor any trustee for our debt securities supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities issued under an indenture, if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 11 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. Each such indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

DESCRIPTION OF THE PREFERRED SHARES

The following description of our preferred shares is a summary of the material terms of our by-laws and Colombian corporate law regarding our preferred shares and the holders thereof. They may not contain all of the information that is important to you. To understand them fully, you should read our by-laws, copies of which are filed with the SEC as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2015, filed on April 22, 2016. The following description is qualified in its entirety by reference to our by-laws and applicable law.

References to “we”, “us”, or “our” in this section refer to Bancolombia S.A. only and not to the subsidiaries of Bancolombia S.A.

General

Our preferred shares have been approved for issuance from our authorized capital stock and are non-voting (except as described below), non-cumulative preferred shares. On March 31, 2016, there were 452,122,416 preferred shares outstanding. The Colombian Stock Exchange is the principal non-U.S. trading market for the preferred shares. As of December 31, 2015, the market capitalization for our preferred shares on the Colombian Stock Exchange was COP 9.76 billion. There are no official market makers or independent specialists in the Colombian Stock Exchange to assure market liquidity and, therefore, orders to buy or sell in excess of corresponding orders to sell or buy will not be executed. The Colombian Stock Exchange is relatively volatile compared to major world markets. The aggregate equity market capitalization of the Colombian Stock Exchange, as of December 31, 2015, was COP 278.68 billion, with 73 companies listed as of that date. A substantial portion of the trading on the Colombian Stock Exchanges consists of trading in debt securities.

Neither the registration of our preferred shares in the Registro Nacional de Valores y Emisores (the National Registry of Securities and Issuers) nor the approval of any public offer by the SFC should be understood as a rating or assumption of liability by the SFC with respect to us, the price, quality or the tradeability of the securities or of our solvency.

Registration and Transfer

The preferred shares are evidenced by a dematerialized global certificate held for custody by Deposito Centralizado de Valores de Colombia - Deceval S.A. (“Deceval”), in registered form without dividend coupons attached. We maintain a stock registry through Deceval and only those holders listed in that stock registry as holders of preferred shares are recognized by us as holders of preferred shares. Each registration or transfer of preferred shares will be effected only by the book entry record on such stock registry. Any such registration will be effected without charge to the person requesting such registration, but subject to payment by such person of any taxes, stamp duties or other governmental charges payable in connection therewith. The Bank of New York Mellon, which acts as depositary (the “depositary”) for our ADR facility, or the depositary’s nominee shall be the registered holder on behalf of beneficial owners of ADSs representing the preferred shares, which shall be deposited with Fiduciaria Bancolombia S.A. (formerly Fiducolombia S.A.), as agent of the depositary (the “custodian”).

In general, transfers of shares of listed companies in Colombia are required to be effected through the Colombian Stock Exchange. The following transfers, however, are not required to be effected through the Colombian Stock Exchange: (i) transfers between shareholders that have the same beneficial owner provided that such condition is evidenced to the SFC; (ii) transfers by operation of law (such as inheritance, liquidation of companies or judicial decisions, among others); (iii) transfers as payment in kind provided that a one year pre-existence of the payment obligation is evidenced to the SFC; and (iv) transfers whose amount do not exceed the value of 66,000 Unidades de Valor Real (or “UVRs”, a Colombian inflation-adjusted monetary index calculated by the board of directors of the Central Bank and generally used for pricing home-mortgage loans; as of March 31, 2016 approximately U.S.$5,128). Neither we nor the depositary will be liable for any failure to comply with the ownership limitation or failure to respond to any request for information to determine compliance with the ownership limitation.

Colombian securities regulations forbid a shareholder to pre-arrange transactions on shares of listed companies unless the pre-arrangement is disclosed publicly and to the SFC at least one month in advance.

Pursuant to Colombian Banking laws, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock without the prior authorization of the SFC.

Voting Rights

The holders of preferred shares are not entitled to receive notice of, attend or vote at any general shareholders’ meeting of holders of common shares except as described below.

The holders of preferred shares will be entitled to vote on the basis of one vote per share at any general shareholders’ meeting, whenever a shareholders vote is required on the following matters:

•	In the event that changes in our by-laws may impair the conditions or rights assigned to such preferred shares and when the conversion of such shares into common shares is to be approved.

•	When voting the anticipated dissolution, merger or transformation of the corporation or change of its corporate purpose.

•	When the preferred dividend has not been fully paid during two consecutive annual fiscal years. In this event, holders of such preferred shares shall retain their voting rights until the corresponding accrued dividends have been fully paid to them.

•	When the in kind payment of dividends in shares is subject to vote in the general shareholders’ meeting.

•	If at the end of a fiscal period, our profits are not enough to pay the minimum dividend and the SFC, by its own decision or upon petition of holders of at least ten percent (10%) of preferred shares, determines that benefits were concealed or shareholders were misled by our directors or officers with regard to benefits received from us, thus decreasing the profits to be distributed, then, the SFC may resolve that holders of preferred shares should participate with speaking and voting rights at the general shareholders’ meeting, in accordance with the terms established by law.

•	When the register of shares at the Colombian Stock Exchange or at the Registro Nacional de Valores y Emisores (the Colombian National Registry of Securities and Issuers or “RNVE”) is suspended or canceled. In this event, voting rights shall be maintained until the irregularities that resulted in such cancellation or suspension are resolved.

Except under certain of the conditions set forth above, holders of preferred shares are not entitled to vote for the election of directors or to influence our management policies.

The holders of preferred shares will not be entitled to receive notice from us of a general meeting of the holders of common shares unless they have the right to vote on any of the matters to be addressed at such meeting, as described above. Each holder of preferred shares shall have the right to vote individually on any of the matters on which the holders of preferred shares have voting rights.

In accordance with our by-laws, notice of meetings at which holders of preferred shares are entitled to vote shall be published in at least one daily newspaper with a wide circulation in Medellin, the city where we are domiciled, as is the case for any other shareholders’ meeting. We will cause a notice of any meeting at which holders of preferred shares are entitled to vote to be mailed to each record holder of preferred shares. Each such notice will include a statement setting forth (i) the date of the meeting, (ii) a description of any resolution to be proposed for adoption at the meeting on which the holders of preferred shares are entitled to vote and (iii) instructions for the delivery of proxies.

General shareholders’ meetings may be ordinary meetings or extraordinary meetings. Ordinary general shareholders’ meetings occur at least once a year during the three months after the end of the prior fiscal year. Extraordinary general shareholders’ meetings may take place when duly called for a specified purpose or purposes, or, without prior notice, when holders representing all outstanding shares entitled to vote on the issues presented are present at the meeting.

Quorum for both ordinary and extraordinary general shareholders’ meetings to be convened at first call requires the presence of two or more shareholders representing at least half plus one of the outstanding shares entitled to vote at the relevant meeting. If a quorum is not present, a subsequent meeting is called at which the presence of one or more holders of shares entitled to vote at the relevant meeting constitutes a quorum, regardless of the number of shares represented.

General meetings (whether ordinary or extraordinary) may be called by our board of directors, president or external auditor. In addition, two or more shareholders representing at least 20% of the outstanding shares have the right to request that a general shareholders’ meeting be convened. Notice of ordinary meetings and extraordinary meetings convened to approve fiscal year-end financial statements, the reduction of the outstanding capital, the merger, spin-off or sale of more than 25% of the assets, liabilities and contracts, must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 30 calendar days prior to such meeting. Notice of other extraordinary meetings must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 15 calendar days prior to such meeting listing the matters to be addressed at such meeting.

Except when Colombian law or our by-laws require a special majority, action may be taken at a general shareholders’ meeting by the vote of two or more shareholders representing a majority of common shares present. Pursuant to Colombian law and/or our by-laws, special majorities are required to adopt the following corporate actions:

•	a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting is required to approve the issuance of shares without preemptive rights available to the shareholders;

•	a favorable vote of at least 78% of common shares represented at a general shareholders’ meeting is required to decide not to distribute as dividend at least 50% of the annual net profits of any given fiscal year;

•	a favorable vote of at least 80% of the holders of common shares represented at a general shareholders’ meeting, and 80% of the holders of outstanding preferred shares is required to approve the payment dividend in shares; and

•	a favorable vote of at least 70% of the holders of common shares and of outstanding preferred shares is required to effect a decision to impair the conditions or rights established for such preferred shares, or a decision to convert preferred shares into common shares.

If the SFC determines that any amendment to the by-laws fails to comply with Colombian law, it may demand that the relevant provisions be modified accordingly. Under these circumstances, we will be obligated to comply in a timely manner.

Dividends

The holders of common shares, once they have approved the year-end financial statements, determine the allocation of distributable profits, if any, for the preceding year.

Under the Colombian Commercial Code, a company must distribute at least 50% of its annual net profits to all shareholders, payable in cash, or as determined by the shareholders, within a period of one year following the date on which the shareholders determine the dividends. If the total amount of all reserves of a company exceeds its outstanding capital, this percentage is increased to 70%. The minimum dividend requirement of 50% or 70%, as the case may be, may be waived by a favorable vote of the holders of 78% of a company’s common shares present at the meeting.

Under Colombian law and our by-laws, annual net profits are to be applied as follows:

•	first, an amount equivalent to 10% of net profits is allocated to the legal reserve until such reserve is equal to at least 50% of our paid-in capital;

•	second, payment of the minimum dividend on the preferred shares; and

•	third, allocation of the remainder of the net profits is determined by the holders of a majority of the common shares entitled to vote on the recommendation of the board of directors and the President and may, subject to further reserves required by the by-laws, be distributed as dividends.

Holders of preferred shares are entitled to receive dividends based on the profits of the preceding fiscal year, after canceling losses affecting the capital and once the amount that shall be legally set apart for the legal reserve has been deducted, but before creating or accruing for any other reserve, of a minimum preferred dividend equal to one percent (1%) yearly of the subscription price of the preferred share, provided this dividend is higher than the dividend assigned to common shares. If this is not the case, the dividend shall be increased to an amount that is equal to the per share dividend on the common shares. In accordance with Colombian law and our by-laws, the dividend received by holders of common shares may not be higher than the dividend paid to holders of preferred shares.

Payment of the preferred dividend shall be made at the time and in the manner established by the general shareholders’ meeting and in the priority indicated by Colombian law.

The general shareholders’ meeting may allocate a portion of the profits to welfare, education or civic services, or to support economic organizations of our employees.

The dividend payments may be made in installments which must be approved at the annual general shareholders’ meeting. Such general shareholders’ meeting will also determine the effective date, the system and the place for payment of dividends.

Dividends declared on the preferred shares will be payable to the record holders of those shares, as they appear on our stock registry, on the appropriate record dates as determined by the general shareholders’ meeting. Generally, any stock dividend payable by us to the holders of preferred shares will be paid in preferred shares. However, the general shareholders’ meeting may authorize the payment in common shares to all shareholders. Any in-kind dividend payable in shares requires the approval of 80% or more of the voting interest of the common shares present at a shareholders’ meeting and the approval of 80% or more of the voting interest of the outstanding preferred shares. In the event that the required majority is not obtained, shareholders may individually elect to receive a stock dividend or a cash dividend.

Liquidation Rights

We will be dissolved if certain events take place, including the following:

•	our term of existence, as stated in the by-laws, expires without being extended by the shareholders prior to its expiration date;

•	losses cause the decrease of our shareholders’ equity below 50% of our outstanding capital stock, unless one or more of the corrective measures described in the Colombian Commerce Code are adopted by a general shareholder’s meeting within six months;

•	by decision of the general shareholders’ meeting; and

•	in certain other events expressly provided for by Colombian law and our by-laws.

Upon dissolution, a liquidator must be appointed by the general shareholders’ meeting to wind up its affairs. In addition, the SFC has the power to take over the operations and assets of a commercial bank and proceed to its liquidation under certain circumstances and in the manner prescribed in the Financial Statute.

Upon liquidation, holders of fully paid preferred shares will be entitled to receive in pesos, out of the surplus assets available for distribution to shareholders, pari passu with any of the other shares ranking at that time pari passu with the preferred shares, an amount equal to the nominal value of those preferred shares before any distribution or payment may be made to holders of common shares or any other shares at that time ranking junior to the preferred shares with regard to participation in our surplus assets. If, upon any liquidation, assets that are available for distribution among the holders of preferred shares and liquidation parity shares are insufficient to pay in full their respective liquidation preferences, then those assets will be distributed among those holders pro-rata in accordance with the respective liquidation preference amounts payable to them.

Subject to the preferential liquidation rights of holders of preferred shares, all fully paid common shares will be entitled to participate equally in any distribution upon liquidation. Partially paid common shares must participate in a distribution upon liquidation in the same proportion that those shares have been paid at the time of the distribution.

To the extent there are surplus assets available for distribution after full payment to the holders of common shares of the nominal value of the common shares, the surplus assets will be distributed among all holders of shares of capital stock pro-rata in accordance with their respective holdings of shares.

Preemptive Rights and Other Anti-Dilution Provisions

Pursuant to the Colombian Commerce Code, we are allowed to have an amount of outstanding capital stock equal to or smaller than the authorized capital stock set out in our by-laws. Under our by-laws, the holders of common shares determine the amount of authorized capital stock, and the board of directors has the power to (a) order the issuance and regulate the terms of subscription of common shares up to the total amount of authorized capital stock and (b) regulate the issuance of preferred shares, when expressly delegated by the general shareholders’ meeting. The issuance of preferred shares must always be first approved by the general shareholders’ meeting, which shall determine the nature and extent of any privileges, according to the by-laws and Colombian law.

At the time a Colombian company is formed, its outstanding capital stock must represent at least 50% of the authorized capital. Any increases in the authorized capital stock or decreases in the outstanding capital stock must be approved by the majority of shareholders required to approve a general amendment to the bylaws. Pursuant to the Financial Statute, the SFC may order a commercial bank to increase its outstanding capital stock under certain special circumstances.

Our by-laws and Colombian law require that, whenever we issue new shares of any outstanding class, we must offer the holders of each class of shares the right to purchase a number of shares of such class sufficient to maintain their existing percentage ownership of our aggregate capital stock. These rights are called preemptive rights.

The general shareholders’ meeting may waive the preemptive rights with respect to a particular capital increase by a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting. Preemptive rights must be exercised within the period stated in the share placement terms, which cannot be shorter than 15 business days following the publication of the notice of the public offer of that capital increase nor greater than 3 months. Preemptive rights may be transferred separately from the corresponding shares during the subscription period on any given offering of shares, or during such other shorter period that we decide.

The SFC will authorize decreases in the outstanding capital stock decided by the holders of common shares only if:

•	we have no liabilities;

•	our creditors consent in writing; or

•	the outstanding capital stock remaining after the reduction represents at least twice the amount of our liabilities.

Other Provisions

Limits on the Issuance of Shares with Preferred Dividends and No Voting Rights

Preferred shares may not represent more than 50% of the outstanding capital.

Limits on Purchases and Sales of Capital Stock by Related Parties

Pursuant to the Colombian Commerce Code, the members of our board of directors and senior officers may not, directly or indirectly, buy or sell shares of our capital stock while they hold their positions, unless they obtain the prior approval of the board of directors passed with the vote of two thirds of its members (excluding, in the case of transactions by a director, such director’s vote), and the transaction is made for non-speculative reasons.

No Redemption by Bancolombia

Pursuant to the Financial Statute, we are prohibited from repurchasing shares of our capital stock, including the preferred shares.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following description of American Depositary Receipts evidencing American Depositary Shares is applicable to any international offering of preferred shares represented by American Depositary Shares and evidenced by ADRs.

On March 31, 2016, there were 452,122,416 preferred shares outstanding. A total of 209,986,616 preferred shares, representing 46.44% of all outstanding preferred shares, were directly held by the depositary in the United States (ADR Program). Because certain of the preferred shares and ADSs are held by nominees, the number of record holders may not be representative of the number of beneficial owners. A beneficial owner includes anyone who has the power to receive the economic benefit of ownership of the securities. ADRs evidencing ADSs are deliverable by The Bank of New York Mellon, as depositary pursuant to the deposit agreement, dated as of July 25, 1995 and amended and restated as of January 14, 2008, entered into by Bancolombia, the depositary and the owners and beneficial owners from time to time of ADRs (the “deposit agreement”), pursuant to which the ADSs are issued. Copies of the deposit agreement are available for inspection at the Corporate Trust Office of the depositary (the “Corporate Trust Office”), currently located at 111 Sanders Creek Parkway, East Syracuse, New York 13057, and at the office of the custodian, currently located at Carrera 48 # 26–85, Medellin, Colombia or Calle 31 # 6-39, Bogota, Colombia. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286. The deposit agreement is also an exhibit to the registration statement of which this prospectus is a part.

The following is a summary of material provisions of the deposit agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the deposit agreement, including the form of ADR which is an exhibit to the deposit agreement. Terms used herein and not otherwise defined will have the meanings set forth in the deposit agreement. ADRs evidencing ADSs are issuable pursuant to the deposit agreement. Each ADS represents four preferred shares or evidences the right to receive four preferred shares (together with any additional shares of preferred stock at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement, the “deposited securities”). Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as owners.

Restrictions Regarding Foreign Investment in Colombia

The following includes a very brief summary of certain restrictions on foreign investment in Colombia and does not purport to be complete.

Colombia’s International Investment Statute, Part 17 of Decree 1068 of 2015, as amended (the “International Investment Statute”) regulates the manner in which nonresident entities and individuals can invest in Colombia and participate in the Colombian securities markets. Among other requirements, the statute mandates registration of certain foreign exchange transactions with the Central Bank of Colombia (the “Central Bank”) and specifies procedures to authorize and administer certain types of foreign investments. International investments are regulated by the Central Bank by means of External Resolution 8 of 2000 and External Circular DCIN 83, both as amended, setting forth in detail regulation and procedures regarding foreign investment in Colombia.

Investors who wish to participate in our ADR facility and hold our ADRs will be required to submit to the custodian of the ADR facility certain information and comply with certain registration procedures required under the foreign investment regulations in connection with foreign exchange controls regarding currency conversion (generally COP/USD, related to the foreign investment). Holders of ADRs who wish to withdraw the underlying preferred shares will also have to comply with certain registration and reporting procedures. See “Description of American Depositary Receipts—Deposit, Transfer and Withdrawal.” Under the foreign investment regulations, the failure of a non-resident investor to report or register with the Central Bank foreign exchange transactions relating to investments in Colombia on a timely basis may prevent the investor from obtaining remittance rights, constitute an exchange control infraction and result in a fine.

Approval was obtained from the SFC for the depositary facility established for the ADSs pursuant to the deposit agreement (and the agreement between the depositary and the custodian referenced therein) as an institutional fund pursuant to the International Investment Statute. .. In addition, the SFC authorized the initial and subsequent deposits of preferred shares with the custodian for the purpose of issuing ADSs, as described below. Under such law, the custodian acts as the local administrator of such fund and has certain reporting obligations to the Central Bank and to the SFC.

Deposit, Transfer and Withdrawal

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the custodian of preferred shares (or evidence of rights to receive preferred shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the custodian, the depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, execute and deliver an ADR or ADRs, registered in the name or names of the person or persons named in the notice of the custodian delivered to the depositary or requested by the person depositing such preferred shares with the depositary. Such ADR or ADRs shall evidence any authorized number of ADSs requested by such person or persons and shall be executed and delivered at the depositary’s Corporate Trust Office. Each deposit must be accompanied by a written notice describing the price paid for the preferred shares being deposited (including any commissions paid to a securities broker in Colombia) in order to enable the custodian to comply with the foreign exchange regulations of the Central Bank with respect to the fund or such other matters as may be required from time to time under applicable Colombian law.

Pursuant to the Financial Statute, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock without the prior authorization of the SFC.

Upon surrender at the Corporate Trust Office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees of the depositary for the surrender of ADRs, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our by-laws and the terms of the deposited securities, the owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of deposited securities at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the owner. Any non-resident owner or beneficial owner requesting withdrawals of preferred shares or other deposited securities upon surrender of ADRs must deliver to the depositary a written notice specifying either that those preferred shares or other deposited securities:

•	have been or are to be sold in Colombia simultaneously with such withdrawal of the preferred shares or other deposited securities; or

•	are to be held by such owner or beneficial owner, or to its order, without sale, in which case such owner or beneficial owner must acknowledge its obligations to register its investment under the foreign investment regulations, if applicable, and make the required foreign exchange report to the Central Bank.

Such non-resident withdrawing owner or beneficial owner must also deliver or cause to be delivered to the Central Bank a written notice relating to the sales price realized (net of sales commissions paid or payable to a Colombian securities broker) in respect of the sale of preferred shares (or other deposited securities, as the case may be) and such other certifications as may be required from time to time under applicable Colombian law.

A non-resident owner or beneficial owner who withdraws preferred shares or other deposited securities to or for its or his own account or the account of a nonresident third party and who does not sell or cause to be sold such preferred shares or other deposited securities in Colombia simultaneously with such withdrawal will be subject to the foreign investment regulations and will be required individually to comply with one of the authorized forms of foreign investment in securities of Colombian issuers described below:

•	investment through an institutional fund; or

•	investment through an individual fund.

Such owner, beneficial owner or third party may be required to register its foreign capital investment in the preferred shares (i.e., the purchase price of preferred shares plus any securities brokerage commissions paid to Colombian brokers) deposited pursuant to the terms of the deposit agreement by or on behalf of such owner or beneficial owner, or the purchase price of ADSs, if ADSs were purchased from a prior owner or beneficial owner thereof, with the Central Bank, in accordance with the requirements of the exchange declaration used.

Non-resident owners or beneficial owners should consult with their investment advisers prior to any withdrawal of preferred shares in the event that such securities may not be sold or held by such owner or beneficial owner in Colombia at the time of such withdrawal. Neither we, the depositary nor the custodian will have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any owner or beneficial owner relating to its obligations under the foreign investment regulations or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of preferred shares or other deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of the foreign investment regulations prior to such withdrawal or any failure to report foreign exchange transactions to the Colombian Central Bank, as the case may be. In addition, the deposit agreement provides that the owner or beneficial owner will be responsible for the report of any false information relating to foreign exchange transactions to the custodian or the Central Bank in connection with deposits or withdrawals of preferred shares or other deposited securities.

Subject to the terms and conditions of the deposit agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADRs prior to the receipt of preferred shares (a “pre-release”) and deliver shares upon the receipt and cancellation of ADRs which have been pre-released, whether or not such cancellation is prior to the satisfaction of that pre-release or the depositary knows that any ADR has been prereleased.

The depositary may receive ADRs in lieu of preferred shares in satisfaction of a pre-release. Each pre-release must be:

•	preceded or accompanied by a written representation from the person to whom the ADRs or preferred shares are to be delivered that such person, or its customer, beneficially owns the preferred shares or ADRs to be remitted, as the case may be, and assigns all beneficial right, title, and interest in such preferred shares or ADRs to the depositary;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

Dividends, Other Distributions and Rights

Subject to any restrictions imposed by Colombian law, regulations or applicable permits, the depositary is required, as promptly as practicable:

•	to convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including pesos (“Foreign Currency”), that it receives in respect of the deposited preferred shares; and

•	to distribute, as promptly as practicable, the resulting U.S. dollar amount (net of reasonable and customary expenses incurred by the depositary in converting such Foreign Currency) to the owners entitled thereto, in proportion to the number of ADSs representing such deposited securities evidenced by ADRs held by them, respectively.

If the depositary determines that in its judgment any Foreign Currency received by the depositary or the custodian cannot be converted on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the depositary, the depositary may distribute the Foreign Currency received by the depositary or the custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be distributed to some of the owners entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and may distribute the balance of the foreign currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the owners entitled thereto.

If we declare a dividend in, or free distribution of, preferred shares, the depositary may, and will if we request, distribute to the owners of outstanding ADRs entitled thereto additional ADRs evidencing an aggregate number of ADSs that represents the amount of preferred shares received as such dividend or free distribution, in proportion to the number of ADSs evidenced by the ADRs held by them, subject to the terms and conditions of the deposit agreement with respect to the deposit of preferred shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of preferred shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional preferred shares distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional preferred shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available in U.S. dollars to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all owners or to certain owners but not to other owners, the depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

In circumstances in which rights would not otherwise be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that:

•	we have elected in our sole discretion to permit such rights to be exercised; and

•	such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

Upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of the preferred shares to be received in exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the preferred shares, and we will cause the preferred shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the preferred shares so purchased to be deposited, and will execute and deliver ADRs to such owner, pursuant to the deposit agreement.

The depositary will not offer rights to owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act; provided, that nothing in the deposit agreement will create, or be construed to create, any obligation on our part to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an owner of ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Bancolombia upon which the depositary may rely that such distribution to such owner is exempt from such registration. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner in particular.

Although Colombian law permits preemptive rights to be transferred separately from the preferred shares to which such rights relate, a liquid market for preemptive rights may not exist, and this may adversely affect the amount the depositary would realize upon disposal of rights.

Whenever the depositary receives any distribution other than cash, preferred shares or rights in respect of the deposited securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to owners or beneficial owners) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the depositary) will be distributed by the depositary to the owners entitled thereto as in the case of a distribution received in cash.

If the depositary determines that any distribution of property (including preferred shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of ADSs held by them, respectively.

Changes Affecting Deposited Preferred Shares

Upon any change in nominal or par value, stock split, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities which shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of deposited securities will be treated as new deposited securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may, and will, if we so request, execute and deliver additional ADRs as in the case of a distribution in preferred shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Record Dates

Whenever:

•	any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made;

•	rights shall be issued with respect to the deposited securities;

•	for any reason the depositary causes a change in the number of preferred shares that are represented by each ADS;

•	the depositary shall receive notice of any meeting of holders of preferred shares or other deposited securities; or

•	the depositary shall find it necessary or convenient,

the depositary will fix a record date

•	for the determination of the owners who will be (A) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (B) entitled to give instructions for the exercise of voting rights at any such meeting; or

•	on or after which each ADS will represent the changed number of preferred shares, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

Holders of preferred shares, and consequently holders of ADS, have very limited voting rights. See “Description of the preferred shares—Voting Rights”.

In the event holders of preferred shares are entitled to vote, upon receipt of notice of any meeting or solicitation of consents or proxies of holders of preferred shares or other deposited securities, if requested in writing by us, the depositary will, as soon as practicable thereafter, mail to all owners a notice, the form of which notice will be in the sole discretion of the depositary, containing:

•	the information included in such notice of meeting received by the depositary from us;

•	a statement that the owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Colombian law and of our by-laws, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the amount of preferred shares or other deposited securities represented by their respective ADSs; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of an owner on such record date, received on or before the date established by the depositary for such purpose, the depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of preferred shares or other deposited securities represented by the ADSs evidenced by such ADRs in accordance with the nondiscretionary instructions set forth in such request. The depositary will not vote or attempt to exercise the right to vote that attaches to the preferred shares or other deposited securities other than in accordance with such instructions. If the depositary does not receive instructions from the owner on or before the date established by the depositary for such purpose, the depositary shall take such action as is necessary, upon our request, subject to applicable law, the by-laws and the terms and conditions of the deposited securities, to cause the underlying preferred shares to be counted for purposes of satisfying applicable quorum requirements.

There can be no assurance that the owners generally or any owner in particular will receive the notice described above sufficiently prior to the date established by the depositary for the receipt of instructions to ensure that the depositary will in fact receive such instructions on or before such date.

Reports and Other Communications

The depositary makes available for inspection by ADR owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both:

•	received by the depositary as the holder of the preferred shares or other deposited securities; and

•	made generally available to the holders of such preferred shares or other deposited securities by us.

The depositary will also send to the owners copies of such reports and communications furnished by us pursuant to the deposit agreement. Any such reports and communications including any proxy soliciting material furnished to the depositary by us will be furnished in English when so required pursuant to any regulations of the SEC.

Amendment and Termination of the Deposit Agreement

The form of ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which they may deem necessary or desirable without the consent of the owners of ADRs; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which otherwise prejudices any substantial existing right of ADR owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment given to the owners of outstanding ADRs. Every owner of an ADR, at the time any amendment becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will such amendment impair the right of the owner or any ADR to surrender such ADR and receive therefor the preferred shares or other deposited securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADRs outstanding if, at any time after 90 days have expired after the depositary will have delivered to us a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADRs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter shall discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the deposited securities, the sale of rights and other property and the delivery of underlying preferred shares or other deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fees of the depositary for the surrender of an ADR and other expenses set forth in the deposit agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the depositary may sell the deposited securities then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro-rata benefit of the owners that have not theretofore surrendered their ADRs, such owners thereupon becoming general creditors of the depositary with respect to such proceeds. After making such sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the depositary and other expenses set forth in the deposit agreement for the surrender of an ADR and any applicable taxes or other governmental charges).

Charges of Depositary

The depositary will charge any party depositing or withdrawing preferred shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited securities or a distribution of ADRs pursuant to the deposit agreement) where applicable:

•	taxes and other governmental charges,

•	such registration fees as may from time to time be in effect for the registration of transfers of ADSs generally on the ADS register of the issuer or foreign registrar and applicable to transfers of ADSs to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals,

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement,

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement,

•	a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of ADRs pursuant to the deposit agreement, and the surrender of ADRs pursuant to the deposit agreement,

•	a fee of $1.50 or less per certificate for an ADR or ADRs for transfers made pursuant to the deposit agreement, and

•	a fee for, and deducted from, the distribution of proceeds of the sale of rights pursuant to the deposit agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of ADSs received upon the exercise of such rights, but which rights are instead sold and the proceeds of such sale distributed by the depositary to owners.

The depositary, pursuant to the deposit agreement, may own and deal in any class of securities issued by us and our affiliates and in ADRs.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADR of any deposited securities represented by the ADSs evidenced by such ADR, such tax or other governmental charge will be payable to the owner or beneficial owner of such ADR to the depositary. The depositary may refuse to effect any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the owner or beneficial owner thereof any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner or beneficial owner of such ADR will remain liable for any deficiency.

General

Neither the depositary nor we nor any of our respective directors, employees, agents or affiliates will be liable to any owner or beneficial owner of ADRs, if by reason of any provision of any present or future law or regulation of the United States, Colombia or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of our by-laws, or by reason of any provision of any securities issued or distributed by us, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary or us or any our respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided will be done or performed; nor will the depositary or us incur any liability to any owner or beneficial owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any set or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement. Where, by the terms of a distribution pursuant to the deposit agreement, or an offering or distribution pursuant to the deposit agreement, or for any other reason, such distribution or offering may not be made available to owners, and the depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the depositary will not make such distribution or offering, and will not allow the rights, if applicable, to lapse.

Neither we nor the depositary assumes any obligation, nor we or the depositary will be subject to any liability under the deposit agreement to owners or beneficial owners of ADRs, except that we and the depositary agree to perform our respective obligations specifically set forth under the deposit agreement without negligence or bad faith.

The ADRs are transferable on the books of the depositary, provided, that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or upon our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any deposited securities, the depositary, the custodian or the registrar may require payment from the person representing the ADR or the depositor of the preferred shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock, transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to preferred shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, preferred shares until it has received such proof of citizenship or residence, exchange control approval, approval or registration under the foreign investment regulations or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when our or the depositary’s transfer books are closed or if any such action is deemed necessary or advisable by us or the depositary, at any time or from time to time.

The depositary keeps books, at its Corporate Trust Office, for the registration and transfer of ADRs, which at all reasonable times is open for inspection by the owners, provided, that such inspection is not for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

The depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the depositary.

DESCRIPTION OF THE RIGHTS TO SUBSCRIBE PREFERRED SHARES

We may issue rights to subscribe for our preferred shares in order to comply with the requirements described under “Description of the Preferred Shares—Preemptive Rights and Other Anti-dilution Provisions.”

The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Colombian income tax considerations applicable to holders of the rights to subscribe for our preferred shares.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us or a selling security holder as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a preemptive rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the prospectus supplement.

The securities we or selling security holders distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell, or selling security holders may resell, securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell, or selling security holders may resell, securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We or any selling security holder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or any selling security holders may pay for soliciting these contracts.

We or any selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations set out by the Financial Industry Regulatory Authority.

VALIDITY OF THE SECURITIES

The validity of the securities and other matters governed by Colombian law will be passed upon for us by Brigard & Urrutia S.A.S., our Colombian counsel, and for any underwriters or agents by Colombian counsel named in the applicable prospectus supplement. The validity of New York law-governed debt securities we may issue will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Washington, D.C., our U.S. counsel, and for any underwriters or agents by counsel names in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard & Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, according to which the Supreme Court of Justice of Colombia will verify the existence of a treaty relating to the recognition of foreign judgments between Colombia and the country of origin of the judgment, or in the absence of a treaty, reciprocity in the recognition of judgments between Colombia and the country of origin of the judgment, and that the following requirements have been observed:

•	the foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed and does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

•	the foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly certified and authenticated copy of the judgment has been presented to a competent court in Colombia;

•	the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

•	no proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties; and

•	in the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action.

•	the Supreme Court of Justice of Colombia is provided with a final and duly certified copy of the judgment and a translation thereof to Spanish.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

As of today, neither this prospectus, nor the accompanying prospectus supplement, nor the documents incorporated by reference into this prospectus, nor any documents in connection therewith, are subject to arbitration.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

As of the enactment of Law 1563 of 2012, in force as of October 13, 2012, international arbitration awards issued by arbitral tribunals sitting in Colombia are not subject to exequatur or recognition proceedings.

Recognition of international arbitration awards may only be denied pursuant to the cases described in article 112 of Law 1563 of 2012:

When it is proved by the party against which recognition is sought that:

•	the party to the agreement was, under the law applicable to it, under some incapacity, or the said agreement is not valid under the law to which the parties have subjected it or, if failing indication thereon, under the law of the country where the award was issued; or

•	the party against whom the award is invoked was not given proper notice of the appointment of an arbitrator or of the initiation of the arbitration proceeding or was otherwise unable to present its rights in the case; or

•	the award deals with a difference not contemplated within the terms of the submission to arbitration or it contains decisions on matters beyond the scope of the submission to arbitration (if the decisions on matters submitted to arbitration can be separated from those not submitted, the first may be recognized and enforced); or

•	the composition of the arbitral authority or the arbitral procedure was not in accordance with the agreement of the parties, or, failing such agreement, was not in accordance with the law of the country where the arbitration took place; or

•	the award has not become binding for the parties or was annulled or suspended by an authority of the country in which the award was issued; or

when the competent judicial authority proves that:

•	in accordance with Colombian law, the matter subject to arbitration is not capable of arbitration; or

•	the recognition or enforcement of the award would be contrary to Colombian public policy.

Filing an annulment petition against an arbitral award before Colombian Courts does not suspend nor result in a stay in the enforcement of the award.

The above events are similar to the ones regulated in articles V and VI of the New York Convention.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Bancolombia S.A.

Debt Securities

Preferred Shares

American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

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